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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Oshkosh Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Oshkosh Corporation

December 13, 2013

Dear Fellow Oshkosh Corporation Shareholder:

              We would like to extend a personal invitation for you to join us at our Annual Meeting of Shareholders on Tuesday, February 4, 2014 at 8:00 a.m. (Central Standard Time) at the Oshkosh Convention Center, 2 North Main Street, Oshkosh, Wisconsin 54901.

              Your Board of Directors is recommending a highly qualified, experienced and diverse slate of director nominees for election to our Board of Directors at the Annual Meeting. At the Annual Meeting, we will ask you to: (1) elect eleven directors; (2) ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2014; (3) approve, by advisory vote, the compensation of our named executive officers; (4) vote against a shareholder proposal relating to accelerated vesting of equity awards upon a change in control if properly presented at the Annual Meeting; and (5) take action upon any other business as may properly come before the Annual Meeting.

              Your management team will provide a business review at the Annual Meeting, including an update on the progress we have made on the execution of our MOVE strategy as we continue to target earnings per share from continuing operations of $4.00 - $4.50 by fiscal 2015. We also will answer your questions.

              The accompanying materials include the Notice of Annual Meeting of Shareholders and Proxy Statement. The Proxy Statement provides background on the business that we will conduct at the Annual Meeting, as well as further information about our company. We ask that you consider this information when you vote your shares.

              We are furnishing our proxy materials to our shareholders over the Internet. This process expedites the delivery of proxy materials, maintains convenient access to the proxy materials by our shareholders, and provides clear instructions for receiving proxy materials and voting your shares. It is also friendly to the environment.

              On December 13, 2013, we mailed to our shareholders the Notice of Internet Availability of Proxy Materials. This Notice includes complete instructions for our shareholders' use of this process. Specifically, the Notice contains instructions on how to access our 2013 Proxy Statement and 2013 Annual Report and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how our shareholders may (i) receive a paper copy of the Proxy Statement and Annual Report, if they received only a Notice of Internet Availability of Proxy Materials this year, or (ii) elect to receive their Proxy Statement and Annual Report only over the Internet, if they received them by mail this year.

              It is important that your shares are represented at the Annual Meeting. You may vote your shares over the Internet at the website identified in the Notice of Internet Availability of Proxy Materials or via the toll-free telephone number identified in the Notice of Internet Availability of Proxy Materials. If you received a paper copy of the proxy card by mail, you may sign and date the proxy card and return it by mail in the envelope provided. The Notice of Internet Availability of Proxy Materials contains instructions for use of all three methods of voting.

Sincerely,

Richard M. Donnelly Chairman of the Board	Charles L. Szews Chief Executive Officer

Oshkosh Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

December 13, 2013

              The 2014 Annual Meeting of Shareholders of Oshkosh Corporation will be held at the Oshkosh Convention Center, 2 North Main Street, Oshkosh, Wisconsin 54901 on Tuesday, February 4, 2014 at 8:00 a.m. (Central Standard Time) for the following purposes:

    1.
    To elect eleven directors;

    2.
    To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2014;

    3.
    To approve, by advisory vote, the compensation of our named executive officers;

    4.
    To vote on a shareholder proposal relating to accelerated vesting of equity awards upon a change in control, if properly presented at the Annual Meeting; and

    5.
    To consider and act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

              Only Oshkosh Corporation shareholders of record at the close of business on December 10, 2013, are entitled to vote at the Annual Meeting.

              Your vote is very important. Even if you plan to attend the Annual Meeting, we request that you read the accompanying Proxy Statement and vote your shares as soon as possible either over the Internet or via the toll-free telephone number as we describe in the accompanying materials and the Notice of Internet Availability of Proxy Materials. If you received a paper copy of the proxy card by mail, you may sign and date the proxy card and return it by mail in the envelope provided. No postage is necessary if mailed in the United States in the envelope provided. Voting over the Internet, via the toll-free telephone number or mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting.

By Order of the Board of Directors,

Bryan J. Blankfield
Executive Vice President, General Counsel and Secretary
Oshkosh Corporation
2307 Oregon Street
Oshkosh, WI 54903-2566

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PROXY STATEMENT

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General Information About the Annual Meeting and Voting

Q&A — Annual Meeting and Voting Procedures

    Q:
    Why am I receiving these materials?

    A:
    This Proxy Statement relates to the solicitation by our Board of Directors of proxies to be voted at our 2014 Annual Meeting of Shareholders for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments or postponements of the Annual Meeting. We mailed our Notice of Internet Availability of Proxy Materials and we are making available this Proxy Statement on December 13, 2013 to all Oshkosh shareholders of record as of the close of business on December 10, 2013, the record date for voting at the Annual Meeting. We will hold the Annual Meeting on Tuesday, February 4, 2014 at 8:00 a.m. (Central Standard Time) at the Oshkosh Convention Center, 2 North Main Street, Oshkosh, Wisconsin 54901.

    Q:
    What proposals are to be presented at the Annual Meeting?

    A:
    The purpose of the Annual Meeting is to (1) elect eleven directors; (2) ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2014; (3) approve, by advisory vote, the compensation of our named executive officers; (4) vote on a shareholder proposal relating to accelerated vesting of equity awards upon a change in control, if properly presented at the Annual Meeting; and (5) take action upon any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    Q:
    Who can attend the Annual Meeting?

    A:
    The Annual Meeting is for our shareholders and invited guests. You may vote shares that you hold in your name as the shareholder of record in person at the Annual Meeting. You may vote shares that you hold beneficially in street name in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting. If your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, please contact your broker or other agent so that you follow the appropriate procedure.

    Q:
    Who is entitled to vote?

    A:
    All shareholders of record of our Common Stock as of the close of business on December 10, 2013, the record date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. On the record date, 84,692,089 shares of Common Stock were outstanding and entitled to vote.

    Q:
    How do I determine the number of votes I have?

    A:
    Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. The Notice of Internet Availability of Proxy Materials you received indicates the number of shares of Common Stock that you own in the specific account identified in the Notice of Internet Availability of Proxy Materials.

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PROXY STATEMENT

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    Q:
    What constitutes a quorum for the Annual Meeting?

    A:
    To carry on the business of the Annual Meeting, a minimum number of shares of Common Stock, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding shares of our Common Stock. This majority may be present in person or by proxy. Abstentions and "broker non-votes" (when a broker has delivered a proxy but it does not have authority to vote on the proposal in question) are counted as present in determining whether or not there is a quorum.

    Q:
    How many votes are required to pass each of the proposals?

    A:
    Proposal 1: Election of Directors. The eleven nominees for director who receive the most votes of all votes cast for directors will be elected. Abstentions, votes withheld and broker non-votes will not constitute "votes cast." We have a form of majority voting for director elections. In the absence of a contested election, pursuant to the majority voting provisions of our By-Laws, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election must promptly tender his or her resignation to the Chairman of the Board. The Governance Committee of our Board of Directors (or, under certain circumstances, another committee appointed by the Board) will promptly consider that resignation and will recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of the Annual Meeting. Within four days of the Board's decision, we must disclose the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

    Proposal 2: Ratification of the appointment of Deloitte & Touche LLP. The votes cast "for" must exceed the votes cast "against" to approve the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending September 30, 2014. Abstentions do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."

    Proposal 3: Advisory vote on executive compensation. The votes cast "for" this proposal must exceed the votes cast "against" to approve, by advisory vote, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."

    Proposal 4: Shareholder Proposal relating to accelerated vesting of equity awards upon a change in control. The votes cast "for" the proposal must exceed the votes cast "against" the proposal for the shareholder proposal to pass. Abstentions and broker non-votes do not constitute a vote "for" or "against" the proposal and will be disregarded in the calculation of "votes cast."

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PROXY STATEMENT

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    Q:
    Who is soliciting my vote?

    A:
    In this Proxy Statement, our Board is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting. Giving us your proxy means that you authorize the proxy holders identified on the proxy card to vote your shares at the Annual Meeting in the manner you direct. You may vote for all, some or none of our director nominees. You may also abstain from voting. If you sign and return a proxy card by mail but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of our Board, including in favor of our Board's nominees for election to the Board. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies on the proxy card will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

    Q:
    How does our Board recommend shareholders vote?

    A:
    Our Board unanimously recommends that you vote:

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    FOR the election of the following eleven individuals nominated by our Board for election as directors: Richard M. Donnelly, Peter B. Hamilton, Kathleen J. Hempel, Leslie F. Kenne, Stephen D. Newlin, Craig P. Omtvedt, Duncan J. Palmer, John S. Shiely, Richard G. Sim, Charles L. Szews and William S. Wallace;

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    FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2014;

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    FOR the proposal to approve the compensation of our named executive officers; and

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    AGAINST the shareholder proposal relating to accelerated vesting of equity awards upon a change in control.

    Q:
    Will my shares be voted if I do nothing?

    A:
    If you are a shareholder of record, you must submit your proxy by telephone or Internet, sign and return a proxy card, or attend the Annual Meeting in person for your shares to be voted. If you are a beneficial owner of shares and your shares are held in "street name," your bank, broker, trustee or nominee will not be able to vote your shares at the Annual Meeting on "non-routine matters," as defined by the New York Stock Exchange, unless you instruct them as to how you want your shares to be voted. The New York Stock Exchange currently considers only the ratification of the appointment of Deloitte & Touche LLP as our company's independent registered public accounting firm for fiscal 2014 to be a routine matter. If your shares are held in street name, your broker, bank or nominee has provided you the Notice of Internet Availability of Proxy Materials and a voting instruction form. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form to ensure that your shares are represented and voted at the Annual Meeting.

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PROXY STATEMENT

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    Q:
    What is the difference between a shareholder of record and a beneficial owner of shares?

    A:
    If your Common Stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a "shareholder of record" with respect to those shares. If this is the case, the Notice of Internet Availability of Proxy Materials has been provided directly to you.

    If your Common Stock is held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, the Notice of Internet Availability of Proxy Materials and a voting instruction form should have been provided to you by your brokerage firm, bank or other nominee, or their agent, which is considered the shareholder of record with respect to these shares. As a beneficial holder, you have the right to direct your bank, broker, trustee or nominee on how to vote the shares.

    Q:
    How do I vote?

    A:
    On December 13, 2013, we mailed our Notice of Internet Availability of Proxy Materials, which includes instructions for accessing our 2013 Proxy Statement and our 2013 Annual Report, as well as instructions for our shareholders to vote over the Internet, via a toll-free telephone number or by mail by signing, dating and returning a paper proxy card. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the Annual Meeting the opportunity to vote their shares, whether or not they attend the meeting in person. You can vote in one of the following ways:

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    Via the Internet — Shareholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability of Proxy Materials or in the voting instruction form sent to them by their bank, broker, trustee or nominee. The Internet procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Internet voting facilities for shareholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

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    By Telephone — Shareholders can vote their shares by a toll-free telephone number by following the instructions provided in the Notice of Internet Availability of Proxy Materials or in the voting instruction form sent to them by their bank, broker, trustee or nominee. The telephone voting procedures are designed to authenticate a shareholder's identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. Telephone voting for shareholders of record is available 24 hours a day. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

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    By Mail — Shareholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted.

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PROXY STATEMENT

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        Shareholders who are beneficial owners who have received a voting instruction form from their bank, broker, trustee or nominee may return the voting instruction form by mail as set forth on the form.

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      In Person — Shares held in your name as the shareholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares at the Annual Meeting. You will need to bring such proxy to the Annual Meeting for review by the inspector of election. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy using one of the methods described above. Directions to the Annual Meeting are available at: www.proxyvote.com.

    Q:
    If I vote multiple times, what determines which vote is counted?

    A:
    If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the inspector of election will be counted, and each previous vote will be disregarded.

    If you receive more than one Notice of Internet Availability of Proxy Materials, it may mean that you hold shares of Oshkosh Common Stock in more than one account. To vote in accordance with the Board's recommendations, you must vote using one of the methods described above for EACH account in which you hold shares.

    Q:
    How can I revoke my proxy?

    A:
    If you are a shareholder of record, you can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can vote by telephone or Internet at a later date; (2) you can execute and deliver a valid proxy with a later date; (3) you can notify our Secretary in writing at Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566 that you have revoked your proxy; or (4) you can vote in person by written ballot at the Annual Meeting.

    If you are a beneficial owner of your shares and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with that entity's procedures, or you can vote in person at the Annual Meeting with a legal proxy form from the entity that holds your shares giving you the right to vote the shares. If you vote the same shares by more than one method or vote multiple times with respect to the same shares using the same method, only the last-dated vote that is received will be counted, and each previous vote will be disregarded.

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PROXY STATEMENT

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    Q:
    How do I vote if I am an employee participating in the Oshkosh Corporation Employee Stock Purchase Plan?

    A:
    If you are an employee of Oshkosh Corporation or one of our subsidiaries and participate in our Employee Stock Purchase Plan, the Notice of Internet of Availability of Proxy Materials that you received indicates the aggregate number of shares of Common Stock credited to your account under that Plan as of December 10, 2013, the record date for voting at the Annual Meeting. If you timely submit a proxy via the Internet, by telephone or by mail, your shares will be voted as you direct.

    Q:
    Who counts the votes?

    A:
    The independent inspector of election will tabulate the votes cast at the Annual Meeting.

Additional Information Regarding the Annual Meeting

Additional Matters to Come Before the Annual Meeting

              Pursuant to our By-Laws, a shareholder who intended to make a qualifying nomination for election to our Board of Directors or to present business, other than a shareholder's proposal pursuant to Rule 14a-8, at the Annual Meeting was required to submit written notice that our Secretary received by October 30, 2013. We did not receive any such nominations, and no other nominations for election to our Board may be made by shareholders at the Annual Meeting, and we did not receive notice of any other business. Management knows of no matters other than those stated that are likely to be brought before the Annual Meeting. However, in the event that any other matter shall properly come before the Annual Meeting, it is the intention of the persons named in the forms of proxy to vote the shares represented by each such proxy in accordance with their judgment on such matters.

Shareholders Intending to Present Business at the 2015 Annual Meeting

  Shareholder Proposals

              All shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (Rule 14a-8) for presentation at the 2015 Annual Meeting must be received at our offices located at P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, by August 15, 2014 for inclusion in the proxy statement for our 2015 Annual Meeting.

  Shareholder Director Nominations; Other Business

              A shareholder who intends to present business, other than a shareholder's proposal pursuant to Rule 14a-8, or nominate a director at the 2015 Annual Meeting must comply with the requirements set forth in our By-Laws. Among other things, a shareholder must give written notice to our Secretary not less than 45 days and not more than 70 days prior to the first anniversary of the date on which we first made the proxy materials for our 2014 Annual Meeting available to shareholders. Therefore, since we are making this Proxy Statement available on December 13, 2013, we must receive notice of a shareholder's intent to present business, other than pursuant to Rule 14a-8, or nominate a director at the 2015 Annual Meeting no sooner than October 4, 2014, and no later than October 29, 2014.

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PROXY STATEMENT

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              If the notice is received after October 29, 2014, then we are not required to present such proposal at the 2015 Annual Meeting because the notice will be considered untimely. If our Board of Directors chooses to present such a shareholder's proposal submitted after October 29, 2014 at the 2015 Annual Meeting, then the persons named in proxies solicited by our Board of Directors for the 2015 Annual Meeting may exercise discretionary voting power with respect to such proposal.

              The Governance Committee will consider individuals recommended by shareholders for nomination as a director for available seats on our Board if the shareholder complies with the additional procedures for recommendations described under "Governance of the Company — Governance Committee."

Delivery of Proxy Materials

              As described in the Notice of Internet Availability of Proxy Materials that you received, the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2013 Annual Report to Shareholders are available online at www.proxyvote.com.

              Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by calling or writing Ms. Margaret Wacholtz, Oshkosh Corporation, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566, (920) 235-9151 ext. 22889.

Proxy Solicitation Matters

              We will bear the cost of soliciting proxies, including printing and mailing this Proxy Statement, if you request a printed copy of the proxy materials, and the Notice of Internet Availability of Proxy Materials. Proxies may be solicited personally, by email, by mail or by telephone by certain of our directors, officers, regular employees or representatives. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding our proxy solicitation materials to, and obtaining instructions relating to such materials from, beneficial owners of Oshkosh's Common Stock. Additionally, we have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in connection with soliciting proxies for the Annual Meeting. We will pay Innisfree M&A Incorporated a fee of $20,000, plus reimbursement of out of pocket expenses.

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SUMMARY INFORMATION

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              To assist you in reviewing the proposals to be acted upon, including the election of directors and the non-binding advisory vote to approve the compensation of our named executive officers, we call your attention to the following information about our fiscal 2013 financial performance and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review our 2013 Annual Report and the complete Proxy Statement.

Business Highlights (1)

Our MOVE Strategy

              Two years ago, we first introduced our MOVE strategy to shareholders. This strategy was the culmination of a strategic planning process supported by a globally recognized consulting firm to develop a roadmap to lead our company from a deep recession in its markets and through a U.S. defense spending downturn and still target delivery of outstanding value for shareholders. This process also included a comprehensive review of all strategic alternatives available to us, which we have regularly updated since the development of our MOVE strategy. Our Board believes that operation of our company pursuant to our MOVE strategy will deliver substantial value for all of our shareholders, and our operating results and share price increase in fiscal 2013 support that belief.

Oshkosh Corporation
EPS Opportunity

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Adjusted earnings per share from continuing operations excludes net of tax adjustments, including a performance share valuation adjustment of $0.05, charges associated with the curtailment of pension and other postretirement benefits plans of $0.02, costs incurred in connection with a proxy contest of $0.05 and discrete tax benefits of $0.49 from GAAP reported earnings per share from continuing operations of $2.67.

E = Company estimate for fiscal 2015.

(1)
The accompanying disclosure includes non-GAAP results. See "Non-GAAP Financial Measures" in Attachment A to this Proxy Statement for a reconciliation to GAAP results.

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SUMMARY INFORMATION

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              At our Analyst Day held on September 14, 2012, we outlined a detailed roadmap for achieving our target of approximately doubling adjusted earnings per share from continuing operations to $4.00 - $4.50 by fiscal 2015 compared to fiscal 2012 expectations that we announced that day through the continued execution of our MOVE strategy. The four key components of our MOVE strategy described at our Analyst Day include:

      Market Recovery and Growth ("M" initiative). The opportunity for a recovery from a deep economic downturn is evident in our non-defense businesses and is expected to significantly overcome the downturn in our defense business. We believe that even a modest market recovery expectation from fiscal 2012 to fiscal 2015 represents a $220 million operating income opportunity in our non-defense businesses. In addition, our growth targets assume a baseline amount of defense sales (i.e., existing contracts and programs), and any new defense contracts won by us would offer additional upside to these estimates.

      Optimize Cost and Capital Structure ("O" initiative). We are aggressively attacking our costs and targeting 250 basis points of incremental consolidated operating income margin by fiscal 2015 compared to fiscal 2011. We expect to achieve this increase in consolidated operating income margin solely through product, process and overhead cost reductions. Our targeted increase in consolidated operating income margin is not dependent on sales volume increases, and we intend to realize this increase without negatively affecting our customers or brands.

      Value Innovation ("V" initiative). We seek to expand sales and margins by leading our core markets in the introduction of new or improved products and new technologies. We expect value innovation to drive approximately $350 million of incremental annual revenue by fiscal 2015 compared to fiscal 2012.

      Emerging Market Expansion ("E" Initiative). Sales outside of the United States were 21% of our sales in fiscal 2013. We aim to derive 25% of our revenues from outside of the United States by fiscal 2015, and 30% by fiscal 2016. We expect to achieve these goals through, among other things: expanding sales, service and manufacturing operations; forward deploying business development professionals for our Defense segment; developing products for global markets; and leveraging international facilities across our business segments.

Execution of Our MOVE Strategy Generated Substantial Shareholder Value in Our Company in Fiscal 2013

              We believe the execution of our MOVE strategy led to the 79% increase in our share price in fiscal 2013. We raised our fiscal 2013 performance outlook several times during the year and ultimately exceeded the high end of our initial earnings per share estimate range for fiscal 2013 by approximately 44%, yielding adjusted earnings per share of $3.74. Highlights of our fiscal 2013 performance include:

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  Increased operating income margins. We increased operating income margins in all our businesses in fiscal 2013, including a 140 basis point increase in our Defense segment, which experienced a 22.8% sales decline due to lower U.S. Department of Defense (DoD)

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SUMMARY INFORMATION

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    spending. In our largest segment, Access Equipment, our product, process and overhead cost reduction and pricing initiatives led to a 430 basis point increase in operating income margins in fiscal 2013.

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  Generated $386 million of free cash flow. Despite a $216 million reduction in customer advance payments primarily related to our defense sales decline, we generated free cash flow greater than our net earnings in fiscal 2013. This performance exceeded our initial estimate of $75 - $100 million of free cash flow in fiscal 2013 as a result of higher earnings, improved working capital management and lower capital spending than initial targets.

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  Advanced Deployment of the Oshkosh Operating System. During fiscal 2013, over 11,000 of our approximately 12,000 employees were trained in elements of the Oshkosh Operating System, a customer-centric lean business system. The training focused on identifying customers and their requirements and utilizing lean tools to more effectively serve customers. This training, in part, led to substantial improvements in our quality metrics and reduction in waste, which customers do not want to pay for.

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  Exercised prudent capital allocation. We maintained a responsible leverage ratio and repurchased over 6.1 million shares of our Common Stock in fiscal 2013 at a cost of approximately $202 million under the $300 million share repurchase authorization announced by our Board of Directors in the first quarter of fiscal 2013. In addition, on October 31, 2013, we announced the reinstatement of a quarterly $0.15 per share cash dividend. We expect to fund further share repurchases and cash dividends through a combination of cash on hand ($734 million at September 30, 2013) and expected cash flow from operations.

              During our earnings call on October 31, 2013, we provided a scorecard of our performance versus our MOVE initiatives in fiscal 2013, along with our updated view on those initiatives in fiscal 2015.

Fiscal 2013 MOVE Scorecard
		Fiscal 2015 Targets	Fiscal 2013 Result	Fiscal 2015 Estimate
M:	Market Recovery and Growth	Approximately $220 million incremental operating income (1)	On Target	Below Target
O:	Optimize Cost and Capital Structure	Approximately 250 bps operating income margin improvement (2)	Above Target	Above Target
V:	Value Innovation	Approximately $350 million incremental sales (1)	Below Target	On Target
E:	Emerging Market Expansion	International sales grow to 25% of total sales by fiscal 2015	On Target	On Target
Bottom Line — Results for Shareholders
EPS: Double Earnings Per Share By Fiscal 2015		Earnings per share of $4.00 - $4.50	Above Target	On Target

                (1)           Compared with Fiscal 2012 expectations as of the September 2012 Analyst Day.

                (2)           Net of investment costs and compared with consolidated Fiscal 2011 operating income margins.

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SUMMARY INFORMATION

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              Overall, we believe we performed exceptionally well in fiscal 2013 with regard to our MOVE initiatives, evidenced by our strong earnings performance, and we believe we are on track to achieve our 2015 earnings per share target range of $4.00 - $4.50.

              We expect to achieve or exceed our "O", "V" and "E" fiscal 2015 targets, and we currently believe we will be below target in the "M" initiative in fiscal 2015. We believe our "O", "V" and "E" initiatives will enable us to overcome a slower market recovery to achieve our fiscal 2015 earnings per share targets.

              In terms of the market recovery initiative for fiscal 2013, we saw continued improvement in the North American access equipment market and the U.S. concrete mixer market. The European and Australian access equipment and North American refuse collection vehicle markets underperformed expectations in fiscal 2013 and have caused us to project the "M" initiative in fiscal 2015 to be below target. But, there are signs that each of these markets will improve in fiscal 2014, and we believe it is still possible that the "M" initiative could achieve target in fiscal 2015.

              We made good progress on our "O" initiatives in fiscal 2013, and we expect to exceed our fiscal 2015 target as we maintain a focus on improving our product, process and overhead costs. We estimate that projects that we implemented in fiscal 2013 will drive approximately 110 bps of the 130 bps margin improvement that we had originally targeted for fiscal 2014 in September 2012, evidence of our strong start on this initiative for fiscal 2014.

              Value innovation initiative results did not meet our target for incremental revenue from new products in fiscal 2013. We made some engineering management changes mid-year, re-allocated resources and made structural changes to our product development stage gate reviews to bring this initiative back on track. We believe customers and shareholders will appreciate the new launches that we expect in fiscal 2014 and 2015. We expect to be back on target by fiscal 2015.

              We achieved our fiscal 2013 target for international sales. We continued to invest in international business development resources and believe we're on track to achieve our fiscal 2015 target of growing international sales to greater than 25% of total sales.

Compensation Highlights

              We believe that our existing compensation programs have been effective at motivating our key executives, including our executive officers, to achieve superior performance and results for our company, effectively aligning compensation with our financial performance results, giving our executives an ownership interest in our company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. Fiscal year 2013 performance is an example of meeting these needs: overachieving on an aggressive operating income target leading to adjusted diluted earnings per share that were 44% above the estimate for fiscal 2013 that management conveyed at our September 2012 Analyst Day and continuing to build and retain a talented executive team.

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SUMMARY INFORMATION

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              With our core compensation principles in mind, the compensation actions that the Human Resources Committee of the Board of Directors took or that we implemented in fiscal year 2013 included the following:

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  structuring our annual cash incentive awards for fiscal year 2013 with aggressive operating income targets that support MOVE earnings per share targets;

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  approving base salary increases for our named executive officers in line with competitive market trends;

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  modifying the mix of equity compensation awards to place greater emphasis on performance-based awards and to use restricted stock units to increase the shareholdings of our executives over time;

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  approving long-term equity awards in September 2013 to retain and recognize the performance of our named executive officers and other officers to support higher returns for our shareholders;

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  maintaining the structure of our long-term incentive equity awards generally with the objective of providing compensation around the 50th percentile of the compensation database that we use for this purpose;

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  for many salaried employees, freezing benefits under both our qualified and non-qualified defined benefit retirement plans effective December 31, 2012 and now providing benefits to impacted employees under new, qualified and non-qualified defined contribution plans;

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  eliminating post-employment healthcare benefits for our current salaried employees effective December 31, 2012;

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  continuing to significantly limit the payout amount under new severance agreements that we enter into with our executive officers; and

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  continuing to limit the number and value of personal benefits.

Compensation actions like those described above evidence our philosophy of aligning executive compensation with our financial performance and the marketplace, and increasing long-term shareholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance and results and generate greater value for our shareholders. Our MOVE objectives will continue to influence these decisions.

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              This Proxy Statement contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including, without limitation, statements regarding our future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements. When used in this Proxy Statement, words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "project" or "plan" or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks,

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uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the cyclical nature of our access equipment, commercial and fire & emergency markets, especially with the current tepid outlook for the U.S. and European economic recoveries and the struggles the U.S. government has encountered trying to resolve budgetary and debt issues; the strength of emerging market growth and projected adoption rate of work at height machinery; the expected level and timing of the DoD procurement of products and services and funding thereof; risks related to reductions in government expenditures in light of U.S. defense budget pressures, sequestration and an uncertain DoD tactical wheeled vehicle strategy, including our ability to successfully manage the cost reductions required as a result of the significant projected decrease in sales levels in the defense segment; our ability to win a U.S. Joint Light Tactical Vehicle production contract award; our ability to increase prices to raise margins or offset higher input costs; increasing commodity and other raw material costs, particularly in a sustained economic recovery; risks related to facilities consolidation and alignment, including the amounts of related costs and charges and that anticipated cost savings may not be achieved; the duration of the ongoing global economic weakness, which could lead to additional impairment charges related to many of our intangible assets and/or a slower recovery in our cyclical businesses than we or equity market expectations; risks related to the collectability of receivables, particularly for those businesses with exposure to construction markets; the cost of any warranty campaigns related to our products; risks related to production or shipment delays arising from quality or production issues; risks associated with international operations and sales, including foreign currency fluctuations and compliance with the Foreign Corrupt Practices Act; our ability to comply with complex laws and regulations applicable to U.S. government contractors; and risks related to our ability to successfully execute on our strategic road map and meet our long-term financial goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this Proxy Statement. We assume no obligation, and disclaim any obligation, to update information contained in this Proxy Statement.

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Proposal 1: Election of Directors

Background to Board's Recommendation for Director Nominees

              Our Board of Directors has nominated eleven directors for reelection at the Annual Meeting to hold office until the next annual meeting and the election of their successors. Each nominee has agreed to be named in this Proxy Statement and to serve on our Board of Directors if elected. All nominees are expected to attend the Annual Meeting this year. All nominees attended the Annual Meeting last year.

              The selection of nominees to stand for election to our Board is the result of a robust process that is guided by our Board's commitment to the long-term strategy of continually strengthening the skill, experience and diversity of our Board. Our Board recognizes that it must have the skills and experience needed to meet the challenges that our diverse business presents. In recent years, our Board sought shareholder opinions regarding what skill sets they consider key for members of our Board. Importantly, our Board also considered the optimum number of directors to serve on our Board to help ensure that a diversity of views is presented. The candidates that our Board has nominated this year are experienced members of our Board of Directors, and each brings significant relevant experience developed in varied environments utilizing the skills and expertise that have made them successful business leaders. As a result, our Board's director nominees have demonstrated that they are prepared to continue to contribute to our Board and represent the interests of our shareholders.

              With the exception of our Chief Executive Officer, all members of our Board are independent as defined by New York Stock Exchange (NYSE) listing standards. Over one-half were first elected to the Board after November 1, 2010. Nearly one-half have the experience of guiding our company through the Great Recession and observing the substantial changes to our markets that this worldwide economic change brought. Since 2008, we have added seven independent directors who have brought valuable and varied experience in distinct and critical areas of our businesses, each providing a fresh perspective on our Board. In 2008, we strengthened our Board's finance experience by adding Mr. Craig P. Omtvedt, former Chief Financial Officer of Fortune Brands, Inc., a leading consumer products company (now known as Beam Inc.). In 2010 and 2011, we enhanced our Board's defense industry expertise by selecting Gen. (Ret.) William S. Wallace and Lt. Gen. (Ret.) Leslie F. Kenne, who are retired generals in the United States Army and Air Force, respectively. In 2011, we added Messrs. Peter B. Hamilton and Duncan J. Palmer, each of whom brings an extensive financial background to our Board as a current or former Chief Financial Officer of a publicly-traded company. After seeking the input of several of our significant shareholders, our Board nominated and our shareholders elected Mr. John S. Shiely, the former Chairman and Chief Executive Officer of Briggs & Stratton Corporation, at the 2012 Annual Meeting. Mr. Shiely brings extensive public company leadership experience as well as legal and administrative experience to our Board. At the 2013 Annual Meeting, our Board nominated and our shareholders elected to the Board Mr. Stephen D. Newlin, Chairman, President and Chief Executive Officer of PolyOne Corporation, a premier provider of specialized polymer materials, services and solutions. Mr. Newlin brings prior public-company board of directors experience and extensive knowledge and experience with respect to international issues to our Board. A complete description of the skills, experience, backgrounds and attributes of these outstanding professionals is set forth on pages 17 - 32 of this Proxy Statement.

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 Director Criteria, Background and Experience

              Our Board defines the personal and professional qualifications that nominees to our Board must demonstrate to be nominated to serve on our Board. These criteria are described in detail on the Corporate Governance page under the "About Oshkosh" tab located on our website (select Board Committees on the Corporate Governance page and then select Governance Committee) and on pages 36-37 of this Proxy Statement. We are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.

              The Governance Committee is tasked with evaluating all current directors and conducting a robust search to identify those potential additional nominees with the skills and qualifications needed to ensure that the long-term strategy for the composition of our Board is met. Each potential candidate for nomination is thoroughly vetted against the skills and qualifications that all nominees must possess, with attention to particular competencies recommended to ensure that we will continue to have a board able to serve the interests of the shareholders of a global company with a diverse product line and customer base. Following the biographical summaries for each director is a chart that shows some of the skills and qualifications our Board considers when identifying potential nominees for election to our Board.

              The candidates that our Board has nominated this year each exceed the minimum qualifications established by our Board and Governance Committee. The professional experience of our Board's nominees is relevant to our business operations and strategy. Our Board's nominees offer the wisdom, leadership and continuity that our company needs at this important time and into the future. Our Board's nominees have exhibited high personal and professional ethics, integrity and values, vision and long-term strategic perspective, experience in our industries or similar industries, experience with regulatory and government processes, practical judgment and excellent decision making skills, all of which are necessary for a high-functioning board of directors. Their experience is diverse as are their backgrounds and education. Importantly, each of our Board's nominees has confirmed that he or she has the ability to devote the significant time needed to serve on our Board and its committees and to work in a collaborative manner with our other Board members. Finally, each of our Board's nominees has demonstrated a commitment to represent the long-term interests of all our shareholders.

              Our Board's nominees are: Richard M. Donnelly, Peter B. Hamilton, Kathleen J. Hempel, Leslie F. Kenne, Stephen D. Newlin, Craig P. Omtvedt, Duncan J. Palmer, John S. Shiely, Richard G. Sim, Charles L. Szews and William S. Wallace. Their biographical information is set forth on pages 17 - 32 of this Proxy Statement. Michael W. Grebe and J. Peter Mosling, Jr. retired from our Board effective May 31, 2013 after years of distinguished service advancing our shareholders' interests.

              If for some reason any of our Board's nominees is unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by our Board and, unless you indicate otherwise when voting, your shares will be voted in favor of our Board's remaining nominees. If any substitute nominees are designated by our Board, we will file supplemental proxy materials with the SEC that, as applicable, identify the substitute nominees, disclose that such nominees have consented to being named in the supplemental proxy materials and to serve if elected, and include certain biographical and other information about such nominees required by SEC rules.

              Pursuant to our By-Laws, written notice by shareholders of qualifying nominations for election to our Board of Directors must have been received by our Secretary by October 30, 2013. We did not

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receive any such notice of nominations, and shareholders may not make other nominations for election to our Board at the Annual Meeting.

Board Recommendation

              Our Board recommends that our shareholders vote FOR the election of the eleven nominees listed above. The recommendation of our Board is based on its carefully considered judgment that the skills, experience, backgrounds and attributes of our Board's nominees make them the best candidates to serve on our Board.

              The name, age, principal occupation and length of service of each of our Board's nominees for election to our Board of Directors, together with certain other biographical information and information regarding attributes, qualifications, experience and knowledge that led our Board of Directors to conclude that the nominee should serve or continue to serve as a director of our company, are set forth below.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD'S ELEVEN NOMINEES FOR DIRECTOR LISTED ABOVE.

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RICHARD M. DONNELLY
Age: 70	Oshkosh Committees:	Former Public Directorships:
Director Since: 2001	• Alternate for all Committees	• Detroit Diesel Corporation
• Honsel International Technologies S.A.
• Isuzu Limited
• Brown & Sharpe
• Capstone Turbine

              From 1961 until his retirement in 1999, Mr. Donnelly held various positions with General Motors Corporation, a manufacturer of motor vehicles, including most recently as President and Group Executive of General Motors, Europe, a division of General Motors Corporation. From 2000 through September 2009, Mr. Donnelly served as an Industrial Partner at RHJ International, a Belgian private equity holding company, where he was responsible for acquiring, managing and selling companies in RHJ International's automotive supply portfolio. Since July 2011, Mr. Donnelly has served as an advisor for Celerant Consulting, a business consulting firm based in London, England. He is past Chairman of the Board of Niles Co., Ltd. of Japan, a global switch and sensor supplier, and Honsel International Technologies S.A. of Brussels, Belgium, a global supplier of light alloy castings. Mr. Donnelly has served as our independent Chairman of the Board since our 2011 Annual Meeting of Shareholders. Mr. Donnelly currently serves as an advisor to Morgan Samuels, a human capital consulting firm, and a Trustee of Colonial Williamsburg, a living-history museum and private foundation.

              Mr. Donnelly's prior service as a director of our company, extensive experience in the automotive industry, expertise in motor vehicle manufacturing and supply markets, expertise in lean, experience in the private equity industry with buying undervalued companies and selling such companies at a profit upon implementing strategic, positive changes and international experience bring our Board key knowledge and insight considering the markets that our company serves, the challenges that we face and our international growth objectives.

Skills and Qualifications

Executive Leadership — President and Group Executive of General Motors Corporation, Europe, senior executive overseeing $25 billion enterprise. With RHJ International, Mr. Donnelly was the executive responsible for a portfolio of companies operating throughout the world.

Industry Experience — Senior executive focused on the automotive and related industries whether directly for an automotive company or with suppliers to the automotive industries.

International Experience — Director and chairman of global manufacturing firms based in Asia. Led European operations for world's largest automotive company.

M&A and Restructuring Experience — Partner responsible for a global automobile supply portfolio for a European-based private equity company. Senior executive and board member for large automotive companies.

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Talent Acquisition and Development Experience — Advisor to leading human resource consulting firm and former chair of Oshkosh Human Resources Committee.

Corporate Governance Experience — Committee member and chair, director and board chair for publicly-traded companies, including a global manufacturing company.

Operations and Manufacturing Experience — Executive director leading lean manufacturing.

Technology and Innovation — Senior executive overseeing product development for global manufacturing company.

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PETER B. HAMILTON
Age: 67	Oshkosh Committees:	Public Directorships:
Director Since: 2011	• Audit	• Spectra Energy Corp.
	• Human Resources (Chair)	• SunCoke Energy, Inc.

              Mr. Hamilton served as Senior Vice President and Chief Financial Officer of Brunswick Corporation, a leading global designer, manufacturer and marketer of recreational products, from 2008 until his retirement in February 2013. Mr. Hamilton served as Vice Chairman of the Board of Directors of Brunswick Corporation from 2000 until 2007, during which period he served in various operating positions; as Executive Vice President and Chief Financial Officer of Brunswick Corporation from 1998 to 2000; and as Senior Vice President and Chief Financial Officer of Brunswick Corporation from 1995 to 1998. Prior to joining Brunswick Corporation, Mr. Hamilton served in various positions at Cummins Inc., including Chief Financial Officer, General Counsel and Secretary. Prior thereto, Mr. Hamilton was a partner in a Washington, D.C. law firm, held a number of senior positions in the U.S. federal government and was an officer in the U.S. Navy. Mr. Hamilton is also a director of Spectra Energy Corp. and SunCoke Energy, Inc.

              Mr. Hamilton's extensive experience serving in leadership positions with manufacturing companies, board of directors experience, accounting and financial expertise, including his service as a division president, chief financial officer, general counsel and legal and military experience bring our Board knowledge and insight into overseeing and evaluating the management of our financial and strategic operations.

Skills and Qualifications

Executive Leadership — Senior executive leading the financial and legal departments, and operating divisions, of publicly-traded companies.

Finance Experience — Chief Financial Officer of publicly-traded companies.

Corporate Governance Experience — Director of large New York Stock Exchange traded companies. General Counsel of publicly-traded company.

Talent Acquisition and Development Experience — Oshkosh Human Resources Committee chair.

Marketing and Sales Experience — Senior executive positions with leading recreational products company.

Industry Experience — Experienced senior executive with large engine supplier to automotive vehicle industry. Officer in U.S. Navy, and General Counsel of U.S. Air Force.

Regulatory Experience — Experienced corporate law practitioner both as senior in-house attorney and law firm partner. Senior level member of U.S. government departments.

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Operations and Manufacturing Experience — President of operating divisions of New York Stock Exchange Company.

International Experience — Senior executive of global companies.

M&A and Restructuring Experience — Chief Financial Officer and General Counsel of publicly-traded companies.

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KATHLEEN J. HEMPEL
Age: 63	Oshkosh Committees:	Former Public Directorships:
Director Since: 1997	• Human Resources	• Whirlpool Corporation
	• Governance	• A.O. Smith Corporation
• Fort Howard Corporation
• Kennametal Inc.
• Actuant Corporation
• Visteon Corporation

              Ms. Hempel is the former Vice Chairman and Chief Financial Officer of Fort Howard Corporation, a manufacturer of paper and paper products, a position she held from 1992 until its merger into Fort James Corporation in 1997. Ms. Hempel joined Fort Howard Corporation in 1973 and served in various positions with progressively increasing responsibilities, including serving as Fort Howard Corporation's Vice President — Human Resources. Ms. Hempel has previously served as a member of the board of directors of Whirlpool Corporation, A.O. Smith Corporation, Fort Howard Corporation, Kennametal Inc., Actuant Corporation and Visteon Corporation.

              Ms. Hempel's prior service as a director of our company and prior public company board of directors experience, extensive experience in leadership positions in the manufacturing industry, experience in a multitude of areas including human resources management, accounting and finance, and international experience bring our Board knowledge and insight into overseeing the management of our company's financial, administrative and strategic operations.

Skills and Qualifications

Executive Leadership — Senior executive leader of both Human Resource and Finance departments with large publicly-traded company, global paper and paper products manufacturing company.

Finance Experience — Chief Financial Officer of publicly-traded global manufacturing company.

Marketing and Sales Experience — Senior executive overseeing the sales and marketing organization of a consumer and commercial global marketer. Director of large well-known global manufacturing and marketing companies.

International Experience — Executive of global business. Director for businesses in diverse industries operating throughout the globe.

Technology and Innovation — Executive overseeing technology projects for large publicly-traded company.

Corporate Governance Experience — Former director of six publicly-traded companies. Oversaw legal function for a large global manufacturing company.

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Talent Acquisition and Development Experience — Former chair of Oshkosh Human Resources Committee. Senior Human Resources executive of large publicly-traded company and compensation consultant.

M&A and Restructuring Experience — Senior executive and director of global, publicly-traded companies.

Public Affairs — Senior executive leading public relations for global, publicly-traded company. Member of Board of Regents for the University of Wisconsin system.

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LESLIE F. KENNE
Age: 66	Oshkosh Committees:	Public Directorships:
Director Since: 2010	• Governance (Chair)	• Harris Corporation
• Unisys Corporation

              Lt. Gen. (Ret.) Kenne is retired from the United States Air Force where she served as the Deputy Chief of Staff, Warfighting Integration at the Pentagon from 2002 until her retirement in 2003. Lt. Gen. (Ret.) Kenne currently acts as an independent consultant to various organizations and businesses serving the U.S. Department of Defense. While in the Air Force, she served as Commander, Electronic Systems Center at Hanscom Air Force Base from 1999 to 2002 and as the Deputy Director and later Director of the Joint Strike Fighter Program at the Pentagon from 1996 to 1999. During her 32-year career in the U.S. Air Force, Lt. Gen. (Ret.) Kenne served in three Pentagon staff positions and directed three major programs: the Low Altitude Navigation and Targeting Infrared System for Night Systems Program, the F-16 System Program and the Joint Strike Fighter Program. Lt. Gen. (Ret.) Kenne currently serves as a director of Harris Corporation and as a director of Unisys Corporation.

              Lt. Gen. (Ret.) Kenne's distinguished military service, extensive experience in managing U.S. Department of Defense acquisition programs and knowledge of military project development programs bring our Board knowledge and insight into issues our company faces in dealing with key domestic and international customers in the defense industry, which is currently the largest single market sector our company serves.

Skills and Qualifications

Executive Leadership — Lieutenant General leading major programs for the U.S. Air Force and Deputy Chief of Staff at the Pentagon. Self-employment as a consultant with defense department and defense supplier clients.

Industry Experience — U.S. defense department procurement expert including management of complex supply chains.

Corporate Governance Experience — Director and member of governance committees of global, publicly-traded companies and a director of a non-profit research institute.

Technology and Innovation — Director for independent research institution and corporate director for global technology company. Oversaw design and development of large technology systems integration projects in the U.S. Air Force.

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STEPHEN D. NEWLIN
Age: 60	Oshkosh Committees:	Public Directorships:
Director Since: January 2013	• Human Resources	• Black Hills Corporation • PolyOne Corporation

              Our shareholders elected Mr. Newlin to our Board of Directors at our 2013 Annual Meeting held on January 29, 2013. Mr. Newlin is the Chairman, President and Chief Executive Officer of PolyOne Corporation, a leading global formulator of highly specialized polymer materials, services and solutions. Mr. Newlin served as President — Industrial Sector of Ecolab, Inc., a global leader in cleaning and sanitizing specialty chemicals, products and services from 2003 to 2006. Mr. Newlin served as President and a director of Nalco Chemical Company, a manufacturer of specialty chemicals, services and systems, from 1998 to 2001 and was Chief Operating Officer and Vice Chairman from 2000 to 2001. Mr. Newlin serves on the Board of Directors of PolyOne Corporation and Black Hills Corporation. Mr. Newlin has previously served as a member of the board of directors of The Valspar Corporation, Stepan Company and Nalco Chemical Company.

              Mr. Newlin's experience as a top executive officer in the specialty chemical industry, prior public company board of directors experience and knowledge and experience with respect to international issues as a result of his global work responsibilities bring our Board knowledge and insight into overseeing the management of our company's global strategic operations.

Skills and Qualifications

Executive Leadership — Senior executive with publicly-traded company with significant growth strategy development experience.

Industry Experience — Senior executive with industry experience in power generation, mining, energy, water treatment, petro-chemical, polymer compounds, and services.

International Experience — Senior executive managing multi-national business, with experience living and managing abroad in both Europe and Asia Pacific.

Marketing and Sales Experience — Senior executive of leading chemical water treatment company responsible for developing sales and marketing strategies.

Corporate Governance Experience — Current or former director of five publicly-traded companies.

M&A and Restructuring Experience — Director of polymers company that grew specialty operating income twenty-five fold from 2006 to 2011 as a result of growth by strategic acquisitions, commercial investments and operational efficiencies. Successfully led and completed the acquisition of a $1.2 billion publicly traded company in 2013.

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CRAIG P. OMTVEDT
Age: 64	Oshkosh Committees:	Public Directorships:
Director Since: 2008	• Audit (Chair)	• General Cable Corp.

              Mr. Omtvedt served as Senior Vice President and Chief Financial Officer for Fortune Brands, Inc., a leading consumer products company, from 2000 until October 2011. He continued as an employee of its successor company, Beam Inc., until his retirement at the end of 2011 and served as an advisor to Beam Inc. through 2012. He joined Fortune Brands in 1989 serving in various capacities, including: Director, Audit; Deputy Controller; Vice President, Deputy Controller and Chief Internal Auditor; Vice President and Chief Accounting Officer; and Senior Vice President and Chief Accounting Officer. Mr. Omtvedt previously served in financial positions of increasing responsibility at both The Pillsbury Company and Sears, Roebuck & Company. In addition, Mr. Omtvedt serves as a director and audit committee chair for General Cable Corp. and is a member of the Standard & Poor's CFO Advisory Council. Mr. Omtvedt is also actively involved with the Boys & Girls Club of America, serving as a National Trustee.

              Mr. Omtvedt's prior service as a director of our company, extensive experience serving in financial management positions with consumer products manufacturing and retail companies, knowledge of audit practices and international experience bring our Board knowledge and insight into overseeing the management of our financial and strategic operations.

Skills and Qualifications

Executive Leadership — Senior Vice President and Chief Financial Officer of a global, publicly-traded consumer products manufacturing and marketing company.

Finance Experience — Chief Financial Officer and Chief Accounting Officer with global, publicly-traded company. S&P advisory board member. Audit chair for board of global, component supplier to diverse customer base.

Operations and Manufacturing Experience — Senior executive for manufacturing companies and director of a global component supplier.

International Experience — Senior executive and member of the board of directors for manufacturing and marketing companies with customers located throughout the world.

Technology and Innovation — Senior executive overseeing product development and systems projects.

Construction Industry — Senior executive overseeing significant construction projects.

M&A and Restructuring Experience — Senior executive of a multi-billion dollar publicly-traded company that executed a major restructuring to spin three business units into separate public companies. Oversaw multiple cost reductions to position company for sustained growth.

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DUNCAN J. PALMER
Age: 48	Oshkosh Committees:
Director Since: 2011	• Audit

              Mr. Palmer currently serves as Chief Financial Officer of Reed Elsevier Group PLC, a leading provider of professional information solutions to the science, medical, legal, risk management, and business to business sectors, and its parent companies. On September 25, 2013, Mr. Palmer announced his retirement from Reed Elsevier effective September 25, 2014 or such earlier date as Reed Elsevier appoints his successor. Mr. Palmer was appointed Chief Financial Officer designate in August 2012 and Chief Financial Officer in November 2012. In addition to his position as Chief Financial Officer, Mr. Palmer has been appointed to the boards of Reed Elsevier PLC, Reed Elsevier Group plc, and Reed Elsevier N.V. Prior to joining Reed Elsevier, Mr. Palmer spent five years as the Senior Vice President, Chief Financial Officer of Owens Corning. Mr. Palmer had previously spent 20 years with Royal Dutch / Shell Group where he held positions of increasing responsibility, most recently as Vice-President, Upstream Commercial Finance for Shell International Exploration and Production BV and Vice-President Finance Global Lubricants for the Royal Dutch Shell Group of Companies. Mr. Palmer also holds a Masters of Business Administration from the Stanford Graduate School of Business. Mr. Palmer is a dual citizen of the United States and the United Kingdom.

              Mr. Palmer's extensive experience serving in financial leadership positions with manufacturing and commodities companies, accounting and financial expertise, including his service as a chief financial officer, and international experience bring our Board knowledge and insight into overseeing and evaluating the management of our financial and strategic operations.

Skills and Qualifications

Executive Leadership — Financial Officer and Senior Vice President of global companies with diverse products and services and customer bases.

Industry Experience — Senior executive with companies that manufactured and developed asphalt products, chemicals, and glass fibers manufacturing, oil and gas production and petroleum refining, and information solutions.

Finance Experience — Chief Financial Officer and member of audit committee for global manufacturing and solutions development companies. Responsibilities included pension asset/liability management. Accounting professional with global companies and knowledge of international accounting standards.

International Experience — Senior executive managing multi-national business.

Treasury Experience — Senior executive overseeing corporate treasury function for global manufacturing companies with sophisticated banking relationships, credit/debt management and capital market structures.

Operations and Manufacturing Experience — Senior executive and director for global manufacturing companies with responsibilities including supply chain and procurement.

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Construction Industry — Senior executive of a global manufacturer that is a key supplier to the construction industry.

M&A and Restructuring Experience — Senior executive of companies executing acquisition strategies and leading companies through restructuring.

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JOHN S. SHIELY
Age: 61	Oshkosh Committees:	Public Directorships:
Director Since: 2012	• Governance	• Quad/Graphics, Inc.
• The Scotts Miracle-Gro Company
• BMO Financial Corporation

              Mr. Shiely is the retired Chairman and Chief Executive Officer of Briggs & Stratton Corporation; a producer of air cooled gasoline engines for outdoor power equipment. He served as Chairman until October 2010 and served as Chief Executive Officer until his retirement in December 2009. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely worked for Briggs & Stratton Corporation in various capacities, including Vice President and General Counsel, Executive Vice President — Administration and President, after joining Briggs & Stratton Corporation in 1986. Mr. Shiely has served as a director of Quad/Graphics, Inc. since 1997, of The Scotts Miracle-Gro Company from 2007 to 2013 and of BMO Financial Corporation since 2011 and BMO Harris Bank N.A. since 2012. Mr. Shiely also previously served as a director of Marshall & Ilsley Corporation from 1999 until 2011.

              Mr. Shiely's extensive experience as a chief executive officer of a publicly-traded company in the manufacturing sector, his experiences as a director and member of numerous committees of boards of directors of various publicly-traded companies, his legal and administrative experience and his experience with managing international business operations bring our Board knowledge and insight into overseeing and evaluating the management of our company.

Skills and Qualifications

Executive Leadership — Chief Executive Officer of a global manufacturing company and director and board chairman of diverse companies in the manufacturing, printing, consumer products and banking industries. Strategic thought leader for shareholder value disciplines.

Industry Experience — Chief executive and board chair of a company manufacturing and selling throughout the world. Director of companies in the printing, consumer products and banking industries.

Corporate Governance Experience — General Counsel of a publicly-traded company. Served as director on multiple boards including as a member of the governance committee. Studied corporate governance and executive compensation as a Visiting Scholar at Harvard Law School.

Operations and Manufacturing Experience — Chief executive of small engine manufacturer and director of consumer products manufacturer and leading printing company.

International Experience — Chief executive of company with offices, operations and customers throughout the world.

Construction Industry — Senior executive overseeing large corporate construction projects domestically and internationally.

Labor Relations Experience — Senior executive of manufacturing company with unionized workforce.

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GOVERNANCE OF THE COMPANY

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RICHARD G. SIM
Age: 69	Oshkosh Committees:	Former Public Directorships:
Director Since: 1997	• Audit	• Actuant Corporation
• APW, Ltd.
• Falcon Building Products Inc.
• Gehl Company
• Hein-Werner Corporation
• IPSCO, Inc.

              Mr. Sim is currently the Managing Partner of Iona Partners LLC, a financial investment company. Additionally, Mr. Sim is a partner in Centaur Forge LLC, a distributor and manufacturer of farrier and blacksmith products, and a director of Rapid Air Systems Inc., a manufacturer of subsystems for the air bed mattress industry. From 1998 until 2003, Mr. Sim was Chairman, President and Chief Executive Officer of APW, Ltd., an electronics contract manufacturer. Mr. Sim served as Chairman and a member of the board of directors of Actuant Corporation, a manufacturer of hydraulic equipment, from 1987 until 2002. Mr. Sim has also served on the boards of directors of Hein-Werner Corporation, Gehl Company, IPSCO, Inc. and Falcon Building Products Inc.

              Mr. Sim's prior service as a director of our company, extensive experience serving in leadership positions with manufacturing companies, prior service as a director of a steel company (the largest commodity that our company purchases), prior service as a chief executive officer and international experience bring our Board knowledge and insight into overseeing and evaluating the management of our company.

Skills and Qualifications

Executive Leadership — Chief Executive Officer of a large, global manufacturing company. Chair and director of multinational companies in diverse industries.

Corporate Governance Experience — Current or former director of seven publicly-traded companies.

Industry Experience — Senior executive and director of companies designing and manufacturing products for and selling to the construction, industrial manufacturing, automotive, medical, nuclear power generation, consumer products and electronics industries.

Operations and Manufacturing Experience — Senior executive overseeing lean manufacturing and low cost sourcing initiatives in global manufacturing companies.

International Experience — Executive managing local subsidiary operations throughout the world.

Technology and Innovation — Professor teaching nuclear reactor design at University of California, Berkley.

Marketing and Sales Experience — Executive designing and directing execution of marketing plans for business to business, consumer and retail markets.

M&A and Restructuring Experience — Senior executive and member of the board of directors overseeing acquisition, divestiture and public offering initiatives. Extensive experience with international start-up operations.

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GOVERNANCE OF THE COMPANY

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CHARLES L. SZEWS
Age: 57	Oshkosh Committees:	Former Public Directorships:
Director Since: 2007	• None	• Gardner Denver, Inc.

              Mr. Szews currently serves as our Chief Executive Officer, a position he has held since January 1, 2011. Mr. Szews joined our company in 1996 as Vice President and Chief Financial Officer. He was appointed Executive Vice President in 1997 and President and Chief Operating Officer in 2007. He was appointed President and Chief Executive Officer in January 2011. As a consequence of the appointment of Wilson R. Jones as President and Chief Operating Officer of the Company, commencing August 1, 2012, Mr. Szews no longer holds the title of President. Prior to joining our company, Mr. Szews spent eight years at Fort Howard Corporation holding a series of executive positions. Prior to Fort Howard Corporation, Mr. Szews was an auditor with Ernst & Young serving in various offices and capacities over a ten-year period. Mr. Szews was also a director of Gardner Denver, Inc. until its sale in July 2013 where he served as chair of the audit committee and a member of the nominating and governance committee.

              Mr. Szews' prior service as a director of our company and another publicly-traded company, extensive experience in financial and audit matters and service as our Chief Operating Officer, our Chief Financial Officer and in various other senior executive positions with our company bring the Board knowledge and insight into our company's global operations and a thorough understanding of our products and markets and our company's dealings with our customers.

Skills and Qualifications

Executive Leadership — Chief executive, chief operating and chief financial officer of a global publicly-traded manufacturing company and chief accounting officer of a large publicly-traded paper and paper products company. Member of the board of directors of international manufacturing companies.

Corporate Governance Experience — Former Director and member of nominating and governance committee at Gardner Denver, Inc.

Industry Experience — Senior executive of a global company with diverse products sold to customers in construction, public safety and defense industries.

Finance Experience — Senior executive leading financial operations and strategy for publicly-traded global manufacturing companies.

Operations and Manufacturing Experience — Chief executive and operating officer for global manufacturing company overseeing site expansions and rationalizations, low cost sourcing initiatives, and development of lean operating initiatives.

International Experience — Senior executive overseeing global expansion of business markets, operations and sourcing opportunities.

Technology and Innovation — Chief executive officer and senior executive overseeing the research and development operations for new product development.

M&A and Restructuring Experience — Senior executive overseeing strategy for growth through acquisitions and international start-up operations.

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GOVERNANCE OF THE COMPANY

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WILLIAM S. WALLACE
Age: 67	Oshkosh Committees:	Public Directorships:
Director Since: 2011	• Human Resources	• CACI International Inc.

              Gen. (Ret.) Wallace currently acts as an independent consultant to various organizations and businesses serving the U.S. Department of Defense. He served as the Commanding General of the U.S. Army Training and Doctrine Command from 2005 to 2008. Prior to that, he served as the Commanding General of the Joint Warfighting Center U.S. Joint Forces Command from 1999 to 2001, as Commanding General of the Fifth U.S. Corps in Germany and Iraq from 2001 to 2003, and as Commanding General of the U.S. Army Combined Army Center at Fort Leavenworth, Kansas from 2003 to 2005. During his almost 40-year career in the Army, he served in multiple roles and had diverse duties ranging from responsibility for the development and distribution of joint forces training policy and joint forces doctrine while serving at the Joint Warfighting Center to responsibility for managing the training efforts at 32 schools at 16 Army installations while serving at the U.S. Army Training and Doctrine Command. In both Vietnam and Iraq, Gen. (Ret.) Wallace led U.S. soldiers in combat. He currently serves as a director of CACI International Inc., a leading provider of a wide range of technology services for customers that include the U.S. Department of Defense and other federal government agencies.

              Gen. (Ret.) Wallace's distinguished military service, extensive experience in military command positions and knowledge of military operations bring our Board knowledge and insight into issues our company faces in dealing with key government customers such as the U.S. Department of Defense.

Skills and Qualifications

Executive Leadership — Retired Four-Star General of the U.S. Army. Leadership positions with Joint Forces Command and deployed forces in the U.S. and international locations.

Industry Experience — Military leader with spans of responsibility for organizations totaling up to 140,000 soldiers/employees and operating budgets up to $5 billion.

Talent Acquisition and Development Experience — Senior military leader responsible for the execution of complex strategies involving thousands of individuals. Responsible for the U.S. Army's institutional training and leader development. Responsible to effectively evaluate talent and make decisions regarding abilities and potential of individuals and oversee training and development of the U.S. Army's human resources. Member of the Oshkosh Human Resources Committee.

Technology and Innovation — Senior military officer, maintained current knowledge of U.S. Army and Joint systems, and was responsible for development of future requirements for all U.S. Army systems. Director of a leading provider of innovative technology services for public and private customers.

Public Affairs — Senior military officer responsible for addressing the public through the media in leadership positions and during complex, ambiguous combat operations.

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 Summary of Director Qualifications and Experience

Summary of Director Qualifications and Experience	Donnelly	Hamilton	Hempel	Kenne	Newlin	Omtvedt	Palmer	Shiely	Sim	Szews	Wallace
Independence is important for an objective analysis of our company's performance.	•	•	•	•	•	•	•	•	•		•
Executive Leadership demonstrates appropriate business ethics, strategy development, risk management and disciplined decision-making skills.	•	•	•	•	•	•	•	•	•	•	•
Industry Experience is important for evaluating our strategic plan.	•	•		•	•	•	•	•	•	•	•
International Experience is relevant for evaluating our emerging market expansion initiative.	•	•	•		•		•	•	•	•
Finance and Treasury Experience is important for the evaluation of our financial statements and capital structure.		•	•			•	•		•	•
Operations and Manufacturing Experience is important for evaluation of the cost structure and operating plan for our business.	•	•			•		•		•	•
Technology and Innovation knowledge is important as innovation is a core MOVE initiative.	•	•	•	•	•	•			•	•	•
Marketing and Sales Experience is critical to understanding how to bring the voice of the customer to analysis of the business plan.		•			•				•	•
Corporate Governance Experience demonstrates familiarity with setting appropriate processes for protection of shareholder.	•	•	•	•	•			•		•
M&A and Restructuring Experience demonstrates the ability to analyze potential growth strategies and opportunities to increase shareholder value.	•	•	•		•	•	•		•	•
Talent Acquisition and Development and Labor Relations Experience is important in attracting, developing and retaining talent, relations with our union workforce and oversight of HR processes for compensation and performance evaluation.	•	•	•		•			•		•	•
Public Affairs and Government Relations is important for guiding communication strategies with the public, our customers and regulators.			•	•		•				•	•

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The Board of Directors

              From October 1, 2012 until May 31, 2013, our Board of Directors was comprised of thirteen directors, the maximum number of directors then authorized by our Board of Directors to serve on our Board. Harvey N. Medvin served as a director until his retirement effective January 29, 2013, the date of our 2013 Annual Meeting. At our 2013 Annual Meeting, our shareholders elected Stephen D. Newlin to our Board. After being advised of the intentions of Messrs. Grebe and Mosling to retire from our Board effective May 31, 2013 and upon the recommendation of the Governance Committee, our Board acted to approve a reduction in the size of our Board from thirteen directors to eleven directors with such reduction effective on the same date. As a result of such action, the retirements of Messrs. Grebe and Mosling did not result in any vacancy on our Board. Our Board continues to consist of eleven directors. The eleven current directors comprise our Board's nominees for election to our Board at the Annual Meeting. Ten of the Board's eleven nominees are not employees of our company. Charles L. Szews, our current Chief Executive Officer, is both an employee of our company and a nominee for election.

Board of Directors Independence

              Our Board of Directors has determined that each of our ten current non-employee directors, who are nominees for election to our Board at the Annual Meeting, does not have a material relationship with us and is independent under NYSE listing standards and applicable SEC rules. Our Board has adopted standards to assist in determining the independence of directors. Under these standards, the following relationships that currently exist or that have existed, including during the preceding three years, will not be considered to be material relationships that would impair a director's independence:

1.
A family member of the director is or was an employee (other than an executive officer) of our company.

2.
A director, or a family member of the director, receives or received less than $120,000 during any twelve-month period in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with us). Compensation received by (a) a director for former service as an interim Chairperson or Chief Executive Officer or other executive officer of our company or (b) a family member of the director for service as a non-executive employee of our company need not be considered.

3.
A director, or a family member of the director, is a former partner or employee of our internal or external auditor but did not personally work on our audit within the last three years; or a family member of a director is employed by an internal or external auditor of our company but does not participate in such auditor's audit, assurance or tax compliance practice.

4.
A director, or a family member of the director, is or was an employee, other than an executive officer, of another company where any of our present executives serve on that company's compensation committee.

5.
A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, another company that makes payments (other than contributions to tax exempt organizations) to, or receives payments from, us for

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property or services in an amount which, in any single fiscal year, does not exceed the greater of $1 million or 2% of such other company's consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year.

6.
A director is or was an executive officer, employee or director of, or has or had any other relationship (including through a family member) with, a tax exempt organization to which our company's and its foundation's contributions in any single fiscal year do not exceed the greater of $1 million or 2% of such organization's consolidated gross revenues.

7.
A director is one of our shareholders.

8.
A director has a relationship that currently exists or that has existed (including through a family member) with a company that has a relationship with us, but the director's relationship with the other company is through the ownership of the stock or other equity interests of that company that constitutes less than 10% of the outstanding stock or other equity interests of that company.

9.
A family member of the director, other than his or her spouse, is an employee of a company that has a relationship with us but the family member is not an executive officer of that company.

10.
A family member of the director has a relationship with us but the family member is not an immediate family member of the director. An "immediate family member" includes a person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-laws, and anyone (other than domestic employees) who shares such person's home.

11.
Any relationship that a director (or an immediate family member of the director) previously had that constituted an automatic bar to independence under NYSE listing standards after such relationship no longer constitutes an automatic bar to independence in accordance with NYSE listing standards.

None of our directors or executive officers has any family relationship with any other director or executive officer.

Meetings of the Board of Directors

              Our Board of Directors met nine times during fiscal 2013. Each of our Board's director nominees attended at least 75% of the meetings of our Board and committees on which he or she served during fiscal 2013 that were held when he or she was a director. Our Board has a policy that directors should attend our Annual Meeting of Shareholders. All who were directors at that time attended our 2013 Annual Meeting of Shareholders.

              Our non-management directors, all of whom are independent directors, met in executive session, without the presence of our officers, on five occasions during fiscal 2013. Richard M. Donnelly, our independent Chairman of the Board, presided over all executive meetings of the non-management directors.

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 Communicating with the Board of Directors

              If a shareholder or other interested party wishes to communicate with our Board, the shareholder or other interested party may send correspondence to the Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566. Our Secretary will submit the shareholder's correspondence to our Board or the appropriate Committee as applicable.

              Under our By-Laws and Corporate Governance Guidelines, the Chairman of the Board must be a director that our Board has determined to be independent in accordance with the listing standards of the NYSE and one who has not previously served as one of our executive officers. Richard M. Donnelly, an independent director, is our Chairman of the Board. Shareholders or other interested parties may communicate directly with the Chairman of the Board by sending correspondence to Chairman, Board of Directors, c/o Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566.

Committees of the Board of Directors

              Our Board of Directors has three standing committees: the Audit Committee, the Governance Committee and the Human Resources Committee. The members and responsibilities of these Committees as of the date of the Notice of Annual Meeting of Shareholders are set forth below.

Committee Membership (*Indicates Chair)

Audit Committee	Human Resources Committee
Peter B. Hamilton Harvey N. Medvin (retired January 29, 2013) Craig P. Omtvedt* Duncan J. Palmer Richard G. Sim Richard M. Donnelly (alternate member)	Peter B. Hamilton* (appointed Chair January 29, 2013)
Kathleen J. Hempel
Stephen D. Newlin (appointed January 29, 2013)
William S. Wallace
Richard M. Donnelly (alternate member; Chair until January 29, 2013)

Governance Committee
Michael W. Grebe (retired May 31, 2013)
Leslie F. Kenne*
Kathleen J. Hempel (appointed January 29, 2013)
J. Peter Mosling, Jr. (retired May 31, 2013)
John S. Shiely
Richard M. Donnelly (alternate member)

Audit Committee

              The Audit Committee oversees the fulfillment by management of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It assists Board oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and our independent registered public accounting firm's qualifications and independence.

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The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, which reports directly to the Audit Committee. It oversees the activities of our internal audit function, which currently is provided under contract by Ernst & Young, LLP. The Audit Committee has a charter that specifies its responsibilities and the Audit Committee believes it fulfills its charter. All current members of the Audit Committee are, and all persons who served on the Audit Committee during fiscal 2013 were, independent directors as defined under NYSE listing standards and SEC rules. All current members of the Audit Committee are, and all persons who served on the Audit Committee during fiscal 2013 were, financially literate under the applicable NYSE listing standards. Our Board of Directors has determined that each of Peter B. Hamilton, Craig P. Omtvedt, Duncan J. Palmer and Richard G. Sim is, and prior to his retirement Harvey N. Medvin was, an "audit committee financial expert" as defined under SEC rules.

              The Audit Committee met eight times during fiscal 2013. Our independent registered public accounting firm and internal auditors met with the Audit Committee with and without representatives of management present. See "Ratification of the Appointment of Independent Registered Public Accounting Firm — Report of the Audit Committee."

Governance Committee

              The Governance Committee identifies individuals qualified to become Board members and recommends nominees to our Board for election as directors with the assistance of Mr. Richard M. Donnelly, our independent Chairman of the Board. It also oversees the evaluation of the performance of our Board, makes recommendations to our Board regarding Board and Committee structure, Committee charters and corporate governance, and is responsible for conducting an annual Board self-evaluation. The Governance Committee has developed, and our Board adopted, a set of corporate governance guidelines applicable to our company. The Governance Committee met four times during fiscal 2013. All current members of the Governance Committee are, and all persons who served on the Governance Committee during fiscal 2013 were, independent directors as defined under NYSE listing standards and SEC rules.

Selection of Nominees for Election to the Board including Shareholder-Recommended Candidates

              The Governance Committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third-party search firms and other sources. In evaluating candidates, the Governance Committee considers attributes of the candidate (including strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge) and the needs of our Board. Our Board and the Governance Committee believe the following minimum qualifications must be met by a director candidate to be recommended as a director nominee by the Governance Committee: (i) each director nominee must display the highest personal and professional ethics, integrity and values; (ii) each director nominee must have the ability to make independent analytical inquiries and to exercise sound business judgment; (iii) each director nominee must have relevant expertise and experience and an understanding of our business environment and be able to offer advice and guidance to our Board of Directors and executives based on that expertise, experience and understanding; (iv) director nominees generally should be active or former chief or other senior executive officers of public companies or leaders of major complex organizations, including commercial, scientific, government, educational and other non-profit institutions; (v) each director nominee must be independent of any particular

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constituency, be able to represent all shareholders of our company and be committed to enhancing long-term shareholder value; (vi) each director nominee must have sufficient time available to devote to activities of our Board and to enhance his or her knowledge of our business; and (vii) unless otherwise determined by the Governance Committee, a director nominee may not have attained the age of 72. Our Board and the Governance Committee also believe that at least one director should have the requisite experience and expertise to be designated as an "audit committee financial expert" as defined by applicable rules of the SEC.

              The Governance Committee will review all candidates in the same manner, regardless of the source of the recommendation. If a shareholder wishes to recommend a director candidate for consideration, the shareholder must provide written notice to the attention of our Secretary at our address as shown on the Notice of Annual Meeting of Shareholders included herewith. Such notice must include the shareholder's name, address, the class and number of shares of Common Stock owned, the name, age, business address and principal occupation of the candidate, and the number of shares of Common Stock beneficially owned by the candidate, if any. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. We may require any candidate to furnish additional information, within reason, that may be needed to determine the eligibility of the candidate. Our Secretary will forward the recommendations to the Governance Committee for consideration. A shareholder wishing to nominate a person for election as a director must comply with the provisions of our By-Laws described under "Additional Information Regarding the Annual Meeting — Shareholders Intending to Present Business at the 2015 Annual Meeting".

Diversity on the Board

              Our Corporate Governance Guidelines have long provided that our Board is committed to a diversified membership, in terms of both the diversity of the individuals serving on our Board and their various experiences and areas of expertise. As part of its process of identifying director candidates, the Governance Committee considers the attributes of existing directors and directs the third-party executive search firm that it retains to assist it in the search for candidates to serve on our Board to identify candidates who would contribute to diversity, taking into account the attributes of existing directors. As part of its annual self-evaluation, the Governance Committee assesses the effectiveness of its efforts to attain diversity by considering whether it has an appropriate process for identifying and selecting director candidates.

Human Resources Committee

              The Human Resources Committee's basic responsibility is to assure that the non-employee members of our Board of Directors and the Chief Executive Officer, other executive officers and key management are compensated effectively and in a manner consistent with our stated compensation philosophy and objectives, internal equity considerations, competitive practices and the requirements of the appropriate regulatory bodies. The Human Resources Committee oversees our organizational, personnel, compensation, and benefits policies and practices. It establishes the compensation for executive officers and oversees the administration of other executive compensation and benefit plans. The Human Resources Committee met five times in fiscal 2013. All current members of the Human Resources Committee are, and all persons who served on the Human Resources Committee during fiscal 2013 were, independent directors as defined under NYSE listing standards and SEC rules.

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GOVERNANCE OF THE COMPANY

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              The Human Resources Committee has retained the services of an external compensation consultant, Towers Watson. The mandate of the consultant is to serve us and work for the Human Resources Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends and technical considerations. The nature and scope of services that Towers Watson rendered on the Human Resources Committee's behalf are described below:

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  Analyses of general industry compensation data and updates of trends in executive compensation;

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  Ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting executive compensation and benefit programs;

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  Guidance on overall compensation program structure, executive compensation levels, comparator groups and executive employment agreement terms;

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  Preparation for and attendance at selected management, committee or Board of Directors meetings; and

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  Recommend competitive positioning of outside director compensation.

The services that Towers Watson has rendered have not included valuing for accounting purposes the performance shares that we have granted. The compensation decisions that the Human Resources Committee makes may reflect factors and considerations other than the information and recommendations that Towers Watson, management or any other advisor provides to the Committee. The Human Resources Committee determined the terms of Towers Watson's engagement as a compensation consultant and updated these terms in a thorough statement of work.

              In addition to Towers Watson's work for the Human Resources Committee during fiscal 2013, management purchased compensation survey products directly from Towers Watson at a price equal to its standard rates. The Human Resources Committee approved the purchase of the survey products from Towers Watson. The purchase of the survey products was not related to or connected with the work that Towers Watson performed for the Human Resources Committee. Billings for work that Towers Watson performed for the Human Resources Committee were approximately 82% of the total amount we paid to Towers Watson in fiscal year 2013.

              The Human Resources Committee: (i) has sole authority to engage and terminate Towers Watson or any other compensation adviser; (ii) meets with Towers Watson without management being present; and (iii) evaluates the quality and objectivity of Towers Watson's services annually. In addition, pursuant to recently-enacted SEC rules and NYSE listing standards regarding the independence of compensation committee advisers, the Human Resources Committee has the responsibility to consider the independence of Towers Watson or any other compensation adviser before engaging the adviser. During fiscal 2013, the Human Resources Committee reviewed the independence of Towers Watson and the individual representatives of Towers Watson who serve as consultants to the Human Resources Committee in light of these new requirements and the specific independence factors that the requirements cite. The Human Resources Committee concluded, based on such review, that Towers Watson is independent and that Towers Watson's performance of services raises no conflict of interest. The Committee's conclusion was based in part on a report that Towers Watson provided to the Committee intended to reveal any potential conflicts of interest. The Human Resources Committee also

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considered the independence factors specified in the recently-enacted SEC rules and NYSE listing standards with respect to its outside legal counsel who serves as an adviser to the Committee.

              We provide additional information regarding the Human Resources Committee and our policies and procedures regarding executive compensation, including the role of executive officers in recommending executive compensation, below under "Executive Compensation — Compensation Discussion and Analysis."

Corporate Governance Documents

              We make our Corporate Governance Guidelines and the written charters of the Audit Committee, the Governance Committee and the Human Resources Committee of our Board of Directors available, free of charge, on our website at www.oshkoshcorporation.com.

              Our Board of Directors adopted the Oshkosh Corporation Code of Ethics Applicable to Directors and Senior Executives, or the Code, which applies to our Chief Executive Officer, our President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer, our Executive Vice President, General Counsel and Secretary, our Senior Vice President Finance and Controller, and the Presidents, Vice Presidents of Finance and Controllers of our business units, or persons holding positions with similar responsibilities at a business unit, and other officers elected by our Board of Directors at the vice president level or higher. Our Board of Directors also adopted a Code of Ethics and Standards of Conduct that applies to all of our employees, known as "The Oshkosh Way." We make both of such codes available, free of charge, on our website at www.oshkoshcorporation.com, and each such code is available in print to any shareholder who requests it from our Secretary at the address above.

Policies and Procedures Regarding Related Person Transactions

              As described above, our Board of Directors adopted the Oshkosh Way for all employees. Our named executive officers are also required to acknowledge in writing that they have received, reviewed and understand the requirements of the Code and further acknowledge that failure to fully comply with the Code can subject them to discipline, up to and including removal from our Board of Directors or termination of employment.

              The Code requires the prompt disclosure to our General Counsel or the Chair of the Audit Committee of any proposed transaction or relationship that could create or appear to create a conflict of interest. The Code provides, "the phrase 'actual or apparent conflict of interest' shall be broadly construed and include, for example, direct conflicts, indirect conflicts, potential conflicts, apparent conflicts and any other personal, business or professional relationship or dealing that has a reasonable possibility of creating even the mere appearance of impropriety." Additionally, the Code prohibits directors and senior executives from taking personal advantage of business opportunities that we typically would pursue or in which we may be interested.

              The Governance Committee is responsible for the administration of the Code, which specifically provides that there is a "firm bias" against waivers of the Code.

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 Oversight of Risk Management by Our Board of Directors

              Our Board is responsible for general oversight of our risk management. Our Board focuses on the most significant and material risks facing our company and ensures that management develops and implements appropriate risk mitigation strategies. Our Board also responds to particular risk management issues as part of its general oversight of our company and in connection with its review and approval of corporate matters.

              Our Board has delegated many of its responsibilities for oversight of our risk management program to the Audit Committee. The Audit Committee evaluates and discusses our overall guidelines, policies, processes and procedures with respect to risk assessment and risk management, including material risks that could impact our company's performance, operations and strategic plans. We have implemented our Organization Risk Management program, which we refer to as the ORM Program. The ORM Program identifies our potential exposure to risks that include strategic, operational, financial, knowledge and legal and regulatory compliance risks. Our senior management is responsible for the administration of the ORM program and conducts assessments and evaluations of potential risks for each of our business segments and our company as a whole. Our senior management then develops mitigation strategies to address these potential risks.

              Senior management reports these risk assessments and mitigation strategies to the Audit Committee. The Audit Committee then considers and discusses these risk assessments and mitigation strategies. Additionally, senior management and the Audit Committee report to our Board on material risk assessments and mitigation strategies as part of the strategic plan updates that they give to our Board during the fiscal year. Senior management reviews and prioritizes these risk assessments and mitigation strategies and reports to the Audit Committee on risk management results to effectively manage our risk profile. The ORM Program is designed to: (i) provide the Audit Committee with an assessment of our potential exposure to material risks; (ii) inform the Audit Committee as to how our senior management addresses and mitigates such potential material risks; and (iii) allow the Audit Committee to evaluate how these risks may impact our performance, operations and strategic plans and ensure that senior management is implementing effective mitigation strategies as necessary. We believe our ORM Program provides an effective approach for addressing the potential risks we face and enables the Audit Committee and our Board to fulfill their general risk oversight functions.

              In addition to the ORM Program, each of the Audit Committee, Human Resources Committee and Governance Committee routinely monitors the various risks that fall under that Committee's respective area of responsibility. The Audit Committee monitors risks related to our financial and accounting controls as well as legal and regulatory compliance risks. The Governance Committee monitors risks related to our corporate governance. The Human Resources Committee considers and monitors the impact of our compensation programs on our risk exposure. Each Committee then routinely reports on its actions to the full Board. This coordination of risk management allows our Board and the Committees to effectively manage the risk oversight function of our company, especially, the management of interrelated risks.

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 Board Leadership Structure

Independent Directors

              Our Board believes that having an independent board of directors and an independent Chairman of the Board greatly enhances its ability to provide effective governance and oversight. With the exception of our Chief Executive Officer, all of our directors are independent directors, including all of the members of our Audit Committee, Human Resources Committee and Governance Committee. In addition, our non-employee, independent directors regularly meet in executive sessions without our officers, including our Chief Executive Officer, present.

Independent Chairman of the Board

              Under our By-Laws and Corporate Governance Guidelines, our Chairman of the Board must be a director that our Board has determined to be independent in accordance with the listing standards of the NYSE and one who has not previously served as an executive officer of our company. As a result, separate individuals serve as our Chairman of the Board and Chief Executive Officer, and an independent director serves as our Chairman of the Board. We believe this leadership structure fosters effective governance and oversight of our company by our Board by: (i) providing the independent directors with control over our Board meeting agenda and discussion; (ii) assuring that independent directors control discussions over strategic alternatives; (iii) permitting more effective assessment of the Chief Executive Officer's performance; (iv) providing a more effective means for our Board to express its views on our management, strategy and execution; and (v) enabling the Chairman to obtain direct and more meaningful feedback from shareholders regarding our corporate governance and shareholders' interests.

Majority Voting for Director Election

              We have a form of majority voting for director elections. In the absence of a contested election, pursuant to the majority voting provisions of our By-Laws, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election must promptly tender his or her resignation to the Chairman of the Board. The Governance Committee of our Board of Directors (or, under certain circumstances, another committee appointed by our Board) will promptly consider that resignation and will recommend to our Board whether to accept the tendered resignation or reject it based on all relevant factors. Our Board must then act on that recommendation no later than 90 days following the date of an Annual Meeting of Shareholders. Within four days of our Board's decision, we must disclose the decision in a Current Report on Form 8-K filed with the SEC that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

Stock Ownership Guidelines for Directors

              The Human Resources Committee has adopted stock ownership guidelines that apply to non-employee directors to ensure that our non-employee directors have a direct stake in the oversight and development of our company by becoming shareholders. Under these guidelines, our non-employee directors are encouraged to acquire and own our Common Stock in an amount equal to five times the annual cash retainer paid to these non-employee directors. Non-employee directors

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GOVERNANCE OF THE COMPANY

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should achieve this stock ownership level within five years of becoming a director. See "Director Compensation — Stock Ownership Guidelines for Directors."

Succession Planning

              The Human Resources Committee, in conjunction with the Chief Executive Officer, reviews a comprehensive management succession plan each year. The plan identifies (i) potential successors for each executive position, including the Chief Executive Officer, (ii) prior year accomplishments in preparing successors, and (iii) current development needs. The results of these are evident in the orderly transition of Mr. Szews to the role of President and Chief Executive Officer in fiscal 2011, the promotion of Mr. Jones to the role of President and Chief Operating Officer in fiscal 2012, and the internal promotions of two executives to fill the vacancy in the Access Equipment segment created when we promoted Mr. Jones to his current role.

Shareholder Engagement

              Our shareholders are key participants in the governance of our company. For this reason, we spend significant time meeting with our shareholders, listening to their concerns and responding to their feedback. Our management team regularly offers shareholders the opportunity to discuss our company's most recent quarterly results and other topics related to Oshkosh Corporation. During our second quarter of fiscal 2013 and our first quarter of fiscal 2014, members of our management team travelled to multiple cities across the U.S. to meet with large shareholders and potential shareholders. During these candid meetings, we discussed our MOVE strategy and listened as shareholders provided feedback on a variety of topics. We value our relationships with our shareholders and believe that we strengthen our ability to lead the company by constructively discussing our business and strategy. Members of our management team have also contacted shareholders to get their suggestions for ways to improve your Board.

              We value your support. By continuing to have constructive dialogue with you — our shareholders — we are better positioned to fulfill our obligations to you and to our company. We encourage you to share your opinions, interests and concerns and invite you to write to us with your reactions and suggestions. If you would like to communicate with our Board, you may send correspondence to the Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566. Our Secretary will submit your correspondence to our Board or the appropriate Committee, as applicable. You may also communicate directly with the Chairman of our Board by sending correspondence to Chairman, Board of Directors, c/o Secretary, Oshkosh Corporation, 2307 Oregon Street, P.O. Box 2566, Oshkosh, Wisconsin 54903-2566.

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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Ratification of the Appointment of Independent Registered Public Accounting Firm

              The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent auditors for the fiscal year ending September 30, 2014.

              Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

              We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent auditors. Although ratification is not required by our By-Laws or otherwise, our Board is submitting the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to our shareholders for ratification because we value our shareholders' views on our independent auditors and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the fiscal year if it determines that such a change would be in the best interests of our company and our shareholders.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AS OUR INDEPENDENT AUDITORS.

 Report of the Audit Committee

              The Audit Committee of our Board of Directors is responsible for providing independent, objective oversight of our financial reporting and disclosure responsibilities, accounting functions and internal controls. The Audit Committee acts under a written charter, which our Board of Directors first adopted in 1997 and last amended in May 2013. Each of the members of the Audit Committee is independent as defined by the NYSE's listing standards and SEC rules.

Audit and Non-Audit Fees

              The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements for the fiscal years ended

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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September 30, 2013 and September 30, 2012 and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2013	2012
Audit fees (1)	$2,731,500	$3,031,600
Audit-related fees (2)	—	41,500
Tax fees (3)	10,000	56,300

Total	$2,741,500	$3,129,400

              (1)          Audit fees consisted principally of fees for the audit of our annual consolidated financial statements, for reviews of the interim condensed consolidated financial statements included in our Forms 10-Q and for work in connection with the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002 related to our internal control over financial reporting and statutory audits required internationally.

              (2)          Audit-related fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not reported under "Audit fees." These services primarily related to employee benefit plan audits.

              (3)          Tax fees consisted of fees billed for the review of state income tax returns and review of cash repatriation tax calculations.

Pre-approval of Services by the Independent Registered Public Accounting Firm

              The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services to be provided by our independent registered public accounting firm. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by our independent registered public accounting firm and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

              Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee Chair or one or more of its members. The member or members to whom such authority is delegated report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to us by our independent registered public accounting firm.

              The Audit Committee pre-approved the provision of all of the services described above and has considered and determined that the provision of such services is compatible with maintaining the independence of Deloitte & Touche LLP.

              The Audit Committee reviews our financial reporting process on behalf of our Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited

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PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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consolidated financial statements contained in the Annual Report on Form 10-K for the fiscal year ended September 30, 2013 with our management and independent registered public accounting firm. Management is responsible for the consolidated financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the internal controls over financial reporting based upon the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

              The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by AU Section 380 of the Public Company Accounting Oversight Board (PCAOB), Communication With Audit Committees, and Rule 2-07 of SEC Regulation S-X. In addition, the independent registered public accounting firm provided to the Audit Committee the written disclosures required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent registered public accounting firm their independence.

              In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, for filing with the SEC.

AUDIT COMMITTEE
Craig P. Omtvedt, Chair
Peter B. Hamilton
Duncan J. Palmer
Richard G. Sim
Richard M. Donnelly (Alternate Member)

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STOCK OWNERSHIP

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Stock Ownership of Directors, Executive Officers and Other Large Shareholders

              The following table shows the beneficial ownership of Common Stock of each director (each of whom is a director nominee), each named executive officer appearing in the Summary Compensation Table on page 74, each other shareholder owning more than 5% of our outstanding Common Stock and the directors and executive officers (including the named executive officers) as a group.

              "Beneficial Ownership" means more than "ownership" as that term commonly is used. For example, a person "beneficially" owns stock if he or she owns it in his or her name or if he or she has (or shares) the power to vote or sell the stock as trustee of a trust. Beneficial ownership also includes shares the directors and executive officers have a right to acquire within 60 days after November 29, 2013 as, for example, through the exercise of a stock option.

              Except as otherwise stated in the footnotes to the following table, information about Common Stock ownership is as of November 29, 2013. At the close of business on December 10, 2013, the record date for the Annual Meeting, there were 84,692,089 shares of Common Stock outstanding. None of the directors or named executive officers has pledged any such shares, as our policies prohibit directors or named executive officers from pledging shares. Unless stated otherwise in the footnotes to the table, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned	Stock Units Beneficially Owned (1)
Bryan J. Blankfield (2)(3)	139,541	*	5,500
Richard M. Donnelly (2)	41,577	*	2,294
Peter B. Hamilton (2)	10,000	*	—
Kathleen J. Hempel (2)	50,666	*	—
Wilson R. Jones (2)	176,648	*	14,800
Leslie F. Kenne (2)	2,553	*	9,579
Frank R. Nerenhausen (2)	85,700	*	5,500
Stephen D. Newlin	3,200	*	—
Craig P. Omtvedt (2)	30,141	*	1,116
Duncan J. Palmer (2)	1,000	*	9,027
David M. Sagehorn (2)(4)	187,962	*	13,100
John S. Shiely	8,200	*	—
Richard G. Sim (2)	21,700	*	25,629
Charles L. Szews (2)(5)	523,692	*	42,300
William S. Wallace (2)	1,666	*	9,578
All directors and executive officers as a group (2)(3)(4)(5)	2,122,305	2.45%	197,411
BlackRock Inc. (6)	6,630,093	7.41%	—
Capital World Investors (7)	8,798,000	10.10%	—
FMR LLC (8)	5,632,875	6.15%	—

              *            The amount shown is less than 1% of the outstanding shares of Common Stock.

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STOCK OWNERSHIP

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              (1)          Amounts shown in this column are not included in the columns titled "Shares of Common Stock Beneficially Owned" or "Percent of Common Stock Beneficially Owned." Amounts shown include restricted stock units (RSUs) that we awarded under our 2009 Incentive Stock and Awards Plan in September 2013 in the following amounts to the following persons listed in the table: 5,500 units for Bryan J. Blankfield, 14,800 units for Wilson R. Jones, 5,500 units for Frank R. Nerenhausen, 13,100 units for David M. Sagehorn, 42,300 units for Charles L. Szews, and 130,900 units for all directors and executives officers as a group. The RSUs are subject to forfeiture until they vest. Upon or following vesting, we will settle the RSUs by delivering one share of our Common Stock (rather than cash) for each unit. Amounts shown also include restricted stock units under our Deferred Compensation Plan for Directors and Executive Officers, all of which are vested, in the following amounts for the following persons listed in the table: 2,294 units for Richard M. Donnelly, 9,579 units for Leslie F. Kenne, 1,116 units for Craig P. Omtvedt, 9,027 units for Duncan J. Palmer, 9,578 units for William S. Wallace and 31,594 units for all directors and executive officers as a group. Amounts also include units deemed invested in shares of Common Stock that are credited to the following persons in the following amounts under the Deferred Compensation Plan: 25,629 units for Mr. Sim and 34,917 units for all directors and executive officers as a group. The units described in this footnote do not carry the right to vote. In each case, amounts are distributable in the form of shares of our Common Stock on a one-for-one basis; however, any distribution would not be within 60 days of November 29, 2013.

              (2)          Amounts shown include 102,932 shares for Bryan J. Blankfield, 23,216 shares for Richard M. Donnelly, 1,000 shares for Peter B. Hamilton, 28,216 shares for Kathleen J. Hempel, 105,999 shares for Wilson R. Jones, 2,241 shares for Leslie F. Kenne, 55,999 shares for Frank R. Nerenhausen, 8,516 shares for Craig P. Omtvedt, 1,000 shares for Duncan J. Palmer, 118,295 shares for David M. Sagehorn, 17,416 shares for Richard G. Sim, 361,134 shares for Charles L. Szews, 1,666 shares for William S. Wallace, and 1,399,490 shares for all directors and executive officers as a group that such persons have the right to acquire pursuant to stock options exercisable within 60 days of November 29, 2013. Amounts also include shares of restricted Common Stock, which are subject to forfeiture until they vest, in the following amounts to the following individuals listed in the table: 10,668 shares for Bryan J. Blankfield, 42,167 shares for Wilson R. Jones, 14,668 shares for Frank R. Nerenhausen, 23,334 shares for David M. Sagehorn, and 203,510 shares for all directors and executive officers as a group. Amounts shown also include units deemed to be invested in shares of our Common Stock that are credited to the following individuals' accounts in the following amounts under the Deferred Compensation Plan: 1,016 units for Bryan J. Blankfield, 4,284 units for Richard G. Sim, and 5,300 units for all directors and executive officers as a group. Units credited under the Deferred Compensation Plan do not carry the right to vote. However, such persons have the right to acquire our Common Stock immediately upon distribution.

              (3)          Amounts shown include 1,502 shares as to which ownership is shared with Rebecca R. Blankfield, Mr. Blankfield's wife.

              (4)          Amounts shown include 21,688 shares as to which ownership is shared with Katherine A. Sagehorn, Mr. Sagehorn's wife.

              (5)          Amounts shown include 9,200 shares as to which ownership is shared with Rochelle A. Szews, Mr. Szews' wife.

              (6)          Amount shown is as described in the Schedule 13G/A that BlackRock Inc. filed with the SEC on February 8, 2013. BlackRock Inc. is located at 40 East 52nd Street New York, New York 10022.

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STOCK OWNERSHIP

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BlackRock Inc. has sole voting power and sole dispositive power with respect to the shares included in the amount shown.

              (7)          Amount shown is as described in the Schedule 13G that Capital World Investors filed with the SEC on July 31, 2013. Capital World Investors is located at 333 South Hope Street, Los Angeles, California 90071. Capital World Investors has sole voting power and sole dispositive power with respect to the shares included in the amount shown.

              (8)          Amount shown is as described in the Schedule 13G that FMR LLC filed with the SEC on February 14, 2013. FMR LLC is located at 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC has sole voting power with respect to 10,912 and sole dispositive power with respect to 5,632,875 of the shares included in the amount shown.

Section 16(a) Beneficial Ownership Reporting Compliance

              The Securities and Exchange Act of 1934 requires our directors, executive officers, controller and any persons owning more than 10% of our Common Stock to file reports with the SEC regarding their ownership of our Common Stock and any changes in such ownership. Based upon our review of copies of these reports and certifications given to us by such persons, we believe that our directors, executive officers and controller have complied with their filing requirements for fiscal 2013. However, forms reporting one transaction each on behalf of three of our executive officers, Mr. Brad Nelson, Mr. R. Scott Grennier and Ms. Colleen Moynihan, were not timely filed. All of such forms have been filed prior to the date of the Notice of Internet Availability of Proxy Materials.

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REPORT OF THE HUMAN RESOURCES COMMITTEE

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              The Human Resources Committee of our Board of Directors has reviewed and discussed the following "Compensation Discussion and Analysis" for fiscal 2013 and has further discussed and reviewed it with management. Based on its review and analysis, the Human Resources Committee recommended to our Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement, and also be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013.

HUMAN RESOURCES COMMITTEE

Peter B. Hamilton, Chair
Kathleen J. Hempel
Stephen D. Newlin
William S. Wallace
Richard M. Donnelly (Alternate Member)

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EXECUTIVE COMPENSATION

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Compensation Discussion and Analysis

Executive Summary

Pay for Performance Philosophy

              Our Human Resources Committee follows a philosophy of linking our named executive officers' compensation to performance that will ultimately reward our shareholders. We use compensation programs to attract and retain the best executive talent and to motivate our executives to exceed specific financial and organizational goals set each year. The components of our compensation strategies include allocating a greater portion of compensation to pay that varies based on company performance (annual bonus and long-term equity incentives) than to fixed compensation (base salary and benefits). We believe this mix is properly aligned with shareholder interests. Personal benefits, such as annual physicals and relocation reimbursement, are few and related to business need, and executives must comply with executive officer stock ownership guidelines to link their interests to those of shareholders.

              The Committee makes our annual compensation decisions in a thoughtful and deliberate way based on competitive market data that an independent compensation consultant provides and through open discussion within the Committee. We mitigate risks by having incentive plan caps, defined financial performance measures, multiple approval review gates and a compensation clawback policy. Furthermore, each year, we complete a thorough risk analysis of our compensation programs.

              Current market conditions can also influence the annual goals and tools we use to have prudent flexibility to adapt to changing situations. This flexibility ensures we can make the best decisions to attract and retain the highly talented executives needed to deliver strong performance for our shareholders over time.

Business Highlights (1)

              Oshkosh Corporation is a leading global specialty vehicle and vehicle body manufacturer with a long track record of growth. Over the period from fiscal year 1997 through fiscal year 2013, sales and operating income grew at compound annual growth rates of 16.3% and 19.6%, respectively. Despite significant challenges from recent economic turmoil, we continue to maintain the leading market share in virtually all of our businesses. Although we are facing a significant downturn in what has historically been our largest segment — Defense — where U.S. defense spending is likely to continue its decline over the next few years, we are executing on the roadmap we presented to shareholders regarding how we intend to overcome the Defense downturn and create value for shareholders. We first communicated the roadmap in detail to shareholders at a September 14, 2012 Analyst Day when we introduced our target to increase earnings per share from continuing operations to $4.00 - $4.50 by fiscal 2015.

              In fiscal 2013, our primary focus was to continue executing our MOVE strategy within all business segments. As we describe in detail in this Proxy Statement under "Summary Information — Business Highlights — Our MOVE Strategy," we delivered on our MOVE strategy with measurable results in fiscal 2013. We raised our fiscal 2013 performance outlook several times and ultimately

              (1)          Non-GAAP results. See "Non-GAAP Financial Measures" in Attachment A to this Proxy Statement for reconciliation to GAAP results.

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EXECUTIVE COMPENSATION

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exceeded the high end of our initial earnings per share estimate range for fiscal 2013 by approximately 44%, yielding adjusted earnings per share of $3.74. We increased operating income margins in all segments and generated $386 million of free cash flow in fiscal 2013. We deployed a prudent capital allocation strategy, which involved the repurchase of 6.1 million shares of our Common Stock in fiscal 2013 for $202 million under our Board's previously announced $300 million share repurchase authorization. All of these actions contributed to the 79% increase in our share price in fiscal 2013.

Alignment of Performance and Compensation

              Our compensation philosophy, programs and practices support our Board of Directors, executive officers and employees as they work to meet and exceed both customer and shareholder expectations in an ever-competitive global economy. We have designed the specific compensation programs that we have in place to retain key, talented executives during these uncertain times and incentivize them to continue our history of increasing sales and profits and to meet the aggressive goals of our MOVE strategy. Retention remains a critical focus area for us as we weather the industry downturn in defense and the uncertain global economic and political environment, and as we strive to protect our talent from other companies that routinely target our executives for recruitment. Our fiscal year 2013 compensation plans again contained a form of restricted stock awards — restricted stock units — to provide that element of retention while continuing cash incentives and other equity awards that reward our key executives for achieving better than industry benchmark performance tied to key business measures or superior performance in light of competitive market conditions. We must have effective compensation programs to recruit and retain experienced and talented executives to achieve our aggressive MOVE strategy objectives and always be developing managers and technical employees as future leaders in our company. Our compensation plans remain targeted well within industry norms and are generally targeted close to the 50th percentile of the compensation databases that we use to prudently manage our compensation expense.

              We made important modifications to our compensation and benefits practices during fiscal 2013 and fiscal 2012 (which modifications became effective in fiscal 2013) that we expect will reduce volatility of cash flows and expenses, lower costs to be more competitive and further align pay with shareholder interests:

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  For many salaried employees, we froze benefits under our qualified defined benefit plans effective December 31, 2012 and are now providing benefits to impacted employees under a new, qualified defined contribution plan.

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  We also froze benefits under our supplemental Executive Retirement Plan (SERP) for executive officers, including our named executive officers, effective December 31, 2012, and are similarly providing benefits under a new, non-qualified defined contribution plan with substantially lower benefits for executives, reducing the annual cost to our company to provide such benefits by more than 30%.

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  We eliminated a post-employment health plan for certain then-current employees effective December 31, 2012 that reduced current costs and future obligations.

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  To maintain market competitive base salaries, the Human Resources Committee determined that 3% base salary increases for our executive officers were generally appropriate. The Human Resources Committee made this determination based on the 3% average base salary increases for comparable-company executives and other professionals

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EXECUTIVE COMPENSATION

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    for fiscal 2013, as set forth in the Towers Watson Executive Compensation Database that we describe below.

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  After three consecutive years (September 2010, September 2011 and September 2012) of Mr. Szews voluntarily declining equity-based compensation so that we could provide retention awards for key executives and senior managers, in September 2013, we granted Mr. Szews an equity award. Mr. Szews' equity award placed him at approximately the 50th percentile for annual equity awards granted to the chief executive officers of companies included in the Executive Long-Term Compensation Data. For long-term incentive awards, Towers Watson compiles a "Long-Term Incentive Plan Report," which is a subset of the Towers Watson Executive Compensation Database. We refer to the subset of data from the Towers Watson Executive Compensation Database that appears in the Long-Term Incentive Plan Report as the Long-Term Compensation Data in this Proxy Statement.

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  The Human Resources Committee approved a 4.4% base salary increase for Mr. Jones in fiscal year 2013 to position his base salary closer to the 50th percentile of the Towers Watson Executive Compensation Database and to recognize his performance.

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  We designed the specific incentive awards in fiscal year 2013 for our named executive officers, and other executives, to provide considerable retention value, given the downturn we are facing in our defense business and to reward further successful implementation of our MOVE strategy. For long-term awards, we awarded a mix: share-settled restricted stock units with time-based vesting to provide tangible value over the next three years to aid retention; an increased weighting (from 20% to 30%) of Total Shareholder Return (TSR)-based Performance Shares (based on performance relative to the S&P Mid Cap 400); and a decreased weighting (from 40% to 30%) of stock options to continue to provide longer-term upside based on stock price appreciation resulting from successful execution of our MOVE strategy.

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  The fiscal year 2013 annual cash incentive plan continued to focus on Operating Income (OI) to drive share price appreciation, Return on Invested Capital (ROIC) as measured against a comparator group of industry peer companies to drive sound capital allocation, and Days Net Working Capital Improvement percentage (DNWCI) in our business segments to promote improved cash flow. Actual performance in fiscal year 2013 for operating income significantly exceeded our original expectations as management successfully executed our MOVE strategy. As a result, our operating income performance was above maximum. Actual performance in fiscal year 2013 for ROIC compared to the ROIC peer group that we describe in this proxy statement was above target. As a result, payouts for our executives based on these two measures fell between target and maximum, which we believe is appropriate given our company's performance in exceeding operating income targets for the fiscal year.

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  We modified certain sales representative incentive programs to provide incentives for expanding margins.

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EXECUTIVE COMPENSATION

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              This Compensation Discussion and Analysis explains our compensation programs and policies for fiscal year 2013, and in certain instances our plans for fiscal year 2014, and how those programs and policies affected the compensation we paid to the following, who are our named executive officers:

Charles L. Szews, Chief Executive Officer
David M. Sagehorn, Executive Vice President and Chief Financial Officer
Wilson R. Jones, President and Chief Operating Officer
Bryan J. Blankfield, Executive Vice President, General Counsel and Secretary
Frank R. Nerenhausen, Executive Vice President and President, Access Equipment

Oversight

              Our fiscal year 2013 ended September 30, 2013. During fiscal year 2013, the Human Resources Committee of our Board of Directors, which we hereafter refer to in this Compensation Discussion and Analysis as the Committee, consisted of the following independent directors: Mr. Peter B. Hamilton (Chairman), Ms. Kathleen J. Hempel, Mr. Stephen D. Newlin and Gen. (Ret.) William S. Wallace. Mr. Richard M. Donnelly served as Chairman of the Committee until January 2013, at which time Mr. Donnelly assumed the role of an alternate member of the Committee. As its charter provides, the Committee establishes, oversees and approves the compensation programs, awards, practices and procedures for our executive officers.

              The Committee has the authority to engage the services of outside advisors, experts and others to assist it in performing its responsibilities. In fiscal year 2013, the Committee retained Towers Watson as its advisor on issues related to the Committee's responsibilities. Throughout the year, the Committee regularly evaluated Towers Watson's performance, determined that Towers Watson had no conflicts of interest, and provided Towers Watson appropriate feedback. See "Governance of the Company — Committees of the Board of Directors — Human Resources Committee" for more information on the processes and procedures of the Committee, including the role of Towers Watson in assisting the Committee as it sets executive officer and non-employee director compensation.

Compensation Philosophy and Objectives

              The objectives of our company's executive compensation program are to attract, retain and motivate executives who will perform at the highest levels to execute our strategy, continue to improve business performance and increase the long-term market value of our company. A guiding principle of our executive compensation philosophy is to clearly align incentive compensation opportunities with the long-term interests of our shareholders. As a result, we have designed our compensation program to provide executives with rewards for quantifiable annual results, as well as to reward strategic decision making by providing rewards for sustained long-term company performance. In designing our executive compensation programs, we assess potential compensation risks, again to ensure our programs are aligned with shareholder interests.

              Consistent with these objectives, the Committee has designed compensation programs that have varying time frames for earning and payment, include a substantial proportion of pay that is "at

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EXECUTIVE COMPENSATION

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risk" because the amount is dependent on future performance, and involve both cash and equity awards. These include:

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  Base Compensation and Benefits: Base salary, with potential merit increases based on performance and market competiveness, employee benefits (e.g., health insurance) and limited other personal benefits (principally annual physicals and relocation packages when we ask executives to relocate);

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  Short-Term Incentive Compensation: Cash-based incentive awards based on the achievement of challenging annual performance goals;

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  Long-Term Compensation: Equity-based long-term incentive awards, including performance-based awards, which reward performance over a period of time; and

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  Benefits Following Service: Benefits under qualified retirement plans, retirement plans for senior executives, non-qualified deferred compensation plans, and severance agreements.

              Because we want our executives' compensation to fluctuate upward or downward consistent with our financial and share price performance, we designed our incentive compensation programs to reward improvement in operating income, improvement in efficiency of use of net working capital, return on invested capital and appreciation of our share price. We believe that these performance measures correlate directly with the performance goals that we have established under our MOVE strategy — namely to approximately double adjusted earnings per share from continuing operations to $4.00 - $4.50 by fiscal 2015 compared to fiscal 2012 expectations that we announced on September 14, 2012. Specifically, we believe improvements in operating income directly contribute to an increase in earnings per share and share price appreciation is largely driven by market reaction to reported increases in earnings per share and returns on invested capital.

Annual Compensation Plans Design Review

              The Committee annually evaluates our compensation plans to determine if it is appropriate to make changes in plan design, types of awards or levels of pay. This evaluation includes a review of Towers Watson's analyses of general industry compensation data, which provides comparative references for the Committee, which we describe in more detail below. These analyses give the Committee an understanding of each executive's total direct compensation package so the Committee can ensure that our compensation structure is consistent with our goals.

              Towers Watson also provides the Committee with updates regarding trends in executive compensation, recommendations for outside director and executive officer compensation, summaries of new or proposed regulations affecting executive compensation and special reports responding to specific inquiries from the Committee. The Committee also solicits Towers Watson's recommendations for changes to our methods of compensating executive officers in light of these general developments, as well as factors specifically affecting our company. This information provides input for the Committee to consider when adopting the performance measures we use for our annual cash incentive awards and the performance-based and retention-oriented elements of our equity-based long-term incentive awards.

              In November 2012, the Committee decided to continue to use the Consolidated Operating Income and Return on Invested Capital performance measures for fiscal year 2013 to maintain the

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EXECUTIVE COMPENSATION

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emphasis on maximizing income and debt reduction and on strong balance sheet management. The Committee also retained the Return on Invested Capital performance measure because it is a relative performance measure, requiring company performance to exceed certain thresholds relating to a peer group of companies, which we refer to as the ROIC peer group, in determining a portion of our executives' annual compensation. For fiscal year 2013, the Committee approved a slight change to the ROIC peer group to remove three companies as result of changes in ownership and revenue size.

Determining Pay Levels

              On an annual basis, Towers Watson provides the Committee various analyses of general industry compensation data from its Executive Compensation Database, a survey of over 840 companies, which we refer to in this Proxy Statement as the Towers Watson Executive Compensation Database. We use the Towers Watson Executive Compensation Database because we believe the size of the database ensures consistent and statistically valid data that is representative of the market in which we compete for executive talent. In using the Towers Watson Executive Compensation Database, we generally consider only aggregate data and do not select individual companies for comparison. By focusing on the data in the aggregate, we believe we can avoid the undue impact of statistically outlying companies and obtain a general understanding of compensation practices in the market.

              Towers Watson compiles data regarding base salary, target and actual annual cash incentive awards and long-term incentive awards for these companies. The data reflects the individual responsibilities of each position and company revenue size. Through a regression analysis, Towers Watson adjusts the base salary and annual cash incentive data to match our revenue size using our estimates of annual revenues for the then current fiscal year. Except for long-term incentive awards relating to fiscal year 2013, which the Committee approved in September 2012, the Committee took action relating to fiscal year 2013 compensation in November 2012 when the Committee had greater information available to it with respect to our revenue projections for fiscal year 2013.

              For long-term incentive awards, Towers Watson compiles a "Long-Term Incentive Plan Report," which is a subset of the Towers Watson Executive Compensation Database. This report includes long-term incentive values for executives who perform duties at a subset of companies whose revenue is both higher and lower than ours that correspond to the job duties of each of our named executive officers. For fiscal years 2013 and 2014, Towers Watson used all companies within the Towers Watson Executive Compensation Database with revenues between $6 billion and $10 billion in the Long-Term Incentive Plan Report. We refer to this subset of data as the Long-Term Compensation Data in this Proxy Statement.

              The Committee requests data from the Towers Watson Executive Compensation Database at the 25th, 50th and 75th percentile levels for base salary, target and actual annual cash incentive awards, and long-term incentive awards for each of our executive positions at companies whose total revenue, as reported, corresponds to our total revenue and whose executive positions have responsibilities that correspond to the responsibilities of our executive officers. The Committee made compensation decisions for fiscal year 2013 at the Committee's meetings in September 2012 and November 2012 and used the Towers Watson Executive Compensation Database data that Towers Watson provided to us in September 2012. The Committee made compensation decisions for fiscal year 2014 at the Committee's meetings in September 2013 and November 2013 and used the Towers Watson Executive Compensation Database data that Towers Watson provided to us in September 2013.

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EXECUTIVE COMPENSATION

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              To evaluate an executive officer's performance, the Committee considers the executive officer's performance for the current year as compared to the objectives that the Committee established for the executive in the previous year. In setting the performance objectives, the Committee considers the recommendations of Mr. Szews for each executive reporting to him or to our President and Chief Operating Officer (Mr. Jones). These performance objectives are aligned with our company's MOVE strategy and can emphasize the following financial and operational goals: earnings per share, revenue growth, pricing improvement, international sales growth, cash flow improvement, working capital management, earnings growth, return on invested capital, operating income, operating income growth, operating income as a percent of revenue, margin expansion, customer relations, operational efficiency and safety, international expansion, successful acquisition integration, debt reduction, cost reduction particularly related to products, processes materials and overhead expenses, process improvement, innovation, quality, talent development and implementation of lean manufacturing principles. Specific objectives for each executive reflect the responsibilities of his or her individual position. The Committee independently approves similar performance objectives for the Chief Executive Officer.

              At the end of the fiscal year, each executive completes a self-assessment and provides it to the Chief Executive Officer or Chief Operating Officer for him to complete his evaluation of the executive's performance as to specific performance objectives for the year. The Committee then reviews these evaluations by the Chief Executive Officer and Chief Operating Officer. The Committee further evaluates, in a subjective manner, each executive's leadership, technical skills, and personal growth and development. Similarly, the Chief Executive Officer completes a self-assessment and provides it to the Committee. The Committee independently evaluates the Chief Executive Officer's performance against annual performance objectives and meets with the Chief Executive Officer to provide its views and assessment.

              The following table summarizes the general target mix of pay (fixed versus variable) for our Chief Executive Officer and the other named executive officers. The percentage of total compensation that long term incentives represent approximates the 50th percentile of the Towers Watson Executive Compensation Database.

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Base Salary

              For its review and adjustment of base salaries at its November 2012 meeting, the Committee reviewed the Towers Watson Executive Compensation Database data that Towers Watson provided in September 2012 by position to evaluate the competitiveness of our named executive officers' base salaries. The Committee generally believes base salaries that are within a range of the 50th percentile for this database are competitive. To ensure the accuracy of this comparison, Towers Watson validates that the position description in its database for each position that Towers Watson presents fully reflects the company's expectations for the corresponding executive position. The Committee then reviewed our performance evaluations identified above so that its base salary decisions for each executive reflected his or her performance and were otherwise consistent with all of our compensation goals.

              After analyzing the data and performance information, at its November 2012 meeting, the Committee made the following base salary adjustments for fiscal year 2013.

Named Executive Officer	Base Salary Adjustment as a % of Base Salary
Mr. Szews	3.0%
Mr. Sagehorn	3.0%
Mr. Jones	4.4%
Mr. Blankfield	3.0%
Mr. Nerenhausen	3.0%

              The Committee noted that the 3.0% increases for Messrs. Szews, Sagehorn, Blankfield and Nerenhausen were consistent with salary increases for our other executive officers, reflected their performance and were appropriate to maintain their salaries at a competitive level as compared with the Towers Watson Executive Compensation Database. The Committee approved the 4.4% base salary increase for Mr. Jones to position his base salary closer to the 50th percentile of the Towers Watson Executive Compensation Database and to recognize his performance.

Annual Cash Incentive Awards

              Our annual cash incentive plan links a cash award to the achievement of specific short-term corporate performance goals that management recommends and the Committee reviews each year at its September meeting and approves at its November meeting after having received more current performance forecasts for the ensuing fiscal year. Under this plan, we tie a significant portion of an executive's annual compensation to our company's performance relative to identified performance measures (in fiscal year 2013, up to a maximum of 200% of base salary for Mr. Szews, 150% of base salary for Mr. Jones, 150% of base salary for Mr. Sagehorn, and 120% of base salary for Messrs. Blankfield and Nerenhausen).

              Specifically, the named executive officers' awards were dependent on our company's performance under a combination of two or three measures: Operating Income, Return on Invested Capital, and Days Net Working Capital Improvement. Operating Income (OI) equals income from continuing operations before other income/expense, income taxes, and equity in income of our unconsolidated affiliates. Return on Invested Capital (ROIC) equals our net income before extraordinary items, nonrecurring gains and losses, discontinued operations and accounting changes plus the after

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tax cost of interest expense for the four quarters ended June 30, 2013 divided by the simple average of total debt plus shareholders' equity for the five quarters ended June 30, 2013. DNWCI represents our (or our relevant business segment's) year over year improvement in Days Net Working Capital. Days Net Working Capital is based on average Net Working Capital over the five fiscal quarters ending September 30 and the average daily sales for the fiscal year. Net Working Capital is defined as current assets (less cash) minus current liabilities (less short term debt).

              For the named executive officers (except for Mr. Nerenhausen, Executive Vice President and President of Access Equipment Segment), the Committee used both a Consolidated Operating Income performance measure and a Return on Invested Capital performance measure for fiscal year 2013. The Committee set the fiscal year 2013 Consolidated Operating Income goal at a level just over 100% of our fiscal year 2012 results, in line with our fiscal year 2013 budget projections.

              For Mr. Nerenhausen, the Committee used a Consolidated Operating Income performance measure, an Access Equipment segment Operating Income performance measure, and a DNWCI performance measure for fiscal year 2013. The Committee determined to continue to provide business segment presidents the opportunity to be rewarded for results primarily tied to their business segment. The Committee required a minimum of 3% operating income margin to achieve incentive compensation above the target level under the operating income performance measure.

              The Return on Invested Capital performance measure compares our results to the ROIC peer group. Threshold, target and maximum performance levels are met if our Return on Invested Capital results are at the 25th, 50th and 75th percentiles, respectively, of the ROIC peer group. We believe the ROIC peer group is representative of the industrial machinery, construction machinery, heavy truck and defense industries in which we compete with our products. We believe this smaller and more focused universe of companies improves the reliability of the comparison for the Return on Invested Capital measure because these companies are more likely to have investment needs similar to ours both to support the maintenance and improvement of their infrastructure and to ensure continued growth.

              For fiscal year 2013, following its review of an analysis that Towers Watson provided, the Committee made several changes to the companies in the ROIC peer group. These changes were due to one company having exceeded $10 billion in annual revenues (PACCAR, Inc.), new ownership (Goodrich Corp.) or divestiture (ITT was split into Excelis, a defense company that the Committee added, and Xylem, which the Committee did not add as it is in a different industry) and to more accurately reflect our industry competition, business mix and revenue size. The ROIC peer group for fiscal year 2013 included companies in the same three distinct Standard Industrial Classification (SIC) industry groupings as in fiscal year 2012, Defense & Aerospace, Construction/Farm Machinery and Heavy Trucks, and Industrial Machinery, with annual revenues between $2 billion and $10 billion

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(approximately one-quarter to two times our annual revenue). As a result, the ROIC peer group for fiscal year 2013 was as follows:

Return on Invested Capital
Comparator Group of Companies for Fiscal Year 2013

Industrial Machinery	Construction/Farm Machinery and Heavy Trucks	Defense & Aerospace
Briggs & Stratton Corp.	AGCO Corp.	Alliant Techsystems Inc.
Crane Co.	Joy Global Inc.	BE Aerospace Inc.
Dover Corp.	Manitowoc Company, Inc. (The)	Curtiss Wright Corp.
Donaldson Co. Inc.	Meritor, Inc.	Excelis, Inc.
Flowserve Corp.	NACCO Industries, Inc.	Huntington Ingalls Industries, Inc.
Gardner Denver, Inc.	Navistar International Corp.	Moog Inc.
Harsco Corp.	Sauer-Danfoss Inc.	Precision Castparts Corp.
Kennametal Inc.	Terex Corp.	Rockwell Collins, Inc.
Lincoln Electric Holdings, Inc.	Trinity Industries, Inc.	Spirit Aerosystems Holdings, Inc.
Mueller Industries, Inc.	WABCO Holdings Inc.	Textron, Inc.
Pall Corp.		Triumph Group, Inc.
Parker-Hannifin Corp.
Pentair, Inc.
SPX Corp.
Stanley Black & Decker, Inc.
Timken Co. (The)
Valmont Industries, Inc.

              The Committee established threshold, target and maximum operating income and DNWCI performance levels at its November 2012 meeting after reviewing management's recommendations. For the business segment DNWCI and business segment Operating Income performance measures, our Chief Executive Officer presented to the Committee, and the Committee considered, forecasts of our Consolidated Operating Income and our consolidated DNWCI performance for fiscal 2013 that included estimates of the DNWCI and Operating Income performance levels required by each of our four business segments for us to achieve the Operating Income and Consolidated DNWCI forecasts. Management initially recommended the threshold, target and maximum performance levels, and the Committee made final adjustments and determinations. When making the determinations in November 2012, the Committee evaluated our fiscal 2013 budget and anticipated industry trends.

              Threshold performance levels represented our view of an acceptable level of performance short of target that merited receipt of a partial annual cash incentive award in view of our overall performance and desire for improvement in shareholder value. Providing an annual cash incentive award for achievement at the threshold performance level also aids in our ability to retain our key executives during periods of market weakness.

              For fiscal year 2013, the Committee set target payout levels at approximately the 50th percentile of target annual cash incentive awards for similar executive positions as shown in the Towers Watson Executive Compensation Database. The Committee set the target performance levels at amounts that we believed were very challenging and above our most likely performance level, but at amounts that we believed were not impossible to achieve.

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              We set the maximum performance level to provide incentive to significantly enhance earnings, taking into consideration challenging market conditions in many of our businesses, to reduce debt and grow the business, and to ensure that executives would not receive a cash incentive award payment that is significantly above the market data for their positions as reflected in the Towers Watson Executive Compensation Database. We set the maximum performance level at what we believed would be an extremely challenging level for our executives to achieve.

              The Committee discussed the weighting between the Operating Income and Return on Invested Capital performance measures for fiscal year 2013. For executive officers, other than Mr. Nerenhausen, the Committee decided that Consolidated Operating Income would comprise 80% of the target weighting and ROIC would comprise 20% of the target weighting. For Mr. Nerenhausen, the Committee decided that the Consolidated Operating Income would comprise 20% of the target weighting, Access Equipment segment Operating Income would comprise 60% of the target weighting, and Access Equipment segment DNWCI would comprise 20% of the target weighting. At its November 2012 meeting, the Committee structured the annual cash incentive plan for fiscal year 2013 for the named executive officers (other than Mr. Nerenhausen) based upon the forecasted financial performance of our company as follows:

	Bonus Weighting	Threshold	Target	Maximum
Consolidated OI	80%	$305 Million	$420 Million	$515 Million
ROIC	20%	25th Percentile of Comparator Group Performance	50th Percentile of Comparator Group Performance	75th Percentile of Comparator Group Performance

OI = Operating Income
ROIC = Return on Invested Capital

              Actual annual incentive consolidated operating income calculated under the terms of the plan was $523.4 million in fiscal year 2013, and consolidated ROIC was above the 50th percentile but below the 75th percentile. Actual annual incentive consolidated operating income for purpose of the plan differs from consolidated operating income as it appears in our financial statements because the applicable plan language excludes certain non-cash and non-recurring items from the calculation of operating income, including $1,320,000 of costs related to discontinuing manufacturing of a product line in our Commercial segment, intangible asset impairment costs of $9,000,000 in our Access Equipment segment, and $16,347,000 of costs related to an expired tender offer and threatened proxy contest.

              The Committee structured the annual cash incentive plan for fiscal year 2013 for Mr. Nerenhausen as Executive Vice President and President of our Access Equipment segment based

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upon the forecasted financial performance of our company and the Access Equipment segment as follows:

Consolidated Company and Access Equipment Segment — Specific Financial Performance Measures
	Bonus Weighting	Minimum	Target	Maximum
Consolidated OI	20%	$305 Million	$420 Million	$515 Million
Access Equipment OI	60%	$255 Million	$306 Million	$335 Million
Access Equipment DNWCI	20%	0%	5%	15%

OI = Operating Income (minimum 3% OI margin required for OI payment above target)
DNWCI = Days Net Working Capital Improvement Percentage

              Actual annual incentive plan Access Equipment segment operating income calculated under the terms of the plan in fiscal year 2013 was $388.6 million and DNWCI was 16.5%.

              Actual performance in fiscal year 2013 for Consolidated Operating Income was above maximum primarily due to higher revenue and operating income margins, and actual performance in fiscal year 2013 for ROIC compared to the ROIC peer group was above target. As a result, Messrs. Szews, Sagehorn, Blankfield and Jones received performance payouts between target and maximum. Mr. Nerenhausen received a performance payout at maximum.

              The chart below shows our ROIC performance for fiscal year 2013, and historically, relative to the 50th percentile of the ROIC peer group.

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EXECUTIVE COMPENSATION

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              * Note that we did not use ROIC for fiscal year 2009. Rather, we used consolidated DNWCI to focus on cash flow, which we believed was more important at that time.

              Payouts under the annual cash incentive plan for fiscal year 2013 were generally between the target and maximum performance levels, which we believed was appropriate given our performance in exceeding operating income targets for the fiscal year.

              In November 2013, the Committee again assigned each executive a threshold, target and maximum annual cash incentive award payment level for fiscal year 2014 after a review of data from the Towers Watson Executive Compensation Database. To target the annual cash incentive award opportunity at approximately the 50th percentile of the competitive data (the targets are just below the 50th percentile), the Committee established the payout opportunity for fiscal year 2014 for each of the named executive officers as set forth in the table below. Mr. Szews' award payment levels for fiscal year 2014 reflect increases to his award payment levels for fiscal year 2013 of 50%, 100% and 200% at threshold, target and maximum, respectively. The Committee approved this increase to match Mr. Szews' award payment levels with the 50th percentile of competitive compensation reported in the Towers Watson Executive Compensation Database.

	Threshold	Target	Maximum
Mr. Szews	62.5%	125%	250%
Mr. Sagehorn	37.5%	75%	150%
Mr. Jones	37.5%	75%	150%
Mr. Blankfield	30%	60%	120%
Mr. Nerenhausen	30%	60%	120%

              At its November 2013 meeting, consistent with the performance measures that it selected for fiscal year 2013, the Committee selected Operating Income and Return on Invested Capital as our performance measures for fiscal year 2014, other than for Mr. Nerenhausen. The Committee once again assigned a weighting of 80% for Consolidated Operating Income and 20% for Return on Invested Capital. For Mr. Nerenhausen, consistent with fiscal year 2013, the Committee structured the annual cash incentive plan for fiscal year 2014 to reflect a weighting of 20% for Consolidating Operating Income, 60% for Access Equipment segment Operating Income, and 20% for Access Equipment segment DNWCI.

              For fiscal year 2014, following its review of an analysis that Towers Watson provided, the Committee made several changes to the companies in the ROIC peer group to re-balance the mix of companies in the peer group to reflect the company's declining defense sales and to generally increase the median size of companies in the comparator group. The ROIC peer group for fiscal year 2014 includes companies in the same three distinct Standard Industrial Classification (SIC) industry groupings as in fiscal year 2013: 25% Defense & Aerospace, 50% Construction/Farm Machinery and Heavy Trucks, and 25% Industrial Machinery, with annual revenues between $2 billion and $10 billion

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(approximately one-quarter to two times our annual revenue). The companies that were added met the revenue criteria the Committee established. As a result, the ROIC peer group for fiscal year 2014 is:

Return on Invested Capital
Comparator Group of Companies for Fiscal Year 2014

Industrial Machinery	Construction/Farm Machinery and Heavy Trucks	Defense & Aerospace
Dover Corp.	AGCO Corp.	Alliant Techsystems Inc.
Flowserve Corp.	Cummins Inc.	BE Aerospace Inc.
Harsco Corp.	EMCOR Group, Inc.	Curtiss-Wright Corp.
Lincoln Electric Holdings, Inc.	Granite Construction Incorporated	Excelis, Inc.
Parker-Hannifin Corp.	Joy Global Inc.	Huntington Ingalls Industries, Inc.
Pentair, Inc.	KBR, Inc.	Precision Castparts Corp.
SPX Corp.	Manitowoc Company, Inc. (The)	Rockwell Collins, Inc.
Stanley Black & Decker, Inc.	Martin Marietta Materials, Inc.	Spirit Aerosystems Holdings, Inc.
Timken Co. (The)	MasTec, Inc.	Textron, Inc.
Valmont Industries, Inc.	Meritor, Inc.	Triumph Group, Inc.
Navistar International Group
PACCAR, Inc.
Terex Corp.
Titan International, Inc.
Trinity Industries, Inc.
Tutor Perini Corporation
URS Corporation
Vulcan Materials Company
WABCO Holdings Inc.
Westinghouse Air Brake
Technologies Corporation

Equity-Based Long-Term Incentive Awards

              We also grant equity-based long-term incentive awards. We structure these awards so that executives receive equity-based compensation when long-term shareholder value is increased. We believe these awards help ensure that executives consider the interests of our shareholders when they make long-term strategic decisions. We granted three kinds of equity-based long-term incentive awards to the named executive officers in fiscal year 2013: stock options, performance share awards and restricted stock units. Each of these awards is subject to the terms of our 2009 Incentive Stock and Awards Plan.

              The Committee believes these equity-based, long-term incentive awards are key components of our compensation program and that they are aligned to the growth targets in the MOVE strategy. The Committee designs them to encourage a focus on our long-term growth and performance as well as to encourage and facilitate ownership of our Common Stock by those executives from whom a commitment to shareholders is most important. In addition to motivating key executives, we believe equity-based awards have proven to be a valuable tool in hiring and retaining key executives so that they remain our employees over time, which we believe contributes to increased shareholder value. The Committee generally grants individual equity awards for executives on an annual basis at the September Board meeting prior to the start of our next fiscal year. The only exceptions to this timing for granting

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equity awards are in the event of a new hire, if an executive officer receives a promotion, or to address retention before the annual award process.

              In making equity-based long-term incentive awards in September 2013, the Committee reviewed management's analysis of the Long-Term Compensation Data that Towers Watson provided, using an estimate of annual revenues for the current fiscal year and companies in the appropriate subset revenue range. The Long-Term Compensation Data identifies a competitive dollar value of long-term awards for each position between the 25th and 75th percentiles.

              The Committee determined to make equity awards to named executive officers in fiscal year 2013 that the Committee generally targeted at approximately the 50th percentile of the Long-Term Compensation Data, which provides a significant incentive for executives to achieve our MOVE strategy goals and retention incentives for key executives. In determining actual grants, the Committee decided to deliver the value that the Committee targeted by awarding to each executive on average 30% in the form of stock options, 30% in the form of performance shares and 40% in the form of restricted stock units, which is different than the mix of awards in fiscal year 2012 which was 40% stock options, 20% performance shares and 40% restricted stock. The Committee increased the weighting of performance shares in the mix of awards in fiscal 2013 to be more competitive with market trends. The Committee valued stock options using estimated valuations under the Black-Scholes valuation model, performance shares using valuations under a Monte Carlo simulation model by a third-party provider and restricted stock units using fair market value of the Common Stock.

              The charts below show, based on the base salary in effect at the close of fiscal year 2013, the target bonus for fiscal year 2013 and the target value of the long-term incentive compensation that the Committee awarded in fiscal year 2013, the mix of fiscal year 2013 compensation for our named executive officers that was "at risk" and how it compares to that of the competitive market at the 50th percentile as reflected in the compensation data that Towers Watson provided:

              While Mr. Szews did receive an equity-based long-term incentive award in fiscal 2013, Mr. Szews, at his request, did not receive an equity-based long-term incentive award in any of the prior three fiscal years so that we could provide retention awards to key executives and senior managers during a period of very difficult market conditions for the company. The Committee's decisions in past years to not grant Mr. Szews an equity-based long-term incentive award were in no way indicative of the Committee's view of his performance. As the chart below shows, Mr. Szews' receipt of an equity-based

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long-term incentive award in fiscal 2013 resulted in the alignment of Mr. Szews' total compensation with the 50th percentile of competitive pay based on the Towers Watson Long-Term Compensation Data.

Stock Options

              The Committee believes stock options are a valuable tool that ties a portion of the executives' compensation to stock price appreciation. Because participants realize value from stock options only when and to the extent that the price of our Common Stock on the date of exercise exceeds the exercise price of the option, there is a strong link between executive decision making and long-term shareholder value. The Committee also believes stock option grants enable us to attract highly skilled executives in the marketplace, which is essential to our long-term success. This form of compensation provides executives with a competitive compensation package and an opportunity to create wealth by becoming owners of our Common Stock.

              Each stock option that the Committee granted in September 2013 permits executives, for a period of seven years, to purchase shares of our Common Stock at the exercise price that is equal to the closing price of our Common Stock on the date of the grant. The stock options that we granted in September 2013 vest in three equal annual installments beginning one year after the grant date.

Performance Share Awards

              The Committee awarded performance shares to certain of our named executive officers in September 2013. Executives earn performance shares only if our total shareholder return, which is defined as stock price appreciation plus dividends, over three years compares favorably to a group of companies defined in the award terms for the performance shares. The final number of shares that an executive receives can range from zero to double the target for the award. Performance shares also support the Committee's objective of increasing executives' ownership interest in our company, but only if and to the extent that our total shareholder return reaches a specified level of performance relative to the other companies defined in the award terms for the performance shares.

              Under these awards, executives realize value by receiving shares of our stock at the end of a three-year period based upon the number of target performance shares for an executive at the start of the period, provided that our total shareholder return reaches the specified level of relative performance.

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              An executive will earn shares under the performance shares award terms that the Committee approved in fiscal year 2013 if we achieve a total shareholder return that is at least equal to the 25th percentile of the total shareholder return that the group of companies comprising the Standard & Poor's MidCap 400 Index achieves over the three-year performance period. The Committee chose the Standard & Poor's MidCap 400 Index rather than a more targeted index because it reflects the Committee's view that there is a broad range of investment options available to shareholders.

              The Committee modified the total shareholder return schedule for fiscal 2013 to better align the performance share award terms with competitive plan terms based on input and review by Towers Watson. The schedule below reflects the previous and updated percent of target performance shares that an executive could earn at the end of the three-year period based on our performance:

Previous Schedule 3 Year Total Shareholder Return Percentile	Updated Schedule to Align with Market 3 Year Total Shareholder Return Percentile	Percent of Target Shares Award Earned
Below 40th Percentile	Below 25th Percentile	0%
40th Percentile	25th Percentile	50%
60th Percentile	50th Percentile	100%
80th Percentile	75th Percentile	200%

              The Committee believes the use of performance shares structured in this format will reward executives at competitive levels only if we achieve shareholder returns similar to or better than companies in the Standard & Poor's MidCap 400 Index. This also reinforces our pay for performance philosophy by providing target (100%) payout only if we achieve at least the 50th percentile, and up to a 200% maximum payout for performance at or above the 75th percentile, subject to a payout cap equal to 400% of the aggregate value of the number of shares that the participant would have received for total shareholder return performance at the 50th percentile determined based on our share price on the date of the award of performance shares. In addition to being performance based, the vesting of our performance shares on a cliff basis after three years of continuous employment also provides a retention incentive during the full three-year vesting period.

              For performance share awards that we granted in fiscal 2010 relating to performance over fiscal years 2011, 2012 and 2013, total shareholder return for our stock was 65%, which resulted in a 110% payout for these awards based on the percentile ranking of the return for our stock relative to the group of companies comprising the Standard & Poor's MidCap 400 Index.

Restricted Stock Units

              The Committee believes restricted stock or restricted stock units are valuable tools that tie a portion of the executive's compensation to stock price appreciation, and the vesting period helps our company retain the executive. Because participants realize more value to the extent that the price of our Common Stock on the vesting date is higher, there is a link between executive decision making and shareholder value. In fiscal 2013, the Committee awarded each named executive officer restricted stock units rather than restricted stock as it did in fiscal 2012. While the Committee believes restricted stock units and restricted stock are equally effective in incentivizing performance and retaining our named executive officers, the Committee determined that the tax consequences of restricted stock units are more favorable to our company and to recipients.

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EXECUTIVE COMPENSATION

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              Each restricted stock unit grant that the Committee made in fiscal 2013 has a three-year vesting period with one-third vesting each year. In contrast to the terms of restricted stock grants that we made in fiscal year 2012, we added a provision to the grants in fiscal year 2013 that calls for vesting upon a qualified retirement to reflect more common competitive terms for such awards based on Towers Watson data. The restricted stock units fully vest, in general, if there is a qualified retirement. If the qualified retirement occurs prior to the first anniversary of the grant date of the restricted stock unit award, then only a pro-rata portion of the restricted stock units will vest. However, for Mr. Szews, who is currently eligible for early retirement, full vesting would occur upon his retirement.

Retirement Benefits

              We have long offered a variety of plans that provide retirement benefits based on general competitive market trends. The retirement plans for the named executive officers include a 401(k) plan with company matching contributions, as well as an additional company contribution based on age and base salary, which we also provide to the salaried employees in our corporate office and certain business segments. We also offer non-qualified supplemental executive retirement plans that are only available to executives on the recommendation of the Chief Executive Officer and with Committee approval. See "Pension Benefits" for more information regarding our supplemental executive retirement plans and our pension plan. In September 2012, the Committee approved significant changes to our defined benefit pension plan, retiree health plan, and supplemental executive retirement plan that directly and adversely affected the named executive officers, which took effect on December 31, 2012. The primary objectives were to reduce the cash flow volatility associated with defined benefit plans and to reduce future expense obligations. The changes were as follows:

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  The qualified non-contributory defined benefit plans for office employees were frozen, meaning that there are no further benefit accruals under those plans after December 31, 2012.

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  The retiree health plan for office employees that provided coverage for employees retiring at age 55 or older was eliminated effective December 31, 2012, except for existing eligible employees who are at least age 55 with at least five years of service by December 31, 2012. This group of "grandfathered" employees has until December 31, 2013 to elect this benefit if they retire by this date. Mr. Szews is the only named executive officer eligible for this benefit.

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  The non-qualified defined benefit supplemental executive retirement plan, which covers the named executive officers, was frozen, meaning that there are no further benefit accruals under that plan after December 31, 2012.

              To still provide a competitive retirement benefit based on input from Towers Watson, we added the following retirement benefit plans effective January 1, 2013 as replacements for the frozen qualified defined benefit and non-qualified supplemental retirement plans:

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  We implemented a qualified defined contribution retirement benefit plan effective January 1, 2013 under which we contribute a percentage of base salary for each participant up to Internal Revenue Code limits for such plans based on age. The contributions vary by business segment and employee groups. For the named executive officers, the contributions are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.

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  For the named executive officers and other executives who were eligible to participate in the frozen non-qualified defined benefit supplemental executive retirement plan, we implemented a non-qualified defined contribution supplemental executive retirement plan effective January 1, 2013 that provides a percentage of base salary and bonus based on age. The contributions are as follows: under age 45, 10%; age 45 to 50, 12.5%; and over age 50, 15%. No new participants are eligible to be added to this plan.

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  For new executive officers, we implemented a restoration, non-qualified defined contribution plan effective January 1, 2013 that provides a percentage of base salary and bonus above the Internal Revenue Code retirement plan limits that apply to our company's broad-based defined contribution retirement plan. The contributions above the Internal Revenue Code limits are as follows: under age 30, 3%; age 30 to 39, 4%; age 40 to 49, 5%; and age 50 and older, 6%.

              The change to the non-qualified executive supplemental retirement plan represented an average reduction in benefits of approximately 30% for the named executive officers and other executives currently eligible to participate in the frozen non-qualified defined benefit supplemental executive retirement plan as a group. The Committee made these decisions after reviewing an analysis by Towers Watson of trends relating to executive retirement plans that showed most companies with non-qualified defined benefit retirement plans were replacing them with non-qualified defined contribution retirement plans, existing participants in legacy plans typically received some level of grandfathered benefits, and new participants often receive restoration-type plans of the type that the Committee approved. We believe that these changes better aligned our retirement benefit practices with shareholder interests while continuing to provide senior executives a competitive level of retirement benefits.

Deferred Compensation

              Our named executive officers are also eligible to participate in our Deferred Compensation Plan for Directors and Executive Officers, which is a non-qualified, unfunded retirement savings plan. This plan allows the deferral of base salary and annual cash incentive awards into either an investment program, which pays a guaranteed rate of return based on the prime interest rate plus 1%, or a share program, which mirrors the performance of our Common Stock during the relevant time period, including dividends. Executives may also defer restricted stock grants and performance shares under the Deferred Compensation Plan.

              See "Nonqualified Deferred Compensation" for more information regarding our deferred compensation plans.

Certain Benefits

              During fiscal year 2013, we provided limited additional personal benefits to certain executive officers. Mr. Szews' employment agreement requires him to have an annual physical examination at our expense, but Mr. Szews elected to pay personally for the cost of his annual physical in fiscal year 2013. In addition, our Board had approved Mr. Szews' service as a member of the board of directors of another company in recognition of the valuable professional development opportunities such service can provide Mr. Szews while serving as our Chief Executive Officer. During fiscal year 2013, Mr. Szews

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traveled to most of this board's meetings on our company aircraft to minimize travel time and to facilitate his service on that board.

              We provided health and welfare benefit plans to all of our executives under the plans available to most of our employees. These included medical, dental, vision, life insurance, and short- and long-term disability coverage. All of our executives were eligible to receive an annual physical examination outside the normal health plan, and we reimbursed Messrs. Jones and Nerenhausen for the cost of such examinations in fiscal year 2013. In addition, we made a payment to each of Messrs. Jones and Nerenhausen in fiscal year 2013 to reimburse them for taxes they incurred relating to such physical examination and on that additional payment. Mr. Szews and other executives may also utilize the normal health plan for routine annual physicals as needed.

              Also in fiscal year 2013, we made a payment to Mr. Jones to reimburse him for taxes he incurred for relocation-related costs in accordance with our relocation policies and on that additional payment. We also paid relocation-related costs for Mr. Nerenhausen in connection with his promotion to the position of Executive Vice President and President, Access Equipment segment in July 2013 and provided Mr. Nerenhausen the use of our corporate aircraft in connection with his relocation. In addition, we made a payment to Mr. Nerenhausen to reimburse him for taxes he incurred for relocation-related costs in accordance with our relocation policies and on that additional payment and to reimburse him for taxes he incurred as a result of his use of our corporate aircraft and on that additional payment.

Executive Employment and Severance Agreements and Other Agreements

Employment Agreement

              The only named executive officer with whom we currently have an employment agreement is Mr. Szews. The other named executive officers have a severance agreement (See "Severance Agreements") under which certain benefits would become payable to the executive in the event of a change in control of our company and subsequent termination of the executive's employment. Mr. Szews also has a change in control severance agreement, and his employment agreement does not provide for benefits payable to him in the event of a change in control of our company.

              We first entered into an employment agreement with Mr. Szews in 2007. We subsequently entered into an amended and restated employment agreement with Mr. Szews in 2008 and again on April 26, 2011 in connection with his appointment to the position of Chief Executive Officer. We have an employment agreement with Mr. Szews because he holds a critical position that is highly visible to the investment community and other outside constituents. Our loss of Mr. Szews would result in concerns among external parties and could lead to an adverse impact on our share price. Therefore, we want to retain his services and have protection in the form of various restrictive and protective covenants, such as an agreement not to compete with us for a certain time should he decide to terminate his employment with us.

              The initial term of Mr. Szews' employment agreement expired on December 31, 2012. Following the expiration of the initial term, the term of the employment agreement automatically renews and extends annually for periods of one year unless either party gives notice of nonrenewal. However, the term of the employment agreement will not be automatically renewed and extended beyond the date on which Mr. Szews attains age 62. The employment agreement provides that Mr. Szews is entitled to a

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base salary of a specified amount and the right to participate in all employee benefit plans offered to our other senior executives. If we terminate Mr. Szews' employment without cause or Mr. Szews terminates his employment for good reason, then, provided that Mr. Szews executes a release of claims against us, Mr. Szews will generally be entitled to receive, in lieu of base salary and bonus for the remaining term of the employment agreement, severance pay in an amount determined pursuant to the terms of the employment agreement. If Mr. Szews is entitled to severance pay, then, for no additional consideration, Mr. Szews is obligated to make himself available to consult with and otherwise assist or provide general advice to our then Chief Executive Officer and to our Board of Directors as and at such times as they may reasonably request during the two-year period after the date of termination of Mr. Szews' employment. See "Potential Payments upon Termination or Change in Control" for more information regarding Mr. Szews' employment agreement and potential amounts that we may pay to Mr. Szews under the employment agreement.

Severance Agreements

              We have severance agreements with Messrs. Szews, Sagehorn, Jones, Blankfield and Nerenhausen that we intend would provide each of them with reasonable compensation if their employment is terminated in certain defined circumstances, primarily following a change in control of our company. We entered into these agreements to provide the company with certain protections, specifically to retain key executives prior to or following a change in control and to ensure key executives keep in mind the best interests of shareholders when making decisions during a potential or actual change in control. The Committee administers the severance agreements and selects executive officers who are eligible for these agreements. In fiscal year 2009, the Committee determined that the company would not enter into any new severance agreement that provides for an Internal Revenue Code Section 280G tax gross up benefit. Although the Committee has since approved amendments to certain severance agreements that the company had entered into prior to the Committee's determination, the amendments that the Committee has approved with respect to those severance agreements that provide for a Section 280G tax gross up benefit have been only those necessary to cause such severance agreements to comply with Internal Revenue Code Section 409A.

              Under the executive severance agreements, after a change in control of our company, if the executive's employment is terminated other than by reason of death, disability or for cause, then the executive is entitled to a cash termination payment of up to three times base salary and bonus (except for Messrs. Jones and Nerenhausen, who are entitled to two times base salary and bonus) and other benefits, including additional retirement benefits (except for Messrs. Jones and Nerenhausen), outplacement services, legal services and continuation of welfare benefits for up to three years (except for Messrs. Jones and Nerenhausen, who are entitled to up to two years of continuation of welfare benefits). Each executive is also entitled to a cash termination payment and other benefits if the executive terminates his employment for good reason, as defined in the severance agreements, after a change in control. The agreements also provide for a tax gross-up payment to Mr. Szews, Mr. Sagehorn or Mr. Blankfield if any payments in connection with the change in control are subject to the 20% excise tax imposed by the Internal Revenue Code for "excess parachute payments." The form of agreement to which Messrs. Jones and Nerenhausen are a party provides that, to the extent that payments to any of those executives under his agreement would be considered "excess parachute payments," the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to the executive. The Committee has approved severance

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agreements for other officers with terms that are not as favorable to those officers (among other things, by providing for a maximum of one times base salary and bonus for certain officers), and the Committee carefully selects the appropriate agreement for a given executive after considering market conditions and other relevant circumstances in each case.

              See "Potential Payments upon Termination or Change in Control" for more information regarding these severance agreements and potential amounts that we may pay under them to our named executive officers.

Executive Incentive Compensation Recoupment Policy

              In September 2011, the Committee adopted the Oshkosh Corporation Executive Incentive Compensation Recoupment Policy, which is also known as a "clawback policy." The policy applies to all non-equity incentive compensation and equity awards granted on or after September 30, 2011, and has been communicated to "covered executives," including our named executive officers. Under the policy, if we are required to prepare an accounting restatement relating to our publicly-reported consolidated financial statements due to our material noncompliance with financial reporting requirements under U.S. federal securities laws, then we will have the right, to the extent permitted by governing law, to take appropriate action to recoup all or part of any incentive award that we actually paid to a covered executive if the amount of money or number of shares paid to the executive was expressly based on the achievement of financial results that were subject to the restatement and the executive would have been paid a lower amount or number under the express terms of the incentive award based on the financial results after the restatement. The amount of non-equity incentive compensation to be recovered will be the excess of the amount actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the amount that would have been paid had the amount been calculated on the basis of the financial results giving effect to the restatement. The amount of any equity award to be recovered will be the excess of the number of shares of our Common Stock (or equivalent value) actually paid to the covered executive, calculated on the basis of the financial results before the restatement, over the number of shares (or equivalent value) that would have been paid had the number been calculated on the basis of the financial results giving effect to the restatement.

Stock Ownership Guidelines for Executive Officers

              The Committee has adopted executive officer stock ownership guidelines that apply to executive officers to align these individuals' interests with those of shareholders with respect to improving our stock performance in the long term. The Committee last changed these guidelines on February 4, 2008 to increase stock ownership levels to the following levels:

Chief Executive Officer	Five Times Annual Base Salary
Chief Operating Officer	Four Times Annual Base Salary
Chief Financial Officer	Four Times Annual Base Salary
Executive Vice Presidents	Three Times Annual Base Salary

              These guidelines set forth the Committee's recommendation that each named executive officer achieve the level of stock ownership set forth in these guidelines within five years of commencement of employment or promotion. Stock ownership includes stock that is not restricted in any way and the value of exercisable stock options for which the exercise price is less than the current market value of a share

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of our Common Stock, based upon the market price of our Common Stock, the exercise price and taxes that the officer would pay on exercise. Executives who do not meet the guidelines within the requisite timeframe will not receive approval to sell shares or to exercise options unless such executives reinvest the net proceeds in shares during any of our trading windows until they satisfy that stock ownership level. As of November 13, 2013, Mr. Szews, Mr. Sagehorn and Mr. Blankfield exceeded the stock ownership levels in these guidelines. Mr. Jones and Mr. Nerenhausen have not been in their current positions for five years.

Tax Treatment of Compensation

              Section 162(m) of the Internal Revenue Code limits our income tax deduction for compensation paid in any taxable year to certain executive officers that exceeds $1,000,000 unless such compensation falls within certain exceptions. It is the policy of the Committee that we should use our best efforts to cause any compensation paid to executive officers in excess of this dollar limit to qualify for such exceptions and thereby continue to be deductible by us. In particular, we designed the 2009 Incentive Stock and Awards Plan to permit awards made under it to qualify for the Code's exception for "performance-based compensation." The Committee views the tax deductibility of executive compensation as one of the many factors to be considered in the context of its overall compensation objectives.

Conclusion

              We believe our executive compensation programs position us to compete effectively when recruiting, selecting, and seeking to retain key executives. The Committee believes that executive retention is even more critical to keep this high-performing team in place to implement our MOVE strategy, particularly as alternative employment opportunities become more frequently available and our executives continue to be a prime target of certain executive search firms. We further believe that our recent retention-based and equity-based incentives will focus the interests of our executives to achieve our MOVE financial targets which we believe are in the best interests of our shareholders. We believe that these incentives will continue to retain and motivate our executives to create long-term shareholder value. In developing compensation plans for fiscal year 2014, the Committee considered the positive "say on pay" vote of our shareholders at our 2013 Annual Meeting of Shareholders. As a result and as we described in this Compensation Discussion and Analysis, the Committee kept in place for fiscal year 2014 many of the same executive compensation program components that it had disclosed to shareholders in our proxy statement for the 2013 Annual Meeting of Shareholders. However, the Committee did make certain changes to our executive compensation program for and during fiscal year fiscal 2013, such as the change to the mix among stock options, restricted stock units and performance shares that we awarded to our executive officers in fiscal year 2013 and the changes we made to our executive retirement plans that became effective in fiscal 2013, in each case as described in this Compensation Discussion and Analysis, that the Committee believes better align the interests of our executive officers with those of our shareholders and better incentivize our executive officers to successfully execute our important MOVE strategy.

Relation of Our Compensation Policies and Procedures to Risk Management

              Our senior management conducted a comprehensive risk assessment of our compensation programs. Senior management considered each of our material compensation programs and evaluated

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the levels of risk-taking that each of those programs could potentially encourage. Management then presented this risk assessment to the Committee, which independently reviewed and evaluated the risk assessment. In conducting its review of management's risk assessment, the Committee considered in particular the following attributes and risk-mitigation features of our compensation programs:

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  the use of comparative short-term and long-term compensation data from a preselected group of comparable companies to determine appropriate compensation benchmarks for our employees;

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  the Committee's independent oversight and administration of many of our compensation programs;

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  multiple corporate departments, including our Human Resources, Finance and Legal Departments, conducted internal reviews of our compensation programs;

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  the Committee sets the awards following receipt of advice and industry benchmarking from Towers Watson, a nationally recognized compensation consultant;

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  we have established maximum short-term and long-term compensation payouts for performance-based components of our compensation programs;

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  our compensation programs maintain an appropriate balance between short-term and long-term incentive awards so that our employees have an incentive to enhance earnings, reduce debt and grow our business while ensuring that employees' interests are aligned with those of our shareholders;

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  we determine compensation awards based on the satisfaction of clearly defined criteria that the Committee established based on its independent review and analysis of our financial performance goals and comparisons with other relevant companies;

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  we have specifically designed our compensation programs to reflect our compensation philosophy of incentivizing employees to perform with shareholders' interests in mind, building a successful senior leadership team, retaining key employees, motivating our senior leaders to perform at their highest levels and balancing incentives for short-term results with long-term company performance;

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  we limit the authority of senior management to enter into certain transactions that are inherently risky without Board approval, including certain hedging and foreign currency transactions over prescribed levels, acquisitions and divestitures and certain tax transactions, among others;

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  we do not issue "mega grants" to any employees, we do not allow equity grant re-pricing and we limit annual awards within industry benchmarks;

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  the shareholders approved the compensation of our named executive officers on an advisory basis in January 2013, and we have not materially changed or altered our programs since that time; and

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  the Oshkosh Corporation Executive Incentive Compensation Recoupment Policy provides us the right to recoup all or part of any incentive award actually paid to a covered executive if we are required to prepare an accounting restatement relating to our publicly-reported consolidated financial statements.

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              As a result of the review of management's risk assessment that we describe above, the Committee determined that our compensation programs effectively create a proper balance between appropriate risk-taking and competitive compensation. Based on the Committee's determination, we believe our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our company.

Summary Compensation Table

              The table below summarizes for our last three fiscal years the compensation paid to or earned by our Chief Executive Officer, our Chief Financial Officer and our next three highest paid executive officers. We refer to such individuals in this Proxy Statement as our named executive officers. As we discuss more fully in the notes to the table, we calculated amounts for equity awards based on SEC rules. Therefore, the amounts shown are not necessarily actual amounts we paid to these officers or that these officers will receive in the future. We are not including information for Mr. Nerenhausen for prior years because Mr. Nerenhausen did not become a named executive officer until fiscal 2013.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)(6)(7)	Total ($)
Charles L. Szews,	2013	1,021,924	—	3,503,031	1,500,289	1,937,417	583,558	421,209	8,967,428
Chief Executive Officer	2012	1,000,002	—	—	—	1,344,403	1,388,574	3,881	3,736,860
	2011	983,037	—	—	—	960,126	1,013,334	5,536	2,962,033

David M. Sagehorn,	2013	588,936	—	1,085,653	466,636	837,489	262,528	167,774	3,409,016
Executive Vice President	2012	573,259	—	1,620,000	728,100	463,031	367,032	6,933	3,758,355
and Chief Financial	2011	561,155	—	1,152,875	646,365	326,797	211,237	8,299	2,906,728
Officer

Wilson R. Jones,	2013	593,270	—	1,226,372	526,322	844,283	(13,416)	206,568	3,383,399
President and Chief	2012	460,994	—	2,159,160	760,460	383,097	58,729	18,494	3,840,934
Operating Officer	2011	438,078	277,808	659,450	367,850	361,681	37,894	7,393	2,150,154

Bryan J. Blankfield,	2013	457,744	—	457,523	195,336	520,708	(6,929)	138,629	1,763,011
Executive Vice President,	2012	445,559	—	712,800	323,600	359,886	378,222	7,500	2,227,567
General Counsel and	2011	438,648	—	555,490	310,045	253,999	300,880	9,029	1,868,091
Secretary

Frank R. Nerenhausen,	2013	408,770	—	457,523	195,336	491,366	(87,329)	243,637	1,709,303
Executive Vice President,
President, Access
Equipment

              (1)          Mr. Jones received a bonus of $390,000 on June 18, 2010 in connection with his appointment as Executive Vice President and President of the Access Equipment segment. Mr. Jones earned his bonus pro rata over a twelve-month retention period, and the table reflects $277,808 of such bonus for fiscal 2011.

              (2)          As applicable SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our named executive officers under our 2004 Incentive Stock and Awards Plan and our 2009 Incentive Stock and Awards Plan rather than actual amounts we paid to these officers or amounts that the officers actually realized or will realize as a result of these awards. We computed the aggregate grant date fair value of these awards in accordance with Fair Accounting

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Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation, which we refer to as FASB ASC Topic 718, except that, in compliance with SEC requirements, for awards that are subject to performance conditions, we reported the value at the grant date based upon the probable outcome of such conditions. We based the fair value of stock awards on the market price of the shares awarded on the date of grant (which considers the value of dividends that the holder of restricted shares is entitled to receive). We calculated the fair values of option awards using a Black-Scholes valuation model. Note 17 to our audited consolidated financial statements for the fiscal year ended September 30, 2013, which we included in our Annual Report on Form 10-K that we filed with the SEC on November 12, 2013, includes assumptions that we used in the calculation of these amounts. In fiscal 2013, we granted performance shares to certain of our named executive officers that vest at the end of the third fiscal year following the grant date. Our named executive officers earn shares under performance share awards only if our total shareholder return over the three year performance period compares favorably to that of a comparator group of companies. Potential payouts range from 0% to 200% of the target amounts for these awards. Amounts in this column relating to these performance share awards are the value at the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the service period in accordance with FASB ASC Topic 718, determined using a Monte Carlo simulation model. Assuming performance at the highest level, the aggregate values of the performance share awards during fiscal 2013 at the date of the grant for each of our named executive officers (based on the maximum number of shares that an officer could earn under an award and our stock price on the date of the grant) were as follows: (i) for Mr. Szews, $4,595,743; (ii) for Mr. Sagehorn, $1,424,633; (iii) for Mr. Jones, $1,609,220; (iv) for Mr. Blankfield, $601,091; and (v) for Mr. Nerenhausen, $601,091.

              (3)          The amounts in this column reflect the change in actuarial present value from the prior year of the named executive officer's benefits under our applicable retirement plans determined using the assumptions set forth in footnote (2) to the Pension Benefits Table below. As we discuss more fully elsewhere, we took action in fiscal year 2012, applicable to many salaried employees, to freeze benefits under both our qualified and non-qualified defined benefit plans effective December 31, 2012 and are now providing benefits to impacted employees under new, qualified and non-qualified defined contribution plans.

              (4)          We made contributions to Mr. Szews' 401(k) plan account totaling $15,027 in fiscal 2013.

              (5)          We paid relocation-related costs of $60,289 for Mr. Nerenhausen in connection with his promotion to the position of Executive Vice President and President, Access Equipment segment in July 2013. We also reimbursed Mr. Nerenhausen in fiscal 2013 for the cost of an annual physical examination outside our normal health plan and for the cost of his annual country club membership dues and provided Mr. Nerenhausen the use of our corporate aircraft in connection with his relocation.

              (6)          We made payments to Mr. Nerenhausen in fiscal 2013 totaling $55,328 to reimburse him for taxes he incurred in connection with the following and on those additional payments: relocation-related costs in accordance with our relocation policies; his use of our corporate aircraft in connection with his relocation; and an annual physical examination outside our normal health plan.

              (7)          The amounts shown in this column include benefits earned in fiscal 2013 under the Defined Contribution Executive Retirement Plan of $406,170 for Mr. Szews, $160,183 for Mr. Sagehorn, $193,958 for Mr. Jones, $129,867 for Mr. Blankfield and $99,940 for Mr. Nerenhausen.

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Grants of Plan Based Awards

              The table below sets forth information regarding all incentive plan awards that we granted to our named executive officers in fiscal 2013 under our 2009 Incentive Stock and Awards Plan.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles L. Szews	11/14/2012	515,001	1,030,001	2,060,002	—	—	—	—	—	—	—
	9/16/2013	—	—	—	13,700	27,400	54,800	42,300	55,300	47.33	5,003,320

David M. Sagehorn	11/14/2012	222,596	445,193	890,385	—	—	—	—	—	—	—
	9/16/2013	—	—	—	4,250	8,500	17,000	13,100	17,200	47.33	1,552,289

Wilson R. Jones	11/14/2012	225,000	450,001	900,002	—	—	—	—	—	—	—
	9/16/2013	—	—	—	4,800	9,600	19,200	14,800	19,400	47.33	1,752,694

Bryan J. Blankfield	11/14/2012	138,409	276,818	553,636	—	—	—	—	—	—	—
	9/16/2013	—	—	—	1,800	3,600	7,200	5,500	7,200	47.33	652,859

Frank R. Nerenhausen	11/14/2012	123,600	247,200	494,400	—	—	—	—	—	—	—
	9/16/2013	—	—	—	1,800	3,600	7,200	5,500	7,200	47.33	652,859

              (1)          The amounts shown represent the threshold, target and maximum awards that each of our named executive officers could have earned under our annual cash incentive plan for fiscal year 2013 as we describe more fully under "Compensation Discussion and Analysis — Annual Cash Incentive Awards." We include the amount of the annual cash incentive plan award that each of our named executive officers earned for fiscal year 2013 under these awards based on our actual performance for fiscal year 2013 in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table on page 74.

              (2)          The amounts shown represent the threshold, target and maximum payouts under performance share awards that we awarded in fiscal year 2013 to the named executive officers under our 2009 Incentive Stock and Awards Plan as we describe more fully under "Compensation Discussion and Analysis — Equity-Based Long-Term Incentive Awards — Performance Share Awards." Achievement of the threshold amount requires total shareholder return at or above the 25th percentile as compared to total shareholder return of the group of companies comprising the Standard & Poor's MidCap 400 Index over a three year performance period. Payments are prorated for performance between the 25th and 75th percentiles. The awards are subject to a payout cap equal to 400% of the aggregate value of the number of shares that the participant would have received for total shareholder return performance at the 50th percentile determined based on our share price on the date of the award of performance shares. We pay the awards that executives earn in shares of our Common Stock on a one-for-one basis and include credit for any dividends our Board approves during the performance period. However, we do not pay dividends or dividend equivalents with respect to unearned performance share awards.

              (3)          The dollar amount shown includes the grant date fair value of the stock options that we granted in fiscal year 2013 calculated in accordance with FASB ASC Topic 718. Amounts relating to performance share awards are based on valuations under a Monte Carlo simulation.

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 Outstanding Equity Awards at September 30, 2013

              The table below sets forth information on outstanding stock options and awards and unvested stock awards that our named executive officers held on September 30, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)(1)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)(6)
Charles L. Szews	34,000	—	—	28.27	10/14/14	42,300	2,071,854	13,700	671,026
	40,800	—	—	41.04	10/19/15
	37,800	—	—	49.98	10/18/16
	52,200	—	—	54.63	10/17/17
	114,334	—	—	12.04	10/16/18
	82,000	—	—	32.10	09/14/16
	—	55,300	—	47.33	09/16/20
David M. Sagehorn	3,000	—	—	28.27	10/14/14	36,434	1,784,537	109,250	5,351,065
	3,000	—	—	41.04	10/19/15
	3,000	—	—	49.98	10/18/16
	12,800	—	—	54.63	10/17/17
	84,000	—	—	12.04	10/16/18
	42,500	—	—	32.10	09/14/16
	55,000	—	—	28.73	09/20/17
	41,000	20,500	—	19.24	09/19/18
	15,000	30,000	—	28.96	09/17/19
	—	17,200	—	47.33	09/16/20
Wilson R. Jones	2,000	—	—	49.98	10/18/16	56,967	2,790,244	86,800	4,251,464
	10,000	—	—	54.63	10/17/17
	40,000	—	—	12.04	10/16/18
	24,500	—	—	32.10	09/14/16
	40,000	—	—	28.73	09/20/17
	23,333	11,667	—	19.24	09/19/18
	15,666	31,334	—	28.96	09/17/19
	—	19,400	—	47.33	09/16/20
Bryan J. Blankfield	24,800	—	—	41.04	10/19/15	16,168	791,909	49,800	2,439,204
	23,300	—	—	49.98	10/18/16
	25,800	—	—	54.63	10/17/17
	36,000	—	—	12.04	10/16/18
	25,500	—	—	32.10	09/14/16
	27,500	—	—	28.73	09/20/17
	19,666	9,834	—	19.24	09/19/18
	6,666	13,334	—	28.96	09/17/19
	—	7,200	—	47.33	09/16/13
Frank R. Nerenhausen	3,000	—	—	54.63	10/17/17	20,168	987,829	42,800	2,096,344
	11,000	—	—	12.04	10/16/18
	13,000	—	—	32.10	09/14/16
	20,000	—	—	28.73	09/20/17
	13,333	6,667	—	19.24	09/19/18
	6,666	13,334	—	28.96	09/17/19
	—	7,200	—	47.33	09/16/13

              (1)          All options that expire on October 14, 2014, October 19, 2015, October 18, 2016, October 17, 2017 and October 16, 2018 expire ten years and one month from the date of grant and vest

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EXECUTIVE COMPENSATION

•

•

ratably over a three year period beginning with the first 33.3% vesting one year after the date of grant, the second 33.3% vesting two years after the date of grant and the final 33.4% vesting three years after the date of grant.

              (2)          All options that expire on or after September 14, 2016, other than those described in footnote 1 above, expire seven years from the date of grant and vest ratably over a three year period beginning with the first 33.3% vesting one year after the date of grant, the second 33.3% vesting two years after the date of grant and the final 33.4% vesting three years after the date of grant.

              (3)          The vesting dates for all restricted shares and restricted stock units that our named executive officers held at September 30, 2013 are as follows:

	Vesting Date
Name	Date	No. of Shares or Units
Charles L. Szews	09/16/2014	14,100
	09/16/2015	14,100
	09/16/2016	14,100
David M. Sagehorn	09/16/2014	4,366
	09/17/2014	8,333
	09/19/2014	6,667
	09/16/2015	4,367
	09/17/2015	8,334
	09/16/2016	4,367
Wilson R. Jones	09/16/2014	4,933
	09/17/2014	9,000
	09/19/2014	4,167
	08/01/2015	20,000
	09/16/2015	4,933
	09/17/2015	9,000
	09/16/2016	4,934
Bryan J. Blankfield	09/16/2014	1,833
	09/17/2014	3,667
	09/19/2014	3,334
	09/16/2015	1,833
	09/17/2015	3,667
	09/16/2016	1,834
Frank R. Nerenhausen	09/16/2014	1,833
	09/17/2014	3,667
	09/19/2014	2,334
	08/01/2015	5,000
	09/16/2015	1,833
	09/17/2015	3,667
	09/16/2016	1,834

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EXECUTIVE COMPENSATION

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•

               (4)          We used the closing price of our Common Stock of $48.98 on September 30, 2013 to calculate the value of unvested shares.

               (5)          The vesting dates for all performance shares that our named executive officers held at September 30, 2013 are as follows:

	Vesting Date of Performance Shares
Name	9/30/14	9/30/15	9/30/16
Charles L. Szews	—	—	13,700
David M. Sagehorn	55,000	50,000	4,250
Wilson R. Jones	30,000	52,000	4,800
Bryan J. Blankfield	26,000	22,000	1,800
Frank R. Nerenhausen	19,000	22,000	1,800

              (6)          The number and value of performance shares reflected in the above table assume performance at the maximum level except that, for the award that vests September 30, 2016, which was granted in September 2013, the number and value assume performance at the threshold level.

Option Exercises and Stock Vested Table

              The table below shows a summary of the stock options that our named executive officers exercised during fiscal year 2013 and stock awards that vested for the named executive officers during fiscal year 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Charles L. Szews	—	—	—	—
David M. Sagehorn	—	—	21,667	1,047,050
Wilson R. Jones	—	—	17,344	791,787
Bryan J. Blankfield	86,600	1,759,713	6,999	338,085
Frank R. Nerenhausen	—	—	7,666	367,064

              (1)          Reflects the amount calculated by multiplying the number of shares of restricted stock and performance shares vested by the market price of our Common Stock on the vesting date.

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EXECUTIVE COMPENSATION

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 Pension Benefits

              The table below sets forth the number of years of credited service and the present value of accumulated benefits and payments during fiscal year 2013 for (i) each of the named executive officers under the Oshkosh Corporation Retirement Plan and the Oshkosh Corporation Executive Retirement Plan.

Name	Plan Name	Number of Years of Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Charles L. Szews	Retirement Plan	17	487,934	—
	Executive Retirement Plan	17	4,727,222	—
David M. Sagehorn	Retirement Plan	13	270,048	—
	Executive Retirement Plan	9	790,878	—
Wilson R. Jones	Retirement Plan	8	190,011	—
	Executive Retirement Plan	5	—	—
Bryan J. Blankfield	Retirement Plan	11	252,802	—
	Executive Retirement Plan	11	810,218	—
Frank R. Nerenhausen	Retirement Plan	27	366,110	—
	Executive Retirement Plan	3	—	—

              (1)          Years of credited service under the Retirement Plan are based on the executive working one thousand hours during the plan year (i.e., March 1 — February 28); however, years of credited service under the Executive Retirement Plan are based on completed years and months of employment with us, and vesting under the Executive Retirement Plan is based on completed years of employment as an executive officer. Participants do not accrue additional years of credited service under the Retirement Plan or the Executive Retirement Plan after December 31, 2012; however, vesting service continues under both plans.

              (2)          The actuarial values of the accumulated plan benefits for the Retirement Plan and the Executive Retirement Plan were calculated using the unit credit valuation method and the following assumptions, among others: that the participants retire at their first unreduced retirement age of 62; that the benefit calculation date is September 30, 2013, consistent with our accounting measurement date for financial statement reporting purposes; that the discount rate is 5.10%; that the post-retirement mortality assumption is based on the RP-2000 table and a 12-year projection; that final average pay is based on the current average pay without projection; that the form of payment is a single life annuity; and that the Retirement Plan benefit accrues ratably over the greater of 30 years or the participant's projected years of service at age 65 and the Executive Retirement Plan benefit accrues ratably over the first 20 years from the date of hire and becomes vested 20% per year from years 5 to 10 from the date the employee became an officer.

              Oshkosh Corporation Retirement Plan — Under the Retirement Plan, a salaried employee is entitled to receive upon retirement at age 65 a monthly benefit equal to 50% of average monthly compensation less 45% of the primary social security benefit payable at age 65, reduced by 1/30th for each benefit accrual year of service less than 30, or certain actuarially equivalent benefits. Average monthly compensation is based on the average of the five highest consecutive years of earnings (excluding bonuses and subject to a maximum amount of compensation as established pursuant to IRS regulations) prior to the participant's normal retirement age or other date of termination. One thousand hours constitute a year of service. As of March 1, 1994, IRS regulations lowered the maximum amount of compensation allowed to be included in benefit calculations from $235,840 to $150,000. This amount was increased to $160,000 as of March 1, 1997, $170,000 as of January 1, 2000, $200,000 as of

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EXECUTIVE COMPENSATION

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January 1, 2002, $205,000 as of January 1, 2004, $210,000 as of January 1, 2005, $220,000 as of January 1, 2006, $225,000 as of January 1, 2007, $230,000 as of January 1, 2008, $245,000 as of January 1, 2009 and $250,000 as of January 1, 2012. Accrued benefits calculated as of February 28, 1994 at the higher limit have been grandfathered. An employee who has reached the age of 55 with a minimum of five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits. The pension benefits payable to an employee who retires at age 55 with a minimum of five years of service are equal to 50% of the pension benefits that would have been payable to such employee had he or she continued his or her employment with us until he or she reached age 65. The percentage increases for each year of continued service with us between the date on which the employee reaches age 55 and the date on which the employee reaches age 65. The spouse of an employee who would have been eligible for early retirement at death is entitled to a monthly benefit equivalent to 50% of the amount of the life annuity which would have been payable to a participant as of the participant's normal retirement age. Compensation that the Retirement Plan covers for the named executive officers generally corresponds with the base salary for each such individual, subject to the annual maximum. As of September 30, 2013, Mr. Szews was the only named executive officer eligible for retirement under the Retirement Plan. As we discuss more fully elsewhere, we took action in fiscal year 2012 to freeze benefits under the Retirement Plan effective December 31, 2012 and are now providing benefits to impacted employees under a new, qualified defined contribution plan.

              Oshkosh Corporation Executive Retirement Plan — Under the Executive Retirement Plan, certain of our officers, including the named executive officers, are entitled to receive upon retirement a monthly benefit equal to 24% of their average monthly compensation at age 55 increasing to 40% of average monthly compensation at age 62, prorated if the executive has less than 20 years of service at retirement. This amount is reduced by the amount of any pension payable by us under the Retirement Plan, the annuity value of the executive's 401(k) plan match and 50% of the executive's social security benefit. Average monthly compensation is based on the average of the executive's compensation for the highest five years of pay in the last ten years of credited service with the highest five not required to be consecutive. Beginning October 1, 2004, the final average monthly compensation includes base and bonus pay. The executive's spouse is entitled to receive 50% of the Executive Retirement Plan benefit that would have been payable in the event of the executive's death. Compensation that the Executive Retirement Plan covers generally corresponds with base salary and earned bonus compensation. As of September 30, 2013, Mr. Szews was the only named executive officer eligible for early retirement under the Executive Retirement Plan. As we discuss more fully elsewhere, we took action in fiscal year 2012 to freeze benefits under the Executive Retirement Plan effective December 31, 2012 and are now providing benefits to impacted employees under a new, non-qualified defined contribution plan.

Non-Qualified Deferred Compensation

              The following table sets forth certain information with respect to amounts earned during fiscal 2013 under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers,

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EXECUTIVE COMPENSATION

•

•

or the Deferred Compensation Plan and the Oshkosh Corporation Defined Contribution Executive Retirement Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Charles L. Szews	—	406,170	—	—	406,170
David M. Sagehorn	—	160,183	—	—	160,183
Wilson R. Jones	—	193,958	—	—	193,958
Bryan J. Blankfield	—	129,867	21,837	—	179,500
Frank R. Nerenhausen	—	99,940	—	—	99,940

              (1)          The amounts shown in this column represent benefits earned under the Defined Contribution Executive Retirement Plan. The amounts shown are also included in the "All Other Compensation" column in the Summary Compensation Table.

              (2)          Mr. Blankfield's Deferred Compensation Plan account is comprised entirely of units the value of which is equal to the value of shares of our Common Stock. The aggregate earnings reported in the table above reflect the increase in the price per share of our Common Stock from October 1, 2012 to September 30, 2013 and are not reported as compensation in fiscal year 2013 in the Summary Compensation Table.

              (3)          The amount shown in this column for Mr. Blankfield includes $30,000 of employee contributions for Mr. Blankfield that would have been reported as compensation to Mr. Blankfield in the Summary Compensation Table for the year in which such amount was earned and deferred if Mr. Blankfield had been a named executive officer in such year.

              Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers — Under the Deferred Compensation Plan, each participating named executive officer may defer up to 65% of the executive officer's base salary for the plan year, up to 85% of the executive officer's annual incentive compensation payable in the plan year for services and performance during the preceding plan year, and up to 100% of any share-based long-term incentives.

              An executive participating in the Deferred Compensation Plan may elect to have his deferrals credited to a fixed-income investment account or in a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our Common Stock. Any dividends earned on our Common Stock are reinvested in each executive's stock account.

              Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to ten years at the election of the executive. Payments generally initiate upon the executive's separation from service with us. However, in the event of a change in control of our company, as defined in the Deferred Compensation Plan, we will pay out the accounts of all executives in a single lump sum cash payment.

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EXECUTIVE COMPENSATION

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•

              Oshkosh Corporation Defined Contribution Executive Retirement Plan — Under our non-qualified Defined Contribution Executive Retirement Plan, certain of our officers, including the named executive officers, are entitled to receive upon separation from service cash distributions of either a single lump sum payment or annual installments over a period of two to ten years, as elected by the participant, equal to the vested balance of the participant's account. A participant's account balance is equal to the sum of annual benefit credits made to the participant's account, adjusted for returns based on the hypothetical investment experience of the investment option selected by the participant.

              For any participant who was a participant in our Executive Retirement Plan on December 31, 2012, the annual benefit credits are equal to a percentage of the participant's annual compensation defined as annual base pay and bonus. The percentage of compensation earned is 10% for such participants age 44 or below; 12.5% for participants age 45 to 50; and 15% for participants age 51 or above. Such participants who were less than age 60 or had two or more years of service as an officer on December 31, 2012 vest in their plan benefits over a ten year period of service as an officer, with 20% vesting after year six and additional 20% increments of vesting each year thereafter until fully vested following ten years of officer service. Such participants who were age 60 or older and had less than two years of officer service on December 31, 2012 vest in their plan benefits over a six year period, with an incremental 20% vesting each year beginning with two years of officer service.

              For participants who were not participants in our Executive Retirement Plan on December 31, 2012, the annual benefit credit is equal to the excess of the employer non-elective contribution under our tax-qualified Oshkosh Corporation and Affiliates Tax Deferred Investment Plan that would have been made for the applicable year without giving effect to the limitations imposed by Section 401(a)(17) or Section 415 of the Internal Revenue Code over the amount of the contribution actually made. The vesting of accrued benefits for these participants is 100% after three years of officer service.

              All participants' accumulated benefits increase or decrease based on the hypothetical investment experience of the investment option selected by the participant. Available hypothetical investment options are generally the same as the investment options available under our tax-qualified defined contribution retirement plan.

Potential Payments Upon Termination Or Change In Control

              The following tables disclose potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would be entitled to upon a termination of employment or a change in control of our company. We list the estimated amount of compensation payable to each of our named executive officers in each situation in the tables below assuming that the termination and/or change in control of our company occurred at September 30, 2013 and that our Common Stock had a value per share of $48.98, which was the closing market price for our Common Stock on September 30, 2013. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control, and therefore the actual amounts would vary from the estimated amounts in the tables below. Descriptions of the circumstances that would trigger payments or benefits to our named executive officers, how such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.

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EXECUTIVE COMPENSATION

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However, refer to the Pension Benefits table above for the present value of amounts that our named executive officers would receive upon retirement absent a change in control of our company.

Charles L. Szews	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts
Cash Termination Payment				4,326,968		7,123,212
Continued Life, Hospitalization, Medical and Dental Insurance Coverage				44,188		69,648
Outplacement Services						154,500
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	91,245	91,245	91,245		91,245	91,245
Unvested Performance Shares
Unvested Restricted Stock and Restricted Stock Units	2,071,854	2,071,854	2,071,854		2,071,854	2,071,854
Unearned Annual Cash Incentive Awards					1,030,000	1,030,000
Unvested Retirement Benefits						—
Additional Retirement Benefits						202,153
Excise Tax Gross Up Payment						3,358,948

Total Pre-tax Benefit	2,163,099	2,163,099	2,163,099	4,371,156	3,193,099	14,111,560

David M. Sagehorn	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				1,187,180		3,454,782
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						71,491
Outplacement Services						89,039
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	1,238,650	1,238,650			1,238,650	1,238,650
Unvested Performance Shares	2,612,267	2,612,267			5,142,900	5,142,900
Unvested Restricted Stock and Restricted Stock Units	1,784,537	1,784,537			1,784,537	1,784,537
Unearned Annual Cash Incentive Awards					445,193	445,193
Unvested Retirement Benefits					247,978	247,978
Additional Retirement Benefits						496,121
Excise Tax Gross Up Payment						4,246,563

Total Pre-tax Benefit	5,635,454	5,635,454		1,187,180	8,859,258	17,227,254

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EXECUTIVE COMPENSATION

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Wilson R. Jones	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				1,200,000		1,966,196
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						44,188
Outplacement Services						90,000
Legal and Accounting Advisor Services						5,000
Unvested Stock Options	1,006,294	1,006,294			1,006,294	1,006,294
Unvested Performance Shares	1,828,587	1,828,587			4,016,360	4,016,360
Unvested Restricted Stock and Restricted Stock Units	2,790,244	2,790,244			2,790,244	2,790,244
Unearned Annual Cash Incentive Awards					450,001	450,001
Unvested Retirement Benefits					709,459	709,459
Additional Retirement Benefits						—
Excise Tax Gross Up Payment						—

Total Pre-tax Benefit	5,625,125	5,625,125		1,200,000	8,972,358	11,077,742

Bryan J. Blankfield	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				922,726		2,918,943
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						69,648
Outplacement Services						69,205
Legal and Accounting Advisor Services						10,000
Unvested Stock Options	571,290	571,290			571,290	571,290
Unvested Performance Shares	1,208,173	1,208,173			2,351,040	2,351,040
Unvested Restricted Stock and Restricted Stock Units	791,909	791,909			791,909	791,909
Unearned Annual Cash Incentive Awards					276,818	276,818
Unvested Retirement Benefits						—
Additional Retirement Benefits						417,706
Excise Tax Gross Up Payment						2,639,775

Total Pre-tax Benefit	2,571,372	2,571,372		922,726	3,991,057	10,116,334

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EXECUTIVE COMPENSATION

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Frank R. Nerenhausen	Death ($)	Disability ($)	Retirement ($)	Involuntary Termination Without Cause or for Good Reason ($)	Change in Control ($)	Change in Control and Termination Without Cause or for Good Reason ($)
Triggered Payouts			Not Eligible
Cash Termination Payment				824,000		1,453,972
Continued Life, Hospitalization, Medical and Dental Insurance Coverage						44,690
Outplacement Services						61,000
Legal and Accounting Advisor Services						5,000
Unvested Stock Options	477,103	477,103			477,103	477,103
Unvested Performance Shares	979,600	979,600			2,008,180	2,008,180
Unvested Restricted Stock and Restricted Stock Units	987,829	987,829			987,829	987,829
Unearned Annual Cash Incentive Awards					247,200	247,200
Unvested Retirement Benefits					687,807	687,807
Additional Retirement Benefits						—
Excise Tax Gross Up Payment						—

Total Pre-tax Benefit	2,444,532	2,444,532		824,000	4,408,119	5,972,781

              Key Executive Employment and Severance Agreements — We currently have in effect Key Executive Employment and Severance Agreements, or KEESAs, with our executive officers, including each of our named executive officers. Under the KEESAs, after a change in control of our company, if the executive's employment is terminated, other than by reason of death, disability or for cause, then the executive is entitled to a cash termination payment and other benefits. The executive is also entitled to a cash termination payment and other benefits if, after the change in control of our company, the executive terminates his employment for good reason. The termination payment will be equal to the sum of the executive's annual salary in effect at the change in control (or any subsequent higher salary) plus the highest annual bonus award paid during the three years before the change in control, multiplied by the number of years remaining in the employment period (up to three but not less than one for Messrs. Szews, Sagehorn and Blankfield, and up to two, but not less than one, for Messrs. Jones and Nerenhausen). The amounts in the tables assume the maximum three years, for Messrs. Szews, Sagehorn and Blankfield, or two years, for Messrs. Jones and Nerenhausen, remaining in the employment period. If Mr. Szews, Mr. Sagehorn or Mr. Blankfield is entitled to a cash termination payment, then the executive also is entitled to (i) additional retirement benefits equal to the difference between the amount he would actually be entitled to receive on retirement and the amount to which he would have been entitled to receive had he continued to work until the earlier of age 65 or the number of years remaining in the employment period (up to three) and (ii) the difference between the unreduced social security benefit payable to the executive if his employment continued until his unreduced social security age and the actual social security benefit payable to the executive at the end of the employment period. This payment ceases at the executive's unreduced social security age. In addition, the KEESAs provide for outplacement services and continuation of life and disability insurance for up to three years, for Messrs. Szews, Sagehorn and Blankfield, or two years, for Messrs. Jones and Nerenhausen, hospitalization, medical and dental coverage and other welfare benefits as in effect at the termination. The KEESAs for Messrs. Szews, Sagehorn and Blankfield provide that if the payments under the

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EXECUTIVE COMPENSATION

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agreement are an "excess parachute payment" for purposes of the Internal Revenue Code, then we will pay the executive the amount necessary to offset the 20% excise tax that the Internal Revenue Code imposes and any additional taxes on this payment. To the extent that payments to Messrs. Jones and Nerenhausen under their agreements would be considered "excess parachute payments," the payments will be reduced to a point at which they are no longer considered excess parachute payments, or the executive will receive the full payment and be personally liable for the excise tax, whichever produces the larger after-tax benefit to him. In fiscal 2008, we revised the terms of the KEESAs with the purpose of ensuring that payments under the agreement are not "income includible under Section 409A" for purposes of the Internal Revenue Code. However, if for some reason payments under the agreement are nonetheless "income includible under Section 409A," then we can be obligated to pay the executive the 20% additional income tax that Internal Revenue Code Section 409A imposes and interest and any additional taxes on this payment.

              In consideration of the KEESA benefits, each executive officer party to a KEESA agrees not to compete with us for a period of 18 months after the executive officer leaves us and to keep in confidence any proprietary information or confidential information for a period of 18 months after the executive officer leaves us. Our Board of Directors can waive both of these conditions.

              Under the KEESAs, there is a "change in control" if:

  •
  any person is or becomes the beneficial owner of securities representing 25% or more of our outstanding Common Stock;

  •
  there is a change in the composition of our Board of Directors that at least two-thirds of the existing directors have not approved;

  •
  a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) is consummated in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or

  •
  our shareholders approve a plan of complete liquidation or dissolution or a sale or disposition by us of all or substantially all of our assets is consummated.

              Under the KEESAs, the term "cause" generally means:

  •
  committing any act of fraud, embezzlement or theft in connection with the executive's duties as an executive officer;

  •
  continuing, willful and unreasonable refusal by an executive to perform duties or responsibilities;

  •
  willfully engaging in illegal conduct or gross misconduct that causes us demonstrable and serious financial injury;

  •
  willfully disclosing our trade secrets or confidential information; or

  •
  engaging in competition with us that our Board of Directors determines to be materially harmful to us.

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EXECUTIVE COMPENSATION

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•

              Under the KEESAs, the term "good reason" generally means:

  •
  a breach of the agreement by us;

  •
  any reduction in an executive's base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits;

  •
  a material adverse change in the executive's working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control, including but not limited to a significant change in the nature or scope of his authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy promptly after receipt of notice thereof;

  •
  relocation of the executive's principal place of employment to a location more than 50 miles from the executive's principal place of employment during the 180-day period prior to the change in control;

  •
  we require the executive to travel on business to a materially greater extent than was required during the 180-day period prior to the change in control;

  •
  our failure to cause a successor to assume an executive's agreement; or

  •
  the executive's employment is terminated after a change in control without delivering proper notice of termination.

              Stock Option Agreements — We have granted stock option awards to our named executive officers under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan, and the Oshkosh Corporation 2009 Incentive Stock and Awards Plan. Each plan contains provisions that apply upon a termination of an executive or a change in control of our company.

Oshkosh Corporation 2004 Incentive Stock and Awards Plan

              Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or retirement, then the option award will become fully vested and will remain exercisable by the executive or his beneficiary for a period of one year after the date of the executive's death or disability or one to three years after the date of the executive's retirement. Effective upon a change in control of our company, the option award will fully vest and will immediately become exercisable, and the executive holding the option award will have the right to receive, in exchange for surrender of each option, an amount of cash equal to the excess, if any, of the fair market value of a share of our Common Stock as determined on the date of exercise over the exercise price of the option. "Change in control" in this plan is defined in the same manner as under the KEESAs.

Oshkosh Corporation 2009 Incentive Stock and Awards Plan

              Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or retirement, then the option award will become fully vested and will remain exercisable by the executive or his beneficiary for a period of one year after the date of the executive's death or disability or three years after the date of the executive's retirement. Effective

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EXECUTIVE COMPENSATION

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upon a change in control of our company, the option award will fully vest and will immediately become exercisable, and the executive holding the option award will have the right to receive, in exchange for surrender of each option, an amount of cash equal to the excess, if any, of the fair market value of a share of our Common Stock as determined on the date of exercise over the exercise price of the option as stated on the date the option was awarded. "Change in control" in this plan is defined in the same manner as under the KEESAs.

              The amounts in the tables above include the value attributable to unvested stock options that our named executive officers held valued at the amount by which the closing price of our Common Stock on September 30, 2013 exceeds the exercise price of the unvested options.

              Performance Share Awards — We have granted performance share awards to our named executive officers under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan and the Oshkosh Corporation 2009 Incentive Stock and Awards Plan. Under these plans and the related award terms, if the executive's employment terminates by reason of the executive's death, disability or retirement after the tenth trading day of the performance period in respect of an award, then the executive will receive a proportionate number of the shares of our Common Stock that the executive would have received had the performance period ended on the date of termination based on the number of days that have elapsed in the performance period prior to the date of termination. If we cease to employ the executive for any reason other than death, disability or retirement, then the executive will forfeit any rights with respect to an award of performance shares. Pursuant to the award terms, effective upon a change in control of our company that occurs during the performance period in respect of an award, the executive will be fully vested in the number of shares of our Common Stock calculated as if the performance period ended on the date of the change in control. The amounts reflected in the tables above relating to performance share awards that we granted in fiscal year 2011 and fiscal year 2012 reflect a payment amount equal to 200% of the target performance share awards based on our achievement of total shareholder return at the maximum performance level under these awards calculated as of September 30, 2013. Amounts are not shown for performance awards that we granted in fiscal year 2013 because the performance period for those awards does not begin to run until the beginning of fiscal year 2014.

              Restricted Stock — We have granted restricted stock awards to our named executive officers under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan. Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death, disability or, for awards granted prior to September 2011, retirement, then any shares of restricted stock that are not vested will become fully vested at the time the executive's employment is terminated as a result of death, disability or retirement. For awards granted in September 2011 and thereafter, restricted stock does not fully vest at the time the executive's employment is terminated as a result of retirement. No named executive officer, other than Mr. Szews, was eligible for retirement for purposes of these awards at September 30, 2013. If we cease to employ the executive for any reason other than death, disability or, in certain cases, retirement, then any shares of restricted stock held by the executive that are not vested on the date of such termination will be immediately forfeited. Effective upon a change in control of our company, any shares of restricted stock that have not vested will vest and the executive will have the right to receive, in exchange for surrender of such shares of restricted stock, an amount of cash equal to the greater of (i) the fair market value of a share of our stock as determined on the date of the change in control, (ii) the highest per share price paid in the change in control transaction or (iii) the fair market value of a share calculated on the date of surrender.

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EXECUTIVE COMPENSATION

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              Restricted Stock Units — We have granted restricted stock unit awards to our named executive officers under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan. Under this plan and the related award agreements, if the executive's employment terminates by reason of the executive's death or disability, then any restricted stock units that are not vested will become fully vested at the time the executive's employment is terminated as a result of death or disability. The restricted stock units also fully vest if the executive's employment is terminated as a result of a qualified retirement, except that, for our named executive officers other than Mr. Szews, if the qualified retirement occurs prior to the first anniversary of the grant date of the restricted stock unit award, then only a pro-rata portion of the restricted stock units will vest. We define qualified retirement as a retirement at a time when the executive is at least 55 years of age and the executive's age, when added to his or her years of service with our company, equals or exceeds 70. No named executive officer, other than Mr. Szews, was eligible for a qualified retirement at September 30, 2013. If we cease to employ the executive for any reason other than death, disability or a qualified retirement, then any restricted stock units held by the executive that are not vested on the date of such termination will be immediately forfeited. Effective upon a change in control of our company, any restricted stock units that have not vested will vest and the executive will have the right to receive, in exchange for surrender of such restricted stock units, shares or an amount of cash equal to the greater of (i) the fair market value of a share of our stock as determined on the date of the change in control, (ii) the highest per share price paid in the change in control transaction or (iii) in certain change in control transactions, the fair market value of a share calculated on the date of surrender.

              Oshkosh Corporation Executive Retirement Plan — Upon a change in control of our company, executives participating in our Executive Retirement Plan are credited with up to an additional three years of service (except for Messrs. Jones and Nerenhausen) and this benefit is vested without regard to the normal vesting schedule under the plan. Furthermore, if the executive's employment is terminated for any reason following the change in control, the executive will be entitled to receive a single lump sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive's earned and vested benefits under the Executive Retirement Plan through December 31, 2004, within 60 days after the termination of the executive's employment. "Change in control" is defined in the same manner as under the KEESAs for this purpose. The executive will also be entitled to receive a single lump sum cash payment equal to the present value (as determined under the Executive Retirement Plan) of the executive's earned and vested benefits under the Executive Retirement Plan for the period commencing January 1, 2005, within 60 days of the change in control. "Change in control" has a specified meaning for this purpose as defined in the Executive Retirement Plan.

              Defined Contribution Executive Retirement Plan — Under the Oshkosh Corporation Defined Contribution Executive Retirement Plan, upon a change in control of our company, all participants then employed will become fully vested in their accounts. Following the change in control, any participant who is terminated will be entitled to receive an immediate single sum distribution of his or her account balance within 60 days.

              Annual Cash Incentive Awards — Under the Oshkosh Corporation 2004 Incentive Stock and Awards Plan and the Oshkosh Corporation 2009 Incentive Stock and Awards Plan, upon a change in control of our company, for any annual cash incentive award that a named executive officer has not earned by the time of the change in control, the named executive officer is entitled to receive a proportionate amount of the executive's annual cash incentive target award opportunity, based on the number of whole months that have elapsed in the fiscal year prior to the change in control. For each

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EXECUTIVE COMPENSATION

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named executive officer, the amounts we disclose as "Unearned Annual Cash Incentive Awards" in the tables above assume that the change in control occurred prior to the end of the fiscal year and, therefore, the named executive officers did not yet earn their annual cash incentive awards, but the amounts do reflect the full target award opportunity for such executive for fiscal 2013 rather than only a proportionate amount. The Summary Compensation Table reflects the actual amount of the annual cash incentive award that each named executive officer earned for fiscal 2013. A named executive officer would not be entitled to receive both the amount in the tables above and the amount in the Summary Compensation Table.

              For purposes of determining the amount of any excise tax that the Internal Revenue Code may impose as a result of our payment of an executive's annual cash incentive target award opportunity upon a change in control of our company (and to enable us to estimate any excise tax gross-up payment that we would have to pay to Mr. Szews, Mr. Sagehorn or Mr. Blankfield), we assume that the executive has earned the entire amount of the award as of September 30, 2013, the assumed date of the change in control.

              Deferred Compensation Plans — A termination of an executive officer or a change in control of our company would not impact the amounts payable to our named executive officers under the Oshkosh Corporation Deferred Compensation Plan for Directors and Executive Officers.

Executive Employment Agreements

Mr. Szews' Employment Agreement

              We entered into an employment agreement with Mr. Szews on March 20, 2007 and amended the agreement in 2008 to bring the agreement in compliance with the requirements of Internal Revenue Code Section 409A. We amended the agreement again on April 26, 2011 in connection with Mr. Szews' appointment as Chief Executive Officer. The initial term of Mr. Szews' employment agreement expired on December 31, 2012. Following the expiration of the initial term, the term of the employment agreement automatically renews and extends annually for periods of one year unless either party gives notice of nonrenewal. However, the term of the employment agreement will not be automatically renewed and extended beyond the date on which Mr. Szews attains age 62. Under the employment agreement, as amended, we have the right to terminate Mr. Szews' employment at any time. If we terminate Mr. Szews' employment without cause or Mr. Szews terminates his employment for good reason, then, provided that Mr. Szews executes a release of claims against us, Mr. Szews will generally be entitled to receive as severance pay, in lieu of base salary and bonus for the remaining term of the employment agreement, an amount equal to the sum of (i) the product of two times the sum of (A) Mr. Szews' then current base salary, plus (B) a representative annual bonus amount for Mr. Szews, plus (ii) if Mr. Szews will not receive a bonus with respect to the fiscal year in which such termination occurs under the bonus plan then in effect solely as a result of the termination of Mr. Szews' employment, a pro rata bonus for the fiscal year in which the termination occurs in an amount based upon the bonus (if any) that Mr. Szews would have received had he remained employed through the entire fiscal year. If Mr. Szews is entitled to severance pay, then, for no additional consideration, Mr. Szews is obligated to make himself available to consult with and otherwise assist or provide general advice to our then Chief Executive Officer and to our Board of Directors as and at such times as they may reasonably request during the two-year period after the date of termination of Mr. Szews' employment.

              In consideration of the benefits provided to Mr. Szews in his employment agreement, Mr. Szews entered into a confidentiality and loyalty agreement with us whereby he agrees not to compete with us for a period of 18 months after the termination of his employment and to keep in confidence any

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EXECUTIVE COMPENSATION

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proprietary information or confidential information for a period of two years after the termination of his employment. In this agreement, Mr. Szews also agrees not to solicit our employees and to notify us before accepting employment with a competitor of ours for a period of 18 months after the termination of his employment.

              Under Mr. Szews' employment agreement, "cause" is defined as follows:

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  engaging in misconduct that is substantially injurious to us;

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  engaging in any willful act or omission that materially injures our reputation, business or prospects;

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  being convicted of a felony;

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  consenting to an order of the SEC for a violation of the federal securities laws;

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  failing to perform material duties in a competent and efficient manner which failure is not due to illness or disability;

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  being made subject to a petition under the federal bankruptcy laws or any state insolvency law or having a receiver appointed;

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  failing to file timely federal or state income tax returns and to pay related taxes;

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  being involved in the commission of an impropriety involving our financial statements;

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  committing material violations of our codes of conduct; or

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  materially breaching obligations under the confidentiality and loyalty agreement.

              Under Mr. Szews' employment agreement, the term "good reason" means any substantial breach by us of the employment agreement that is not remedied by us promptly after receipt of notice thereof from Mr. Szews.

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DIRECTOR COMPENSATION

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Director Compensation

              The table below summarizes the compensation paid to or earned by our non-employee directors during fiscal 2013.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Richard M. Donnelly	244,500	128,992	6,186	—	379,678
Michael W. Grebe (5)	65,875	128,992	—	—	194,867
Peter B. Hamilton	122,031	128,992	—	—	251,023
Kathleen J. Hempel	107,781	128,992	—	—	236,773
Leslie F. Kenne	108,292	128,992	—	—	237,284
Harvey N. Medvin (5)	32,833	—	—	—	32,833
J. Peter Mosling, Jr. (5)	65,667	128,992	—	—	194,659
Stephen D. Newlin (5)	67,719	128,992	—	—	196,711
Craig P. Omtvedt	113,500	128,992	—	—	242,492
Duncan J. Palmer	98,500	128,992	—	—	227,492
John S. Shiely	96,448	128,992	—	—	225,440
Richard G. Sim	98,500	128,992	—	—	227,492
William S. Wallace	98,500	128,992	—	—	227,492

              (1)          Mr. Szews, who serves as both a director and as our Chief Executive Officer, received no additional compensation for his service on our Board of Directors and is not included in this table. The compensation Mr. Szews received as our Chief Executive Officer during and for fiscal 2013 is shown in the Summary Compensation Table on page 74.

              (2)          As applicable SEC rules require, amounts in this column are based on the aggregate grant date fair value of awards to our directors under our 2009 Incentive Stock and Awards Plan rather than actual amounts we paid to these directors or amounts that the directors actually realized or will realize as a result of these awards. We computed the aggregate grant date fair value of these awards in accordance with FASB ASC Topic 718. We based the fair value of stock awards on the market price of the shares awarded on the date of grant (which considers the value of dividends that the holder of restricted shares is entitled to receive).

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DIRECTOR COMPENSATION

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              (3)          The table below sets forth the aggregate number of unvested restricted stock awards and the aggregate number of stock option awards of each of our non-employee directors outstanding at September 30, 2013.

Name	Aggregate Number of Outstanding Restricted Stock Awards (#)	Aggregate Number of Outstanding Stock Option Awards (#)
Richard M. Donnelly	—	29,050
Michael W. Grebe	—	18,250
Peter B. Hamilton	—	1,500
Kathleen J. Hempel	—	29,050
Leslie F. Kenne	—	3,075
Harvey N. Medvin	—	15,200
J. Peter Mosling, Jr.	—	29,050
Stephen D. Newlin	—	—
Craig P. Omtvedt	—	9,350
Duncan J. Palmer	—	1,500
John S. Shiely	—	—
Richard G. Sim	—	18,250
William S. Wallace	—	2,500

              (4)          The amounts in this column represent above-market interest on non-qualified deferred compensation computed on a quarter by quarter basis. The above-market interest rate is the percentage amount by which the interest rate earned on deferred compensation in fiscal 2013 exceeded 120% of the applicable federal long-term interest rate, with compounding, at the time the interest rate was set. The interest rate earned on deferred compensation for the first, second, third and fourth quarters of fiscal 2013 was 4.25%. For the same periods, 120% of the applicable long-term interest rate was 2.86%, 3.16%, 2.93% and 3.88%, respectively.

              (5)          Messrs. Grebe and Mosling retired from our Board of Directors effective May 31, 2013. Mr. Medvin retired from our Board of Directors at our 2013 Annual Meeting of Shareholders held on January 29, 2013. Our shareholders elected Mr. Newlin to our Board of Directors at our 2013 Annual Meeting of Shareholders.

Retainer and Meeting Fees

              Each non-employee director, other than Mr. Donnelly, is entitled to receive an annual retainer of $85,000. Mr. Donnelly is entitled to receive an additional annual retainer of $150,000 in recognition of his position as Chairman of the Board. The Chairpersons of the Audit Committee and the Human Resources Committee receive an additional annual retainer of $15,000 and the Chairperson of the Governance Committee receives an additional annual retainer of $10,000. Committee members receive an additional fee of $13,500 per calendar year for each Committee on which they serve. Additionally, we reimburse directors for reasonable travel and related expenses that they incur in attending Board and Board committee meetings as well as continuing education programs.

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DIRECTOR COMPENSATION

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 Restricted Stock Awards

              We generally grant shares of restricted stock to our non-employee directors at the meeting of our Board held on the date of our Annual Meeting of Shareholders, or at the time a director joins our Board. Effective upon election at our 2013 Annual Meeting of Shareholders, we granted to each of our then non-employee directors 5,000 shares of restricted stock under the Oshkosh Corporation 2009 Incentive Stock and Awards Plan, which are subject to certain limited restrictions on transfer. The restricted stock awards were at the 50th percentile of the Towers Watson data for non-employee director compensation.

Deferred Compensation Plan

              Our non-employee directors may elect to participate in our Deferred Compensation Plan for Directors and Executive Officers, under which each director may defer up to 100% of all retainer fees, attendance fees and fees for serving as a committee chair. We will reduce the fees paid to each director by the amount of all deferrals made on his or her behalf.

              A director participating in the Deferred Compensation Plan may elect to have his or her deferrals credited to a fixed-income investment account or a stock account. Deferrals credited to a fixed-income investment account earn interest at the prime rate as published in The Wall Street Journal on the last business day of the immediately preceding plan year quarter, plus 1%. Deferrals credited to a stock account are treated as though invested in our Common Stock. Any dividends earned on our Common Stock are reinvested in each director's stock account.

              Payments from the Deferred Compensation Plan may be made in a lump sum or in annual installments for up to ten years at the election of the director. Payments generally initiate upon the director ceasing to be a member of our Board. However, in the event of a change in control of our company, as defined in the Deferred Compensation Plan, we will pay out the accounts of all directors in a single lump sum cash payment.

Stock Ownership Guidelines for Directors

              The Human Resources Committee has also adopted stock ownership guidelines that apply to non-employee directors to ensure that our non-employee directors have a direct stake in the oversight and development of our company by becoming shareholders. Under these guidelines, our non-employee directors are encouraged to acquire and own our Common Stock in an amount equal to five times the annual cash retainer paid to these non-employee directors. Non-employee directors should achieve this stock ownership level within five years of becoming a director.

              As of November 13, 2013, Messrs. Donnelly, Omtvedt and Sim, and Ms. Hempel exceeded the stock ownership levels in these guidelines. Messrs. Hamilton, Palmer, Newlin, Shiely, Gen. (Ret.) Wallace and Lt. Gen. (Ret.) Kenne have each served as a director for less than five years. As Mr. Szews also served as an executive officer of our company, he was subject to the stock ownership guidelines that apply to our officers. As of November 13, 2013, Mr. Szews exceeded the stock ownership guidelines relative to his position as Chief Executive Officer.

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PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

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              As noted in the preceding extensive and comprehensive discussion, executive compensation is an important matter both to us and to our shareholders. As a reflection of this importance and pursuant to SEC rules, we offer our shareholders the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers. Accordingly, we are seeking input from shareholders with this advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement in accordance with the executive compensation disclosure rules of the SEC.

              The Human Resources Committee has overseen the development and implementation of our executive compensation programs. We have designed our compensation programs to directly link a significant portion of the compensation of our named executive officers to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareholder value. The Committee also designed our compensation programs to attract, retain and motivate key executives who are essential to the implementation of our strategic growth and development strategy. Performance and executive retention are critical to the success of our MOVE strategy.

              The Human Resources Committee bases its executive compensation decisions on our core compensation principles, including the following:

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  incentivizing our executives to perform with shareholders' interests in mind;

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  assembling and maintaining a senior leadership team with the skills necessary to successfully execute our MOVE strategy, maintain our competitiveness, and continue increasing the long-term market value of our company; and

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  balancing awards earned for short-term results with awards earned for strategic decisions that we expect to sustain our long-term performance and deliver the results outlined in our MOVE strategy.

              We believe that our existing compensation programs have been effective at motivating our key executives, including our named executive officers, to achieve superior performance and results for our company, effectively aligning compensation with our financial performance results, giving our executives an ownership interest in our company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executives whose services are in key demand in our industry and market sectors. Fiscal year 2013 performance is an example of meeting these needs: overachieving on an aggressive operating income target and continuing to build and retain a talented executive team.

              With our core compensation principles in mind, the Human Resources Committee took or we implemented the following actions in fiscal year 2013:

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  structured our annual cash incentive awards for fiscal year 2013 with aggressive operating income targets that support MOVE earnings per share targets;

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  approved base salary increases for our named executive officers in line with competitive market trends;

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PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

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  modified the mix of equity compensation awards to place greater emphasis on performance-based awards and to use restricted stock units to increase the shareholdings of our executives over time;

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  approved long-term equity awards in September 2013 to retain and recognize the performance of our named executive officers and other officers to support higher returns for our shareholders;

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  maintained the structure of our long-term incentive equity awards generally with the objective of providing compensation around the 50th percentile of the compensation database that we use for this purpose;

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  for many salaried employees, froze benefits under both our qualified and non-qualified defined benefit retirement plans effective December 31, 2012 and are now providing benefits to impacted employees under new, qualified and non-qualified defined contribution plans;

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  eliminated post-employment healthcare benefits for our current salaried employees effective December 31, 2012;

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  continued to significantly limit the payout amount under new severance agreements that we enter into with our executive officers; and

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  continued to limit the number and value of personal benefits.

              Compensation actions like those described above evidence our philosophy of aligning executive compensation with our financial performance and the marketplace, and increasing long-term shareholder value. We will continue to design and implement our executive compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our shareholders. Our MOVE objectives will continue to influence these decisions.

              We urge shareholders to read the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement, which provide detailed information on the compensation of our named executive officers. The Human Resources Committee and our Board believe that the executive compensation program articulated in the Compensation Discussion and Analysis and the accompanying compensation tables contained in this Proxy Statement is effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to our success.

              Our Board would like the support of our shareholders for the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. This advisory vote on the compensation of our named executive officers allows our shareholders to express their opinions about our executive compensation programs. As we seek to align our executive compensation programs with our performance results and shareholders' interests, we ask that our shareholders approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement.

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PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

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Accordingly, for the reasons we discuss above, our Board recommends that shareholders vote in favor of the following resolution:

              "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis section and compensation tables and narrative discussion contained in this Proxy Statement."

              This advisory vote on the compensation of our named executive officers is not binding on us, our Board or the Human Resources Committee. However, our Board and the Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers. Pursuant to the vote of our shareholders at the 2011 Annual Meeting of Shareholders, we will ask our shareholders to approve, by advisory vote, the compensation of our named executive officers every year until otherwise determined by a vote of our shareholders pursuant to applicable SEC rules. The next advisory vote on the compensation of our named executive officers will occur at our 2015 Annual Meeting of Shareholders.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

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PROPOSAL 4 — SHAREHOLDER PROPOSAL

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              The following proposal was submitted by one of our individual shareholders and will be voted on at the Annual Meeting if it is properly presented. Such shareholder's name, address, and number of shares of Common Stock held may be obtained upon written request therefor made by a shareholder to our Secretary.

Proposal 4 — Limit Accelerated Executive Pay

Resolved: Shareholders ask our board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive, provided, however, that our board's Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the senior executive's termination, with such qualifications for an award as the Committee may determine.

For purposes of the Policy, "equity award" means an award granted under an equity incentive plan as defined in Item 402 of the SEC's Regulation S-K, which addresses executive pay. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted.

The vesting of equity pay over a period of time is intended to promote long-term improvements in performance. The link between executive pay and long-term performance can be severed if such pay is made on an accelerated schedule.

This proposal should also be more favorably evaluated due to our company's shortcomings in its corporate governance as reported in 2013:

GMI Ratings, an independent investment research firm, negatively flagged our company for not allowing majority voting in the election of directors in spite of our 52% approval, no confidential shareholder voting, no audit committee industry expert and a relatively high percentage of negative votes for our directors.

GMI Ratings also negatively flagged our company for a lack of risk management expertise on our board, lucrative golden parachutes for executives, dilution concerns and no shareholder right to act by written consent.

Our management had the unilateral right to amend our articles of incorporation and bylaws without shareholder approval. Three directors had long-tenure of 12 to 16 years, which negatively impacts their independence.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Limit Accelerated Executive Pay — Proposal 4

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL NUMBER 4 FOR THE FOLLOWING REASONS:

              Our Board of Directors believes the Human Resources Committee has adopted compensation policies employing equity-based incentive awards that serve shareholders well and provide appropriate incentives. Shareholders recently approved in January 2012 an amendment to the plan under which we

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PROPOSAL 4 — SHAREHOLDER PROPOSAL

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grant those awards, which is our 2009 Incentive Stock and Awards Plan. This proposal seeks to require certain terms for those awards that are inconsistent with the language of the shareholder-approved Plan. We do not believe implementation of this proposal is appropriate for our company or in the best interest of our shareholders.

We believe our equity awards align the interests of the company's management with the interests of shareholders. The Proposal could create potential conflicts of interest by disrupting that alignment.

              The Human Resources Committee has adopted compensation policies that are designed to link pay with performance and to maximize the alignment between executive and shareholder interests. If we were to become involved in an acquisition or merger scenario that could result in a change in control, the Committee and the Board of Directors believe that providing accelerated vesting of equity awards upon the successful completion of the transaction provides an incentive to ensure executives stay with the company through the period of extreme uncertainty and remain focused and motivated on achieving operational objectives and securing the maximum value for our shareholders.

              A change in control transaction often gives rise to a substantial risk of disruption of careers and compensation for executives. Following a change in control, the new controlling persons are likely to revisit the strategies and goals that the current Board of Directors has established. Our executive team and financial statements, including our costs and capital structure, are likely to be materially different than they were prior to the change in control, and a successor entity may be unwilling or unable to assume equity awards. Shareholders would receive the full benefit of whatever value is created in that transaction. Executives with unvested equity awards, on the other hand, could be deprived of the full benefit of those awards though they are likely to have contributed to the value that shareholders realize. If key executives' compensation is at risk if the company were to experience a change in control, it could create a conflict of interest if the company were pursuing a merger or similar transaction that the Board believes is in the best interests of shareholders. As a result, these circumstances would sever the understanding and premise regarding the pay for performance alignment that existed when we originally granted the equity awards. Without the acceleration of equity awards, there is a real risk that executives become unnecessarily preoccupied with questions as to whether the potential transaction is in their best personal career or financial interest, which could lead to loss of valuable talent at a critical time. Accelerating the vesting of equity awards upon a change in control eliminates this potential misalignment of the interests of executives and our shareholders by ensuring that executives, who are implementing strategic actions in the best interest of the shareholders, are not at the same time penalized with a loss of their incentive compensation and allows management to remain engaged, objective and focused on protecting shareholders' interests and maximizing shareholder value during a potential change in control event.

Shareholders last approved Oshkosh's 2009 Incentive Stock and Awards Plan in January 2012 and did so by a large margin. At that time, the plan included accelerated vesting on a change in control.

              This proposal is inconsistent with certain provisions of our 2009 Incentive Stock and Awards Plan, and shareholders overwhelmingly approved that plan at our 2009 annual meeting of shareholders and again on an amended and restated basis at our 2012 annual meeting. In our executive compensation program, we grant stock options, restricted stock or restricted stock units and

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PROPOSAL 4 — SHAREHOLDER PROPOSAL

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performance shares. The plan provides that, upon a change-in-control, options and restricted stock vest in full, and performance shares vest on a pro rata basis based on actual performance to date. The plan states that the Committee can provide for more favorable treatment, which the Committee has done for performance shares (which vest fully based on actual performance to date). We believe this represents an appropriate approach upon a change-in-control. Accordingly, the proposal would require the Human Resources Committee to alter what shareholders have already approved.

Accelerated vesting of outstanding equity awards enables the company to mitigate concerns that management is likely to have in the context of a change in control by assuring management that they will realize the value of outstanding stock awards along with other shareholders.

              Equity awards are an important part of our long-term compensation, and for them to be effective, the equity award terms must appropriately consider potential scenarios. Following a change-in-control, our stock may no longer exist, and it is often not feasible or practicable to convert equity awards, particularly those that are performance-based, into equity awards of the acquirer as part of a change in control transaction. In particular, the performance-based metrics no longer exist once the company is acquired and integrated into the acquirer's operations. It is also possible that management will no longer control the policies and operations of the surviving entity. Thus, the opportunity presented following the change in control may vary materially from that originally afforded by the equity-based award. Accordingly, the Board believes that it is appropriate for management to receive the benefit of their performance under equity awards, as reflected in the stock price, through the time of the change in control, and accelerated vesting affords that protection and provides senior management the ability to continue to increase the value of the company for shareholders up to a potential change in control transaction. The proposal would eliminate the company's ability to provide reasonable assurance to key executives that they will realize the expected value of their equity awards even if the company experiences a change in control. Equity awards are inherently performance-based, insofar as the rewards to executives increase as the company's stock price increases, and vice versa. Therefore, accelerating vesting does not eliminate the performance-based aspect of such awards.

Accelerated vesting of equity awards provides a strong retention incentive through the consummation of a potential transaction.

              We believe our equity-based compensation program provides a retention component that helps ensure continuity and stability to our management team. Accelerated vesting of equity awards provides a strong retention incentive through the consummation of a potential transaction, because the acceleration does not occur unless the executive remains employed through the closing date. Further, the certainty that the awards will be paid out to the extent the performance measures are met, or the stock price rises, as the case may be, regardless of whether the company continues as a separate entity or is acquired and ceases to exist following a change in control transaction and regardless of the executives' employment status, enhances the value of such awards to executives and incentivizes the executives' performance. New ownership can implement retention incentives following the transaction on a focused basis for those members of management that the new owners desire to retain. In contrast, executives who feel that the only way they might realize value from their previously granted equity awards is to have their employment terminated once the change in control is completed will not maintain the high level of performance required during the pre-closing period. Such a scenario presents a real executive retention risk to our company.

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PROPOSAL 4 — SHAREHOLDER PROPOSAL

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The company's corporate governance is favorable to shareholders. Hence, there is no reason for shareholders to favor the proposal based on governance considerations.

              As noted above, the Human Resources Committee has adopted compensation policies that are designed to link pay with performance and to maximize the alignment between executive and shareholder interests. Further, we have a host of positive governance attributes. Among others, we do not have a staggered Board; we have an independent Chairman of the Board; we regularly engage in open communications with our shareholders; and since 2008, we have bolstered our Board with the addition of seven new independent directors who have brought valuable and varied experience in distinct and critical areas of our businesses, providing a fresh perspective on our Board. Indeed, the GMI Ratings report cited by the proponent above states that our company's overall environmental, social and governance rating "reflects a low level of concern in most areas," and also that our Board of Directors "appears to be generally well aligned with sustainable shareholder interests."

              For all of the reasons set forth above, our Board of Directors urges our shareholders to vote "AGAINST" proposal number 4.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL NUMBER 4.

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ATTACHMENT A: NON-GAAP FINANCIAL MEASURES

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Non-GAAP Financial Measures

              Our company reports its financial results in accordance with generally accepted accounting principles (GAAP) in the United States of America. Our company is presenting various operating results, such as operating income, income from continuing operations and earnings per share from continuing operations, both on a reported basis and on a basis excluding items that affect comparability of operating results. When our company uses operating results, such as operating income, income from continuing operations and earnings per share from continuing operations, excluding items, they are considered non-GAAP financial measures. Our company believes excluding the impact of these items is useful to investors to allow a more accurate comparison of our company's operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our company's results prepared in accordance with GAAP. The table below presents a reconciliation of our company's presented non-GAAP measures to the most directly comparable GAAP measures (in millions, except per share amounts):

	Fiscal Year Ended September 30,
	2013	2012
Access Equipment segment
Non-GAAP operating income margin	12.5%	7.8%
Non-GAAP operating income	$388.6	$228.9
Impairment charge	(9.0)	—
Restructuring-related charges	—	0.3

GAAP operating income	$379.6	$229.2

GAAP operating income margin	12.2%	7.9%
Defense segment
Non-GAAP operating income margin	7.5%	6.0%
Non-GAAP operating income	$228.7	$237.0
Union contract ratification costs	(3.8)	—
Curtailment expense	—	(0.5)

GAAP operating income	$224.9	$236.5

GAAP operating income margin	7.4%	6.0%
Fire & Emergency segment
Non-GAAP operating income margin	3.0%	1.4%
Non-GAAP operating income	$23.8	$10.8
Curtailment expense	—	(2.0)

GAAP operating income	$23.8	$8.8

GAAP operating income margin	3.0%	1.1%
Commercial segment
Non-GAAP operating income margin	5.4%	4.6%
Non-GAAP operating income	$41.3	$32.2
Restructuring-related charges	—	(0.1)

GAAP operating income	$41.3	$32.1

GAAP operating income margin	5.4%	4.6%

A-1

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ATTACHMENT A: NON-GAAP FINANCIAL MEASURES

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	Fiscal Year Ended September 30,
	2013	2012
Corporate
Non-GAAP operating expenses	$(147.6)	$(104.6)
Performance share valuation adjustment	—	(7.0)
Curtailment expense	—	(0.9)
Tender offer and proxy contest costs	(16.3)	(6.6)

GAAP operating expenses	$(163.9)	$(119.1)

Consolidated
Non-GAAP operating income margin	7.0%	5.0%
Non-GAAP operating income	$534.8	$404.8
Union contract ratification costs	(3.8)	—
Performance share valuation adjustment	—	(7.0)
Curtailment expense	—	(3.4)
Tender offer and proxy contest costs	(16.3)	(6.6)
Impairment charge	(9.0)	—
Restructuring-related charges	—	(0.1)

GAAP operating income	$505.7	$387.7

GAAP operating income margin	6.6%	4.8%
Non-GAAP provision for income taxes	$142.5	$116.1
Income tax benefit associated with pre-tax charges	(10.7)	(6.1)
Discrete tax benefits	—	(44.8)

GAAP provision for (benefit from) income taxes	$131.8	$65.2

Non-GAAP income from continuing operations attributable to Oshkosh Corporation, net of tax	$334.6	$211.3
Union contract ratification costs, net of tax	(2.4)	—
Performance share valuation adjustment, net of tax	—	(4.5)
Curtailment expense, net of tax	—	(2.2)
Tender offer and proxy contest costs, net of tax	(10.4)	(4.2)
Impairment charge, net of tax	(5.5)	—
Discrete tax benefits	—	44.8

GAAP income from continuing operations attributable to Oshkosh Corporation, net of tax	$316.3	$245.2

Non-GAAP earnings per share attributable to Oshkosh Corporation from continuing operations-diluted	$3.74	$2.30
Union contract ratification costs, net of tax	(0.03)	—
Performance share valuation adjustment, net of tax	—	(0.05)
Curtailment expense, net of tax	—	(0.02)
Tender offer and proxy contest costs, net of tax	(0.12)	(0.05)
Impairment charge, net of tax	(0.06)	—
Discrete tax benefits	—	0.49

GAAP earnings per share attributable to Oshkosh Corporation from continuing operations-diluted	$3.53	$2.67

Net cash flows provided by operating activities	$438.0
Additions to property, plant and equipment	(46.0)
Additions to equipment held for rental	(13.9)
Proceeds from sale of property, plant and equipment	0.1
Proceeds from sale of equipment held for rental	7.5

Free cash flow	$385.7

A-2

M64513-P44939 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. OSHKOSH CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on February 4, 2014 OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 2307 OREGON STREET OSHKOSH, WI 54903-2566 Meeting Information Meeting Type: Annual For holders as of: December 10, 2013 Date: February 4, 2014 Time: 8:00 a.m. CST Location: Oshkosh Convention Center 2 North Main Street Oshkosh, Wisconsin 54901 See the reverse side of this notice for voting instructions and instructions on how to obtain proxy materials.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How To Vote Please Choose One of the Following Voting Methods Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card. Vote In Person: At the meeting, you will need to request a ballot to vote these shares. For directions to the meeting, visit www.oshkoshwaterfronthotel.com/hotel_contact.phtml. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before January 21, 2014 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE OF ANNUAL MEETING AND PROXY STATEMENT ANNUAL REPORT . XXXX XXXX XXXX . XXXX XXXX XXXX . XXXX XXXX XXXX M64514-P44939

Voting Items

1. Election of Directors

Nominees:

01)	Richard M. Donnelly	07)	Duncan J. Palmer
02)	Peter B. Hamilton	08)	John S. Shiely
03)	Kathleen J. Hempel	09)	Richard G. Sim
04)	Leslie F. Kenne	10)	Charles L. Szews
05)	Stephen D. Newlin	11)	William S. Wallace
06)	Craig P. Omtvedt		

E. Other Business.

M64515-P44939

Voting Items M64515-P44939 2. Ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2014. 3. Approval, by advisory vote, of the compensation of the Company's named executive officers. 4. Vote on a shareholder proposal, if properly presented, relating to accelerated vesting of equity awards upon a change in control. 5. To consider and act on such other business as may properly come before the Annual Meeting. 1. Election of Directors Nominees: A. The Board of Directors recommends a vote FOR each of the nominees for director identified in Proposal 1. B. The Board of Directors recommends a vote FOR Proposal 2. C. The Board of Directors recommends a vote FOR Proposal 3. D. The Board of Directors recommends a vote AGAINST Proposal 4. E. Other Business. 01) Richard M. Donnelly 02) Peter B. Hamilton 03) Kathleen J. Hempel 04) Leslie F. Kenne 05) Stephen D. Newlin 06) Craig P. Omtvedt 07) Duncan J. Palmer 08) John S. Shiely 09) Richard G. Sim 10) Charles L. Szews 11) William S. Wallace

M64516-P44939

Signature Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: OSHKOSH CORPORATION M64511-P44939 OSHKOSH CORPORATION ATTN: INVESTOR RELATIONS 2307 OREGON STREET OSHKOSH, WI 54903-2566 4. Vote on a shareholder proposal, if properly presented, relating to accelerated vesting of equity awards upon a change in control. 5. To consider and act on such other business as may properly come before the Annual Meeting. 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time February 3, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Oshkosh Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Oshkosh Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time February 3, 2014. Have your proxy card in hand when you call and then follow the instructions. A. The Board of Directors recommends a vote FOR each of the nominees for director identifi ed in Proposal 1. F. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Please sign within the box(es). Note: Please sign name exactly as it appears hereon. When signing as attorney, executor, trustee or guardian, please add title. For joint accounts, each owner should sign. D. The Board of Directors recommends a vote AGAINST Proposal 4. E. Other Business. For Against Abstain For Against Abstain 01) Richard M. Donnelly 02) Peter B. Hamilton 03) Kathleen J. Hempel 04) Leslie F. Kenne 05) Stephen D. Newlin 06) Craig P. Omtvedt 07) Duncan J. Palmer 08) John S. Shiely 09) Richard G. Sim 10) Charles L. Szews 11) William S. Wallace 2. Ratifi cation of the appointment of Deloitte & Touche LLP, an independent registered public accounting fi rm, as the Company’s independent auditors for fi scal year 2014. B. The Board of Directors recommends a vote FOR Proposal 2. 3. Approval, by advisory vote, of the compensation of the Company's named executive offi cers. C. The Board of Directors recommends a vote FOR Proposal 3. For All Withhold All For All Except ! ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain For Against Abstain

PROXY OSHKOSH CORPORATION Revocable Proxy for the 2014 Annual Meeting of Shareholders THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I hereby appoint Richard M. Donnelly and Bryan J. Blankfi eld, and each of them, with full power to act without the other, and each with full power of substitution (the "Proxies"), as my proxy to vote all shares of Common Stock that I am entitled to vote at the Annual Meeting of Shareholders of Oshkosh Corporation (the "Company") to be held at the Oshkosh Convention Center, 2 North Main Street, Oshkosh, Wisconsin 54901, at 8:00 a.m. CST, on Tuesday, February 4, 2014, or at any adjournment or postponement thereof, as set forth herein, hereby revoking any proxy previously given. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THEN THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, "FOR" THE RATIFICATION OF AUDITORS IN ITEM 2, "FOR" THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS IN ITEM 3, AND "AGAINST" THE SHAREHOLDER PROPOSAL RELATING TO ACCELERATED VESTING OF EQUITY AWARDS UPON A CHANGE IN CONTROL IN ITEM 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement and the Annual Report are available at www.proxyvote.com. M64512-P44939